UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Honeywell International Inc.
(Name of Registrant as Specified In Its Charter)

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2016 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF SHAREOWNERS

EXTENDING COMPETITIVE ADVANTAGE WITH
HOS GOLD

What is HOS Gold? In 2014, we publicly announced the creation of HOS Gold, an end-to-end business management process focused on customers and markets, strategy development and execution, robust management, standardized work and cross functional engagement. HOS Gold focuses on growing sales and becoming more productive, integrating all of our major internal process initiatives into a total business operating system.

We believe that HOS Gold is a competitive differentiator that will enable us to deliver sustainable, exceptional financial and operating performance.

HOS Gold integrates all of our major internal process initiatives into a total business operating system.

March 10, 2016

To Our Shareowners:

You are cordially invited to attend the Annual Meeting of Shareowners of Honeywell, which will be held at 10:30 a.m. on Monday, April 25, 2016 at our new headquarters, 115 Tabor Road, Morris Plains, New Jersey 07950.

The accompanying notice of meeting and proxy statement describe the matters to be voted on at the meeting. At this year’s meeting, you will be asked to elect directors, approve the appointment of the independent accountants, cast an advisory vote to approve executive compensation, approve two stock plans, one for employees and one for non-employee directors, and consider three shareowner proposals.

The Board of Directors recommends that you vote FOR each of the following proposals:

Proposal 1: Election of Directors

Proposal 2: Approval of Independent Accountants

Proposal 3: Advisory Vote To Approve Executive Compensation

Proposal 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

Proposal 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

The Board of Directors recommends that you vote AGAINST each of the following shareowner proposals:

Proposal 6: Independent Board Chairman

Proposal 7: Right To Act By Written Consent

Proposal 8: Political Lobbying and Contributions

YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. Shareowners may vote via the Internet, by telephone, by completing and returning a proxy card or by scanning the QR code provided on the next page in the Notice of Annual Meeting of Shareowners or on the proxy card. Specific voting instructions are set forth in the proxy statement and on both the Notice of Internet Availability of Proxy Materials and proxy card.

On behalf of the Board of Directors, I want to thank you for your continued support of Honeywell.

Sincerely,

David M. Cote

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

DATE Monday, April 25, 2016

TIME 10:30 a.m. local time

LOCATION Honeywell’s New Headquarters, 115 Tabor Road, Morris Plains, New Jersey

RECORD DATE Close of business on February 26, 2016

March 10, 2016

Meeting Agenda:

•	Election of the 12 nominees listed in the accompanying proxy statement to the Board of Directors.
•	Approval of the appointment of Deloitte & Touche LLP as independent accountants for 2016.
•	An advisory vote to approve executive compensation.
•	Approval of the 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates.
•	Approval of the 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.
•	If properly raised, three shareowner proposals described on pages 97-103 of the proxy statement.
•	Transact any other business that may properly come before the meeting.

Important Notice of Internet Availability of Proxy Materials

The Securities and Exchange Commission’s “Notice and Access” rule enables Honeywell to deliver a Notice of Internet Availability of Proxy Materials to shareowners in lieu of a paper copy of the proxy statement, related materials and the Company’s Annual Report to Shareowners. It contains instructions on how to access our proxy statement and 2015 annual report and how to vote online.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

We encourage shareowners to vote promptly as this will save the expense of additional proxy solicitation. Shareowners of record on the Record Date are entitled to vote at the meeting or in the following ways:

By Telephone	By Internet	By Mail	By Scanning

In the U.S. or Canada, you can vote your shares by calling +1 (800) 690-6903.	You can vote your shares online at www.proxyvote.com. You will need the 12 digit control number on the Notice of Internet Availability or proxy card.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

You can vote your shares online by scanning the QR code above. You will need the 12-digit control number on the Notice of Internet Availability or proxy card. Additional software may need to be downloaded.

This Notice of Annual Meeting of Shareowners and related Proxy Materials are being distributed or made available to shareowners beginning on or about March 10, 2016.

By Order of the Board of Directors,

Jeffrey N. Neuman

Vice President and Corporate Secretary

Proxy Summary	i
Proposal No. 1: Election of Directors	1
Corporate Governance	7
• Board Of Directors	7
• Board Committees	8
• Board’s Role In Risk Oversight	11
• Director Independence	12
• Identification And Evaluation Of Director Candidates	13
• Director Orientation And Continuing Education	14
• Director Attendance At Annual Meetings	14
• Director Compensation	14
• Certain Relationships And Related Transactions	17
Stock Ownership Information	19
Section 16(a) Beneficial Ownership Reporting Compliance	20
SEC Filings And Reports	20
Sustainability And Corporate Responsibility	20
Political Contributions And Activities	22
Shareowner Outreach And Engagement	22
Executive Compensation	25
• Compensation Discussion And Analysis	25
• Management Development And Compensation Committee Report	55
• Compensation Committee Interlocks And Insider Participation	55
• Summary Compensation Table	56
• Grants Of Plan-Based Awards—Fiscal Year 2015	58
• Outstanding Equity Awards At 2015 Fiscal Year-End	59
• Option Exercises And Stock Vested—Fiscal Year 2015	61
• Pension Benefits	62
• Nonqualified Deferred Compensation—Fiscal Year 2015	65
• Potential Payments Upon Termination Or Change In Control	68
• Equity Compensation Plans	75
Audit Committee Report	76
Other Proposals	77
• Proposal No. 2: Approval Of Independent Accountants	77
• Proposal No. 3: Advisory Vote To Approve Executive Compensation	79
• Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates	81
• Proposal No. 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc	90
Shareowner Proposals	97
• Proposal No. 6: Independent Board Chairman	97
• Proposal No. 7: Right To Act By Written Consent	99
• Proposal No. 8: Political Lobbying And Contributions	101
Voting Procedures	104
Attendance at the Annual Meeting	106
Other Information	107
Exhibit A: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates	A-1
Exhibit B: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc	B-1
Appendix: Reconciliation of Non-GAAP Financial Measures	App-1
Recent Awards	Inside Back Cover
Reconciliation of non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this proxy statement, other than as part of disclosure of target levels, can be found in the Appendix. The Long-Term Targets referenced in the Compensation Discussion and Analysis section of this proxy statement represent forward-looking statements that are based on management’s assumptions and assessments and are not guarantees of future performance.

PROXY SUMMARY

This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

ANNUAL MEETING OF SHAREOWNERS

TIME AND DATE April 25, 2016, 10:30 a.m.

PLACE Honeywell’s new Headquarters, 115 Tabor Road, Morris Plains, New Jersey

RECORD DATE Shareowners as of February 26, 2016 are entitled to vote.

ADMISSION Please follow the advance registration instructions on page 106.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board’s Voting Recommendation	Page References (for more detail)
No. 1	Election of Directors	FOR (each nominee)	pp. 1-6
No. 2	Approval of Independent Accountants	FOR	pp. 77-78
No. 3	Advisory Vote To Approve Executive Compensation	FOR	pp. 79-80
No. 4	2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates	FOR	pp. 81-89
No. 5	2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.	FOR	pp. 90-96
No. 6	Shareowner Proposal: Independent Board Chairman	AGAINST	pp. 97-99
No. 7	Shareowner Proposal: Right To Act By Written Consent	AGAINST	pp. 99-101
No. 8	Shareowner Proposal: Political Lobbying and Contributions	AGAINST	pp. 101-103

2015 PERFORMANCE HIGHLIGHTS

Continued to Deliver on Commitments

•	Earnings Per Share (“EPS”)* up 10% to $6.10. This marks our 6th consecutive year of double digit earnings growth.

•	Sales of $38.6 billion, up 1% on a core organic basis; down 4% reported. The difference between core organic and reported is due to the impact of foreign currency translation, acquisitions, divestitures and Aerospace OEM incentive payments (-4%) and lower raw materials pass-through pricing in the Resins & Chemicals business of Performance Materials and Technologies (“PMT”) (-1%).

•	Segment profit up 8% to new peak of $7.3 billion, with 220 basis points of segment margin expansion(1).

•	Free cash flow (“FCF”)** of $4.4 billion; up 11%. Includes $1.1 billion in capital expenditures.

2015 PERFORMANCE VS. 2014 PERFORMANCE

*	EPS, V% exclude pension mark-to-market adjustment
**	FCF = Cash Flow From Operations Less Capital Expenditures

(1)	As reported. If 2014 Sales and Segment Margin were adjusted to exclude the impact of $184 million of incentives to commercial aerospace original equipment manufacturers (“OEM Incentives”) in 4Q 2014, 2015 reported Sales would be down 5% and 2015 Segment Margins would be up 180 bps.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| i

Proxy Summary > 2015 Performance Highlights

Shareowner Value Creation

•	Dividends: We increased our dividend rate by 15%, effective in the fourth quarter of 2015. This is the 11th increase of at least 10% in the last ten years.

•	Share Repurchases: We repurchased 18.8 million shares in 2015, more than offsetting any dilution to shareowners from employee share plans.

•	Total Shareowner Return (“TSR”): We continued our track record of delivering consistently strong returns to our investors.

5-YEAR CUMULATIVE TSR

(Total Shareowner Return %)

Comp Peer Median or “Comp” reflects Compensation Peer Group Median; Percentile rank is HON relative to all Comp Peer Companies. Multi-Industry Peer Median or “Multi” includes 4 companies in our Compensation Peer Group with the most similar profile to HON. TSR measurements as of market close on December 31, 2015.

2015 Operational Performance vs. Peers:

We had another year of strong operational performance against both our Compensation Peer Group and Multi-Industry Peers.

Note: In ensuring alignment between pay and performance, our compensation committee compares Honeywell's financial performance to the median performance of both our compensation peer group and a multi-industry peer group comprised of GE, EMR, MMM and UTX. This comparison is done using certain non-GAAP financial information that both Honeywell and each peer company utilizes in its financial disclosure and investor presentations. For Honeywell, we exclude the pension mark-to-market adjustment from Net Income and EPS. With regard to the peer group medians, each peer company adjusts its GAAP financial results for net income and EPS in a different manner and their presentation of this non-GAAP information is subject to change from time to time.

*ROIC = Adjusted Net Income Before Interest divided by Net Investment (2-Point Average)

Adjusted Net Income Before Interest = Net Income (HON excludes pension mark-to-market adjustment) + After-Tax Interest

Net Investment = Book Value of Equity + Total Debt

ii |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Proxy Summary > Executive Compensation Snapshot

EXECUTIVE COMPENSATION SNAPSHOT

2015 Total Annual Direct Compensation for Each Named Executive Officer (NEO)

2015 total annual direct compensation for the Named Executive Officers (NEOs) is shown below from the Committee’s perspective, which annualizes earned Growth Plan awards due to non-overlapping performance cycles.

				Annual	Annualized	Total Annual
		Base	Annual	Stock	Growth	Direct
NEO	Position	Salary	Bonus	Options	Plan (A)	Compensation(B)
David M. Cote	CEO	$1,890,000	$5,700,000	$10,338,000	$7,125,000	$25,053,000
Thomas A. Szlosek	CFO	$829,077	$850,000	$2,153,750	$1,500,000	$5,332,827
Roger Fradin	Vice-Chairman	$1,050,000	$1,300,000	$3,101,400	$2,068,000	$7,519,400
Timothy O. Mahoney	Aero President & CEO	$907,462	$900,000	$3,015,250	$1,862,500	$6,685,212
Andreas C. Kramvis	Vice-Chairman	$850,000	$1,050,000	$2,842,950	$1,488,000	$6,230,950
(A)	No Growth Plan award was made in 2015; last grant was made in 2014. 50% of the earned award for the completed 2014-2015 (2-year) performance cycle is attributed to 2015 and shown on the table above to reflect the fact that Growth Plan performance cycles do not overlap, consistent with how the Committee plans executive compensation.

(B)	Reflects Committee’s view of how annual compensation should be determined, which differs from the methodology required by the SEC for purposes of the Summary Compensation Table.

Alignment of CEO Pay with Company Performance (5-years)

The graph below demonstrates the alignment over the past five years of shareowner value creation and key operational metrics with CEO total annual direct compensation, or “Total ADC.” which consists of base salary, annual Incentive Compensation Plan (“ICP”) award, annual stock option grant, and annualized Growth Plan award.

CEO COMPENSATION ALIGNMENT WITH COMPANY PERFORMANCE AND TSR

(1)	Reflects the year-to-year performance indexed to a 2010 base year for total shareowner return (“TSR”), and a 2011 base year for other performance metrics, at 100. Prior year TSR is shown to correspond with the timing of annual compensation decisions.
(2)	The 2015 and 2014 CEO Total ADC bars include 50% of the actual earned award for the 2014-2015 Growth Plan cycle consistent with how the Management Development and Compensation Committee views compensation (2014 bar recast to reflect actual Growth Plan performance attributable to 2014). The 2013 and 2012 CEO Total ADC bars each include 50% of the actual award earned for the 2012-2013 Growth Plan cycle. The 2011 CEO Total ADC bar includes 50% of the actual award earned for the 2010-2011 Growth Plan performance cycle.
(3)	EPS, V% exclude pension mark-to-market adjustment.
(4)	TSR consists of stock price appreciation plus reinvested dividends. The TSR point above each column is the TSR for the preceding year as long-term incentive compensation decisions (annual stock options and biennial Growth Plan Unit awards) are generally made in February with reference to prior year TSR performance as one of the key considerations in aligning pay and performance.
(5)	The box at the top of the 2014 bar represents the value of a special award of performance stock options granted in December 2014 for retention purposes; target value of $5 million; vests 100% on December 31, 2017, if earned.

See Compensation Discussion and Analysis beginning on page 25 for more details on 2015 Executive Compensation.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| iii

Proxy Summary > Executive Compensation Payments Vs. Long-Term Performance

EXECUTIVE COMPENSATION PAYMENTS VS. LONG-TERM PERFORMANCE

Indicative of our ability to grow revenues while increasing profitability is how effectively we’ve managed executive compensation expense since Mr. Cote became our CEO. Since 2003, our total ICP payments have increased only 16% and we have actually reduced the number of ICP-eligible executives by 6%. Yet, over that same period, EPS has increased 304%(1), total sales have increased 75%, segment profit has increased 209%, and free cash flow has increased 184%. If we had allowed the number of ICP-eligible executives and ICP spend to increase at the same rate as EPS (up 304%), today we would have 2,989 ICP-eligible executives (versus 699) and our ICP expense in 2015 would be $283 million (versus $81 million). We believe keeping the number of ICP-eligible executives low is particularly important because each additional incentive-eligible executive is a potential source of bureaucracy: while acting with the best intentions, highly paid executives risk distracting the organization from the day-to-day, critical task of delivering high-quality products and services to customers. Honeywell has delivered best-in-class operational and financial performance with fewer incentive-eligible executives, thereby further distinguishing ourselves versus our peers.

In addition, also since 2003, our long-term TSR has significantly outperformed the S&P 500, our 14-company Compensation Peer Group, and our multi-industry peers as reflected in the chart below. This demonstrates that our focus on operational efficiency has translated into real relative value for our shareowners.

CEO TRACK RECORD — STRONG BUSINESS PERFORMANCE — EFFECTIVELY MANAGING ICP SPEND
Business Performance	ICP Plan (Total Company)

(1) EPS, V% exclude pension mark-to-market adjustment.

(2) Free Cash Flow = Cash Flow From Operations Less Capital Expenditures.

LONG-TERM CUMULATIVE TSR

100th Percentile vs. Peers

Peer Median Reflects Compensation Peer Group Median; Honeywell Percentile rank versus our Compensation Peer Group; Multi-Industry Peer Median Includes GE, EMR, MMM and UTX; Cumulative TSR for period of 1/1/2003–12/31/2015

iv |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Proxy Summary > Corporate Governance Practices

CORPORATE GOVERNANCE PRACTICES

Our Board of Directors oversees management performance on behalf of the shareowners, to ensure that the long-term interests of the shareowners are being served, to monitor adherence to Honeywell standards and policies, and to promote the exercise of responsible corporate citizenship.

GOVERNANCE HIGHLIGHTS

•	All directors are independent other than the CEO.	Proxy Access
• • • •	All Board committees are independent. Independent Lead Director. Annual election of directors. Majority voting in uncontested elections.	In 2015, we proactively adopted a proxy access by-law amendment that is substantially similar to the 2010 SEC proxy access rule. Our Board took this action based on the feedback we received from our large shareowners during discussions held in the course of 2015. See page 23.
•	Chair of the Corporate Governance and Responsibility Committee or Lead Director can call special meetings of the Board at any time for any reason.
•	Lead Director designated as a point of contact for shareowner communications.
•	Three Audit Committee members are designated “audit committee financial experts”.
•	A diverse Board—of our independent directors, 27% are women, 27% are Hispanic, 18% are African American and 18% are non-U.S. citizens.
•	Shareowner right to call a special meeting.
•	Simple majority vote requirements to amend charter and approve mergers and acquisitions.
•	No poison pill in place; Board will seek shareowner approval if a shareowner rights plan is adopted.
•	Robust year-round shareowner engagement, including discussions between larger shareowners and a director.
•	Regular executive sessions of independent directors.
•	Risk oversight by full Board and Committees, including strengthened cyber security oversight by the Audit Committee and full Board.
•	Strong commitment toward corporate social responsibility and sustainability.
•	No use of corporate funds for political contributions and careful oversight of political lobbying activities.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| v

Proposal No. 1: Election of Directors > Director Nominations Skills and Criteria

PROXY STATEMENT

This proxy statement is being provided to shareowners in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareowners of Honeywell International Inc. (“Honeywell” or the “Company”) to be held on Monday, April 25, 2016.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Honeywell’s directors are elected at each Annual Meeting of Shareowners and hold office for one-year terms or until their successors are duly elected and qualified. Honeywell’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors.

The Board has nominated 12 candidates for election as directors. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by a properly signed and returned proxy card or voted by telephone, via the Internet or by scanning the QR code will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-laws.

Directors may serve until the Annual Meeting of Shareowners immediately following their 72nd birthday. The Board of Directors waived the mandatory retirement age policy in favor of Mr. Gordon Bethune and re-nominated him for both the 2014 and 2015 Annual Meetings of Shareowners. In accordance with the waiver, Mr. Bethune will retire at the 2016 Annual Meeting.

DIRECTOR NOMINATIONS SKILLS AND CRITERIA

The Corporate Governance and Responsibility Committee (“CGRC”) is responsible for nominating a slate of director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. The CGRC believes that each of the nominees has key personal attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on the Board and its Committees.

Listed below are other key experiences, qualifications and skills of our director nominees that are relevant and important in light of Honeywell’s businesses and structure.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 1

Proposal No. 1: Election of Directors > Director Nominations Skills and Criteria

DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA
Senior Leadership Experience

Experience serving as CEO or a senior executive provides a practical understanding of how complex organizations like Honeywell function and hands-on leadership experience in core management areas, such as strategic and operational planning, financial reporting, compliance, risk management and leadership development.
Industry/Global Experience

Experience in industries, end-markets and growth segments that Honeywell serves, such as aerospace, automotive, construction, transportation, infrastructure, and energy efficiency, as well as key geographic markets where it operates, such as the United States, Latin America and Europe, enables a better understanding of the issues facing the Company’s businesses.
Financial Expertise

We believe that an understanding of finance and financial reporting processes is important for our directors to monitor and assess the Company’s operating and strategic performance and to ensure accurate financial reporting and robust controls. Our director nominees have relevant background and experience in capital markets, corporate finance, accounting and financial reporting and several satisfy the “accounting or related financial management expertise” criteria set forth in the New York Stock Exchange (“NYSE”) listing standards.
Regulated Industries/Government Experience

Honeywell is subject to a broad array of government regulations and demand for its products and services can be impacted by changes in law or regulation in areas such as safety, security and energy efficiency. Several of our directors have experience in regulated industries, providing them with insight and perspective in working constructively and proactively with governments and agencies, both foreign and domestic.
Public Company Board Experience

Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO and senior management, agenda setting and succession planning.

Each of the nominees, other than Mr. Cote, is also independent of the Company and management. See “Director Independence” on page 12 of this proxy statement.

The CGRC also considered the specific experience described in the biographical details that follow in determining to nominate the individuals below for election as directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

2 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Proposal No. 1: Election of Directors > Nominees for Election

NOMINEES FOR ELECTION

DAVID M. COTE, Chairman and Chief Executive Officer of Honeywell International Inc.

Years of Service: 14 Age: 63	Mr. Cote has been Chairman and Chief Executive Officer since July 2002. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW Inc., a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer. Mr. Cote was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote is a director of the Federal Reserve Bank of New York. He previously served as a director of JPMorgan Chase & Co. (2007-2013).

Specific Qualifications, Attributes, Skills and Experience

•  Senior leadership roles in global, multi-industry organizations

•  Ability to drive a consistent One Honeywell approach across a large multinational organization

•  Detailed knowledge and unique perspective and insights regarding the strategic and operational opportunities and challenges, economic and industry trends, and competitive and financial positioning of the Company and its businesses

•  Significant public policy experience, including service on the bipartisan National Commission of Fiscal Responsibility and Reform, the Bipartisan Policy Center—Energy Project, and the U.S.—India CEO Forum (co-Chair)

WILLIAM S. AYER, Retired Chairman and Chief Executive Officer of Alaska Air Group, Inc. (Alaska Air Group)

Years of Service: 1 Age: 61 Board Committees: • Corporate Governance & Responsibility • Management Development & Compensation	Mr. Ayer is the retired Chairman of the Board and Chief Executive Officer of Alaska Air Group, the parent company of Alaska Airlines and its sister carrier, Horizon Air. Mr. Ayer served as Chief Executive Officer of Alaska Air Group and its subsidiaries through 2012, and as Chairman through 2013. A veteran of more than three decades in aviation, Mr. Ayer began his career with Horizon Air in 1982 where he held a variety of marketing and operations positions. He joined Alaska Airlines in 1995 as Vice President of Marketing and Planning, and subsequently held the posts of Senior Vice President, Chief Operating Officer, and President. In 2002, he became Alaska Air Group’s Chief Executive Officer, and, in May 2003, he was appointed Chairman. Mr. Ayer is a member of the FAA’s Management Advisory Council. Mr. Ayer was a director of Puget Sound Energy, Inc. and Puget Energy, Inc. from January 2005 until January 2015 and served as Chairman from January 2009 until January 2015.

Specific Qualifications, Attributes, Skills and Experience

•  Deep aerospace industry knowledge as well as sales, marketing and operations experience through his three decades of leadership roles at Alaska Air Group, recognized for its best-in-class operating metrics among U.S. air carriers

•  Proven leadership skills in developing a business enterprise that can deliver long-term, sustained excellence based on a management style that includes a relentless focus on the customer, continuous improvement, and building a culture of safety, innovation, sustainability and diversity

•  Understanding of the U.S. public utility industry through his service as a director on the Board of Puget Energy

KEVIN BURKE, Retired Chairman, President and Chief Executive Officer of Consolidated Edison, Inc. (Con Edison)

Years of Service: 6 Age: 65 Board Committees: • Audit • Retirement Plans	Mr. Burke joined Con Edison, a utility provider of electric, gas and steam services, in 1973 and has held positions of increasing responsibility in system planning, engineering, law, nuclear power, construction, and corporate planning. He served as Senior Vice President from July 1998 to July 1999, with responsibility for customer service and for Con Edison’s electric transmission and distribution systems. In 1999, Mr. Burke was elected President of Orange & Rockland Utilities, Inc., a subsidiary of Con Edison. He was elected President and Chief Operating Officer of Consolidated Edison Company of New York, Inc. in 2000 and elected Chief Executive Officer in 2005. Mr. Burke served as President and Chief Executive Officer of Con Edison from 2005 through 2013, and was elected Chairman in 2006. Mr. Burke became non-executive Chairman of Con Edison in December 2013 and served in that capacity until April 2014. Mr. Burke was a member of the Board of Directors of Con Edison and a member of the Board of Trustees of Consolidated Edison Company of New York, Inc. which is a subsidiary of Con Edison, until May 2015.

Specific Qualifications, Attributes, Skills and Experience

•  Extensive management expertise gained through various executive positions, including senior leadership roles, at Con Edison

•  Wealth of experience in energy production and distribution, energy efficiency, alternative energy sources, engineering and construction, government regulation and development of new service offerings

•  Deep knowledge of corporate governance and regulatory issues facing the energy, utility and service industries

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 3

Proposal No. 1: Election of Directors > Nominees for Election

JAIME CHICO PARDO, President and Chief Executive Officer, ENESA, S.A. de C.V. (ENESA)

Years of Service: 16 Age: 66 Lead Director Board Committees: • Retirement Plans Committee Chairperson • Corporate Governance & Responsibility	Mr. Chico Pardo has been President and Chief Executive Officer of ENESA, a private fund investing in the Mexican energy and health care sectors since March 2010. He previously served as Co-Chairman of the Board of Telefonos de Mexico, S.A.B. de C.V. (TELMEX), a telecommunications company based in Mexico City, from April 2009 until April 2010 and as its Chairman from October 2006 to April 2009 and its Vice Chairman and Chief Executive Officer from 1995 until 2006. Mr. Chico Pardo was Co-Chairman of the Board of Impulsora del Desarrollo y el Empleo en América Latina, S.A. de C.V., a publicly listed company in Mexico engaged in investment in and management of infrastructure assets in Latin America, from 2006 until 2010. He was also Chairman of Carso Global Telecom, S.A. de C.V. from 1996 until 2010. Prior to joining TELMEX, Mr. Chico Pardo served as President and Chief Executive Officer of Grupo Condumex, S.A. de C.V. and Euzkadi/General Tire de Mexico, manufacturers of products for the construction, automotive and telecommunications industries. Mr. Chico Pardo has also spent a number of years in the international and investment banking business. Mr. Chico Pardo is a director of Grupo Bimbo, S.A.B. de C.V. He previously served as a director of AT&T (2008-2015), Grupo Carso, S.A. de C.V. and several of its affiliates (1991-2013), three mutual funds in the American Funds family of mutual funds (2011-2013) and Honeywell Inc. from September 1998 to December 1999.

Specific Qualifications, Attributes, Skills and Expertise

•  Broad international exposure through senior leadership roles in Latin American companies in the telecommunications, automotive, manufacturing, engineering and construction industries

•  Expertise in the management of infrastructure assets and international business, operations and finance focused on Latin America

•  Enhanced perspectives on corporate governance, risk management and other issues applicable to public companies

D. SCOTT DAVIS, Non-Executive Chairman of United Parcel Service, Inc. (UPS)

Years of Service: 10 Age: 64 Board Committees: • Management Development & Compensation Committee Chairperson • Audit	Mr. Davis joined UPS, a leading global provider of package delivery, specialized transportation and logistics services in 1986. He has served as the non-Executive Chairman of UPS since September 2014 and will retire from this position in May 2016. Prior to his retirement as Chief Executive Officer of UPS, Mr. Davis served as Chairman and Chief Executive Officer from January 1, 2008 to September 2014. Prior to this, he served as Vice Chairman since December 2006 and as Senior Vice President, Chief Financial Officer and Treasurer since January 2001. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting areas. Prior to joining UPS, he was Chief Executive Officer of II Morrow Inc., a developer of general aviation and marine navigation instruments. Mr. Davis is a Certified Public Accountant. He is also a director of Johnson & Johnson and EndoChoice Holdings. Mr. Davis previously served on the Board of the Federal Reserve Bank of Atlanta (2003-2009), serving as Chairman in 2009.

Specific Qualifications, Attributes, Skills and Experience

•  Significant expertise in management, strategy, finance and operations gained over 25 years at UPS including through senior leadership roles

•  Financial management expertise, including financial reporting, accounting and controls

•  Strong banking experience and a deep understanding of public policy and global economic indicators

•  Extensive experience in the transportation and logistics services industry

LINNET F. DEILY, former Deputy U.S. Trade Representative and Ambassador

Years of Service: 10 Age: 70 Board Committees: • Corporate Governance & Responsibility Committee Chairperson • Audit	Ms. Deily was Deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization from 2001 to 2005. From 2000 until 2001, she was Vice Chairman of The Charles Schwab Corp. Ms. Deily served as President of the Schwab Retail Group from 1998 until 2000 and President of Schwab Institutional—Services for Investment Managers from 1996 to 1998. Prior to joining Schwab, she was the Chairman of the Board, Chief Executive Officer and President of First Interstate Bank of Texas from 1990 until 1996. She is also a director of Chevron Corporation.

Specific Qualifications, Attributes, Skills and Experience

•  Unique global and governmental perspectives regarding international trade, capital markets, public policy, telecommunications, information services, corporate finance, refinery and petrochemical industries

•  Extensive experience leading international trade negotiations and detailed knowledge and insight into challenges and opportunities related to government relations

•  Significant financial experience through senior leadership roles in banking, brokerage and financial services companies

•  Substantial experience as a Fortune 500 company director

4 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Proposal No. 1: Election of Directors > Nominees for Election

JUDD GREGG, former U.S. Senator from New Hampshire

Years of Service: 5 Age: 69 Board Committees: • Corporate Governance & Responsibility • Audit	Senator Gregg has spent over three decades in public office, most recently serving as the United States Senator from the State of New Hampshire from January 1993 until January 2011. During his tenure in the Senate, Senator Gregg served on a number of key Senate Committees including Budget; Appropriations; Government Affairs; Banking, Housing and Urban Affairs; Commerce, Science and Transportation; Foreign Relations; and Health, Education, Labor and Pensions. He has served as the Chairman and Ranking Member of the Health, Education, Labor and Pensions Committee and the Chairman and Ranking Member of the Senate Budget Committee as well as chairman of various sub-committees. Senator Gregg served as a chief negotiator of the Emergency Economic Stabilization Act of 2008 and was the lead sponsor of the Deficit Reduction Act of 2005, and, along with the late Senator Ted Kennedy, co-authored the No Child Left Behind Act of 2001. In March 2010, Senator Gregg was appointed to President Obama’s bipartisan National Commission on Fiscal Responsibility and Reform. From 1989 to 1993, Senator Gregg was the Governor of New Hampshire and prior to that was a U.S. Representative from 1981 to 1989. Senator Gregg was named as Dartmouth College’s first distinguished fellow and he teaches at the college and its graduate schools. He previously served as a director of Intercontinental Exchange, Inc. from March 2011 to October 2013.

Specific Qualifications, Attributes, Skills and Experience

•  Deep understanding and experience in local, state, national and international issues

•  Extensive experience in government, public policy, financial regulatory reform, banking, tax, capital markets, science, renewable technology and research, environmental protection and conservation, healthcare and foreign policy

•  Significant insight into fiscal affairs, governmental relations, legislative and regulatory issues

CLIVE HOLLICK, former Chief Executive Officer of United Business Media

Years of Service: 12 Age: 70 Board Committees: • Management Development & Compensation • Retirement Plans	Lord Hollick was Chief Executive Officer of United Business Media and its predecessor companies from 1974 to 2005. United was a London-based, international information, broadcasting, financial services and publishing group. From 2005 to 2010, he was a partner, managing director and adviser to Kohlberg Kravis Roberts & Co., a private equity firm focusing on businesses in the media and financial services sectors. Lord Hollick is a partner of GP Bullhound LLP and a member of the Advisory Board of Jefferies Inc. In addition, Lord Hollick is Chairman of the Economic Affairs Committee of the House of Lords. He previously served as a director of ProSiebenSat. 1 Media AG (2007-2014), Gogo Inc. (2013-2014), The Nielsen Company B.V. (2006-2009), Diageo plc (2001-2011), TRW Inc. (2000-2002) and BAE Systems (1992-1997).

Specific Qualifications, Attributes, Skills and Experience

•  Management expertise and diverse perspective on international and media experience gained through over 30 years as the leader of United Business Media

•  Deep knowledge of public policy and trends in the UK and European markets

•  In-depth understanding of the operating environment in the UK and Europe particularly with respect to information and financial services, broadcasting, publishing and online media, marketing and branding, technology and innovation

•  Substantial experience in mergers and acquisitions in the media and financial services sectors, including in a private equity context

GRACE D. LIEBLEIN, Former Vice President—Global Quality of General Motors Corporation (GM)

Years of Service: 3 Age: 55 Board Committees: • Corporate Governance & Responsibility • Management Development & Compensation	Ms. Lieblein served as Vice President, Global Quality of GM, a company that designs, manufactures and markets cars, crossovers, trucks, and automobile parts worldwide from November 2014 to March 2016. Ms. Lieblein served as Vice President, Global Purchasing and Supply Chain from December 2012 to November 2014, the GM Brazil President and Managing Director from June 2011 until December 2012, the GM Mexico President and Managing Director from January 2009 until June 2011 and Vehicle Chief Engineer from October 2004 to January 2009. Ms. Lieblein joined GM in 1978 as a co-op student at the General Motors Assembly Division in Los Angeles and has held a variety of leadership positions at GM in engineering, product development and manufacturing. Ms. Lieblein is also a director of Southwest Airlines Co.

Specific Qualifications, Attributes, Skills and Experience

•  Wide-ranging management and operating experience gained through various executive positions in an extensive career at GM

•  Significant expertise in supply chain management, global manufacturing, engineering, product design and development

•  International business, operations and finance experience gained through senior leadership positions in Brazil and Mexico

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Proposal No. 1: Election of Directors > Nominees for Election

GEORGE PAZ, Chairman and Chief Executive Officer of Express Scripts Holding Company (Express Scripts)

Years of Service: 7 Age: 60 Board Committees: • Corporate Governance & Responsibility • Audit Committee Chairperson	Mr. Paz has served as Chairman of the Board of Express Scripts, a pharmacy benefit management company, since May 2006, as Chief Executive Officer since April 2005 and as President from October 2003 to February 2014. He has served as a director of Express Scripts since January 2004. Mr. Paz joined Express Scripts as Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as its Chief Financial Officer following his election as President until April 2004. Mr. Paz is a Certified Public Accountant. He is also a director of Prudential Financial, Inc.

Specific Qualifications, Attributes, Skills and Experience

•  Significant management and finance experience gained through senior leadership positions at Express Scripts

•  Financial expertise, including in tax, financial reporting, accounting and controls

•  Extensive experience in corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulation and employee health benefits

BRADLEY T. SHEARES, former Chief Executive Officer of Reliant Pharmaceuticals, Inc. (Reliant)

Years of Service: 11 Age: 59 Board Committees: • Management Development & Compensation • Retirement Plans	Dr. Sheares served as Chief Executive Officer of Reliant, a pharmaceutical company with integrated sales, marketing and development expertise that marketed a portfolio of branded cardiovascular pharmaceutical products, from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, Dr. Sheares served as President of U.S. Human Health, Merck & Co., Inc. from March of 2001 until July 2006. Prior to that time, he served as Vice President, Hospital Marketing and Sales for Merck’s U.S. Human Health business. Dr. Sheares joined Merck in 1987 as a research fellow in the Merck Research Laboratories and held a wide range of positions within Merck, in business development, sales, and marketing, before becoming Vice President in 1996. He is also a director of The Progressive Corporation and Henry Schein, Inc. Dr. Sheares previously served as a director of IMS Health Incorporated (2009-2010) and Covance Inc. (2009-2015).

Specific Qualifications, Attributes, Skills and Experience

•  Significant management, sales and marketing expertise gained over nearly 20 years in senior leadership roles

•  Extensive experience in healthcare, sales and marketing, advertising and promotion, brand management, research and development, and mergers and acquisitions

•  Deep knowledge of corporate governance issues, complex regulatory and legal issues, and risk management facing public companies in the healthcare, automobile insurance and contract research industries

ROBIN L. WASHINGTON, Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc. (Gilead)

Years of Service: 3 Age: 53 Board Committees: • Audit • Retirement Plans	Ms. Washington joined Gilead, a research-based biopharmaceutical company, as Senior Vice President and Chief Financial Officer in May 2008. In her current role as Executive Vice President and Chief Financial Officer, she oversees Gilead’s Global Finance, Investor Relations and Information Technology organizations. From 2006-2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. Prior to that, Ms. Washington spent nearly 10 years at PeopleSoft, a provider of enterprise application software, where she served in a number of executive positions, most recently in the role of Senior Vice President and Corporate Controller. Ms. Washington is a Certified Public Accountant. She is a director of Salesforce.com Inc. and previously served as a director of Tektronix, Inc. (acquired by Danaher Corporation) (2005-2007) and MIPS Technologies, Inc. (acquired by Imagination Technologies Group PLC) (2008-2013).

Specific Qualifications, Attributes, Skills and Experience

•  Extensive management, operational and accounting experience in the healthcare and information technology industries

•  Financial expertise, including in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets

•  Broad experience on corporate governance issues gained through public company directorships

6 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Corporate Governance > Board of Directors

CORPORATE GOVERNANCE

Honeywell is committed to strong corporate governance policies, practices and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including the independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Guidelines, among other key governance materials, help guide our Board and management in the performance of their duties and are regularly reviewed by the Board. Our outreach to shareowners on a variety of corporate governance-related topics is also discussed below.

KEY CORPORATE GOVERNANCE DOCUMENTS

Please visit our website at www.honeywell.com (see “Investors/Corporate Governance”) to view the following documents:

•	Corporate Governance Guidelines

•	Code of Business Conduct

•	Board Committees and Charters

•	Charter and By-laws of Honeywell

These documents are available free of charge on our website or by writing to Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950, c/o Vice President and Corporate Secretary.

Honeywell’s Code of Business Conduct applies to all directors, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and employees. Amendments to or waivers of the Code of Business Conduct granted to any of Honeywell’s directors or executive officers will be published on our website.

BOARD OF DIRECTORS

The primary functions of Honeywell’s Board of Directors are:

•	To oversee management performance on behalf of shareowners;

•	To ensure that the long-term interests of the shareowners are being served;

•	To monitor adherence to Honeywell standards and policies;

•	To promote the exercise of responsible corporate citizenship; and

•	To perform the duties and responsibilities assigned to the Board by the laws of Delaware, Honeywell’s state of incorporation.

Board Meetings

The Board of Directors held seven meetings during 2015. The average attendance at meetings of the Board and Board Committees during 2015 was 99%. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which each such director served.

Board Leadership Structure

The Board of Directors believes that Mr. Cote’s service as both Chairman of the Board and CEO is in the best interest of the Company and its shareowners. Mr. Cote possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses. Considering the size and complexity of the Company, Mr. Cote is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters for the Company and its shareowners.

Mr. Cote’s combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareowners, employees, customers and suppliers, particularly during periods of volatile economic and industry conditions. Mr. Cote has been instrumental in developing the “Honeywell Enablers,” important internal business processes which drive efficiency and service quality, bringing world-class products and services to markets faster and more cost-effectively for our customers. This has been beneficial in driving a unified “One Honeywell” approach to core operating processes across a global, multi-industry organization of approximately 129,000 employees.

Lead Director

In 2014, the Board created the role of independent Lead Director. The decision to create the Lead Director position reflects both our one-on-one discussions with our largest shareowners as well as the outcome of the vote on a shareowner proposal in 2014 to separate the roles of Chairman and CEO. The Lead Director serves a minimum one-year term and is selected based on seniority. Each year, the next most senior director becomes the Lead Director if he or she determines to do so. Our current Lead Director is Mr. Jaime Chico Pardo.

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Corporate Governance > Board Committees

Lead Director Duties and Responsibilities

The Lead Director has the following duties and responsibilities:

•	Board Agendas: Review, and have the opportunity to make changes to, Board meeting agendas;

•	Board Materials: Review, and have the opportunity to make changes to, presentation material and other written information provided to directors for Board meetings;

•	Executive Sessions: Preside at all executive sessions of the Board where the Chairman is not present (executive sessions at which the Chairman and management is not present occur at least quarterly);

•	Liaison: Serve as liaison between the Chairman and the independent directors to provide feedback from executive sessions;

•	Shareowner Contact: Be available for consultation and direct communications with our shareowners;

•	Call Meetings: Call meetings of the non-employee directors when necessary and appropriate; and

•	Board Schedules: Review, and have the opportunity to make changes to, Board meeting schedules.

Board Practices and Procedures

•	The Board’s Committees—Audit, Corporate Governance and Responsibility, Management Development and Compensation, and Retirement Plans—undertake extensive analysis and review of the Company’s activities in key areas such as financial reporting, risk management, internal controls, compliance, corporate governance, succession planning and executive compensation.

•	The Board and its Committees perform an annual review of the agenda and topics to be considered for each meeting. During that review, each Board and Committee member is free to raise topics that are not on the agenda at any meeting and to suggest items for inclusion on future agendas.

•	Each director is provided in advance written material to be considered at every meeting of the Board and has the opportunity to provide comments and suggestions.

•	The Board and its Committees provide feedback to management and management is required to answer questions raised by the directors during Board and Committee meetings.

•	Each of the Lead Director and the Chair of the Corporate Governance and Responsibility Committee is permanently empowered and authorized to call special meetings of the Board at any time and for any reason.

Although the Company believes that the combination of the Chairman and CEO roles is appropriate under the current circumstances, Honeywell’s Corporate Governance Guidelines do not establish this approach as a fixed rule but as a matter that is best considered as part of the CEO succession planning process.

BOARD COMMITTEES

The Board currently has the following Committees: Audit; Corporate Governance and Responsibility; Management Development and Compensation; and Retirement Plans. Each Committee consists entirely of independent, non-employee directors. Each Committee operates under a written charter which is available on our website at www.honeywell.com (see “Investors/Corporate Governance/Board Committees”).

Committee Membership

The table below lists the current membership of each Committee and the number of Committee meetings held in 2015.

*	Committee Chairperson
**	Mr. Bethune will retire from the Board at the Annual Meeting of Shareowners on April 25, 2016.

8 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Corporate Governance > Board Committees

Board Committees and Responsibilities

The primary functions of each of the Board Committees are described below.

Board Committees	Responsibilities

AUDIT COMMITTEE All Members Independent The Audit Committee has oversight responsibility for our independent accountants. See further detailed information following this chart.

•  Appoint (subject to shareowner approval), and be directly responsible for, the compensation, retention and oversight of, the firm that will serve as independent accountants to audit our financial statements and to perform services related to the audit; this includes resolving disagreements between management and the independent accountants regarding financial reporting;

•  Review the scope and results of the audit with the independent accountants;

•  Review with management and the independent accountants, prior to filing, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in Forms 10-K and 10-Q;

•  Consider the adequacy and effectiveness of our internal control over financial reporting and auditing procedures;

•  Review, approve and establish procedures for the receipt, retention and treatment of complaints received by Honeywell regarding accounting, internal control over financial reporting or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•  Review material legal and compliance matters and the effectiveness of the Company’s integrity and compliance program; and

•  Consider the accountants’ independence.

CORPORATE GOVERNANCE AND RESPONSIBILITY COMMITTEE All Members Independent This committee also serves as the Nominating Committee.

•  Identify and evaluate potential director candidates and recommend to the Board the nominees to be proposed by the Company for election to the Board;

•  Review and make a recommendation to the Board regarding whether to accept a resignation tendered by a Board nominee who does not receive a majority of votes cast for his or her election in an uncontested election of directors;

•  Review annually and recommend changes to the Corporate Governance Guidelines;

•  Lead the Board in its annual review of the performance of the Board and its Committees;

•  Review policies and make recommendations to the Board concerning the size and composition of the Board, the qualifications and criteria for election to the Board, retirement from the Board, compensation and benefits of non-employee directors, the conduct of business between Honeywell and any person or entity affiliated with a director, and the structure and composition of Board Committees; and

•  Review Honeywell’s policies and programs relating to health, safety and environmental matters, political contributions and lobbying, equal employment opportunity and such other matters, including the Company’s Code of Business Conduct, as may be brought to the attention of the Committee regarding Honeywell’s role as a responsible corporate citizen.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

All Members Independent

The Management Development and Compensation Committee administers Honeywell’s executive compensation program.

See further detailed information following this chart.

•  Evaluate and approve executive compensation plans, policies and programs, including review and approval of executive compensation-related corporate goals and objectives;

•  Sole authority to retain and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation;

•  Review and approve the individual goals and objectives of the Company’s executive officers;

•  Evaluate the CEO’s performance relative to established goals and objectives and, together with the other independent directors, determine and approve the CEO’s compensation level;

•  Review and determine the annual salary and other remuneration (including under incentive compensation and equity-based plans) of all other officers;

•  Review and discuss with management, the Compensation Discussion and Analysis and other executive compensation disclosure included in this proxy statement;

•  Produce the annual Committee Report included in this proxy statement;

•  Review the management development program, including executive succession plans; and

•  Review or take such other action as may be required in connection with the bonus, stock and other benefit plans of Honeywell and its subsidiaries.

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Corporate Governance > Board Committees

Board Committees	Responsibilities

RETIREMENT PLANS COMMITTEE	• Appoint the trustees for funds of the employee pension benefit plans of Honeywell and certain subsidiaries;

• Review funding strategies;

All Members Independent	• Review investment policy for fund assets; and

• Oversee members of management that direct the investment of pension fund assets.

Board Committee Oversight of Independent Accountants

The Audit Committee seeks to ensure the exercise of appropriate professional skepticism by the independent accountants by reviewing and discussing, among other things, management and auditor reports regarding significant estimates and judgments and the results of peer quality review and PCAOB inspections of the independent accountants. They also review and pre-approve all audit and non-audit services provided to Honeywell by the independent accountants in order to determine that such services would not adversely impact auditor independence and objectivity. The Committee also holds separate executive sessions at each in-person meeting with representatives of our independent accountants, and with Honeywell’s Chief Financial Officer and Vice President—Corporate Audit. The Board has determined that Messrs. Paz, Burke, and Davis, and Mses. Deily and Washington satisfy the “accounting or related financial management expertise” requirements set forth in the NYSE listing standards, and has designated each of Mr. Paz, Mr. Davis and Ms. Washington as the Securities and Exchange Commission (“SEC”) defined “audit committee financial expert.” See page 76 for the Audit Committee Report.

In 2014, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2015, replacing PricewaterhouseCoopers LLP, our prior accounting firm.

Board Committee Oversight of Executive Compensation and Outside Compensation Consultant

The Management Development and Compensation Committee has sole authority to retain a compensation consultant to assist the Committee in the evaluation of director, CEO or senior executive compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the Committee is directly responsible for approving the consultant’s compensation, evaluating its performance, and terminating its engagement. Under the Committee’s established policy, its consultant cannot provide any other services to Honeywell. Since October 2009, the Committee has retained Pearl Meyer (“PM”) as its independent compensation consultant.

The Committee regularly reviews the services provided by its outside consultants and performs an annual assessment on the independence of its compensation consultant to determine whether the compensation consultant is independent. The Committee conducted a specific review of its relationship with PM in 2015, and determined that PM is independent in providing Honeywell with executive compensation consulting services and that PM’s work for the Committee did not raise any conflicts of interest, consistent with SEC rules and NYSE listing standards.

In making this determination, the Committee reviewed information provided by PM on the following factors:

•	Any other services provided to Honeywell by PM;

•	Fees received by PM from Honeywell as a percentage of PM’s total revenue;

•	Policies or procedures maintained by PM to prevent a conflict of interest;

•	Any business or personal relationship between the individual PM consultants assigned to the Honeywell relationship and any Committee member;

•	Any business or personal relationship between the individual PM consultants assigned to the Honeywell relationship, or PM itself, and Honeywell’s executive officers; and

•	Any Honeywell stock owned by PM or the individual PM consultants assigned to the Honeywell relationship.

In particular, the Committee noted that PM did not provide any services to the Company or its management other than service to the Committee, and its services were limited to executive compensation consulting. Specifically, it does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resources outsourcing. The Committee will continue to monitor the independence of its compensation consultant on a periodic basis.

PM compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Honeywell and its “Compensation Peer Group” (see pages 37-38 of this proxy statement for further detail regarding the Compensation Peer Group) and analyzes the relative performance of Honeywell and the Compensation Peer Group with respect to stock performance and the financial metrics generally used in the programs. PM also provides information regarding emerging trends and best practices in executive compensation. In addition to information compiled by PM, the Committee also reviews general survey data compiled and published by third parties. Neither the Committee nor Honeywell has any input into the scope of or the companies included in these third-party surveys.

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Corporate Governance > Board’s Role in Risk Oversight

While the Committee reviews information provided by PM regarding compensation paid by the Compensation Peer Group, as well as third-party survey data, as a general indicator of relevant market conditions, the Committee does not target a specific competitive position relative to the market in making its compensation determination.

PM reports to the Committee Chair, has direct access to Committee members, attends Committee meetings either in person or by telephone, and meets with the Committee in executive session without management present.

Compensation Input From Senior Management

The Management Development and Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers.

As part of Honeywell’s annual planning process, the CEO, CFO and Senior Vice President-Human Resources, Procurement and Communications develop targets for Honeywell’s incentive compensation programs and present them to the Committee. These targets are reviewed by the Committee to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO recommends base salary adjustments and cash and equity incentive award levels for Honeywell’s other executive officers. These recommendations are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives) together with a review of supplemental performance measures and prior compensation levels relative to performance.

Each year, the CEO presents to the Committee and the full Board his evaluation of each executive officer’s contribution and performance over the past year, strengths and development needs and actions, and reviews succession plans for each of the executive officers.

BOARD’S ROLE IN RISK OVERSIGHT

While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight. Relevant Board Committees review specific risk areas, as enumerated below, and report on their deliberations to the Board. The full Board oversees risk in several ways. Through periodic management updates on the financial and operating results of Honeywell, as well as the annual operating and five-year strategic plans of each SBG, the Board provides input to management both on ordinary course, business and commercial operating risks as well as prospective risks. In addition, management reports to the Board and each committee periodically on specific, material risks as they arise or as requested by individual Board members. Annually, management reports to the Audit Committee and full Board on its Enterprise Risk Management or ERM program. These presentations are designed to provide the Audit Committee and full Board with adequate visibility into the risks facing Honeywell and enable the Board to effectively exercise its oversight function. Through its ERM program, management identifies the most significant risks facing the Company and ensures that, where possible, it deploys adequate risk mitigation strategies. Through dialogue with the Board as a whole and individual Board members, the Board provides oversight and guidance to management to ensure that the ERM process identifies the complete universe of risks facing Honeywell and that adequate mitigation steps, where appropriate, are in place.

In 2015, each Board member was interviewed by management to solicit feedback on Honeywell’s ERM process to ensure that the universe of risks and how management ranked those risks in terms of likelihood of occurrence and financial impact were appropriate and realistic. Feedback from the one-on-one interviews with each Board member was presented to the full Board and incorporated in our ERM program and risk mitigation efforts.

The specific risk areas of focus for the Board and each of its Committees are summarized below. In addition, each Committee meets in executive session with key management personnel and representatives of outside advisors (for example, the Vice President—Corporate Audit meets in executive session with the Audit Committee).

Board/Committee	Primary Areas of Risk Oversight
Full Board

• General commercial risks such as new product launch, capital spend, raw material price increases, foreign currency, diminished customer demand, technology obsolescence, reductions to government spending, and a slowdown in economic growth. Each of the Presidents and CEOs of our SBGs reviews these risks as part of his or her annual strategic review with the Board of Directors.

•  M&A integration and the M&A competitive landscape

•  Legal risks arising from litigation, intellectual property (IP) infringement, health, safety, and environment, regulatory issues such as Foreign Corrupt Practices Act (FCPA), antitrust or Conflict Minerals, and product liability

•  Cyber security including protection of customer and employee data, trade secrets and other proprietary “crown jewel” information, ensuring the security of data on the cloud, persistent threats, and cyber risks associated with our own software products

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Corporate Governance > Director Independence

Board/Committee	Primary Areas of Risk Oversight

Audit Committee	• Cyber security including protection of customer and employee data, trade secrets and other proprietary “crown jewel” information, ensuring the security of data on the cloud, persistent threats, and cyber risks associated with our own software products
• Accounting, controls, and financial disclosure
• Tax and liquidity management
• Compliance matters associated with import/export, International Traffic in Arms Regulations (ITAR) and FCPA
• Certain kinds of employee misconduct
• Catastrophic risks such as pandemics, natural disasters, and plant accidents
Corporate Governance and Responsibility Committee	• Labor compliance and progress in implementing our diversity goals and objectives
• Political contributions and lobbying
• Health, safety, environmental, product stewardship and sustainability
Management Development and	• Senior management succession planning
Compensation Committee	• Executive compensation plans, programs and arrangements
Retirement Plans Committee	• Employee pension and saving plans

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines state that the “Board intends that, at all times, a substantial majority of its directors will be considered independent under relevant NYSE and SEC guidelines.” The Corporate Governance and Responsibility Committee conducts an annual review of the independence of the directors and reports its findings to the full Board.

Based on the report and recommendation of the Corporate Governance and Responsibility Committee, the Board has determined that each of the non-employee nominees standing for election to the Board at the Annual Meeting—Messrs. Ayer, Burke, Chico Pardo, Davis, Gregg, Hollick, Paz, and Sheares and Mses. Deily, Lieblein and Washington—satisfies the independence criteria in the applicable NYSE listing standards and SEC rules (including the enhanced criteria with respect to members of the Audit Committee and Management Development and Compensation Committee). Mr. Bethune, who is retiring from the Board, is also independent under these standards. Each Board Committee member qualifies as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For a director to be considered independent, the Board must determine that the director does not have any material relationships with Honeywell, either directly as a partner, shareowner or officer of an organization that has a relationship with Honeywell, other than as a director and shareowner. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others.

Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its determinations, including the following:

•	No non-employee director or nominee receives any direct compensation from Honeywell other than under the director compensation program described on pages 14-17 of this proxy statement.

•	No immediate family member (within the meaning of the NYSE listing standards) of any non-employee director or nominee is an employee of Honeywell or otherwise receives direct compensation from Honeywell.

•	No non-employee director or nominee is affiliated with Honeywell or any of its subsidiaries or affiliates.

•	No non-employee director or nominee is an employee of Honeywell’s independent accountants and no non-employee director or nominee (or any of their respective immediate family members) is a current partner of Honeywell’s independent accountants, or was within the last three years, a partner or employee of Honeywell’s independent accountants and personally worked on Honeywell’s audit.

•	No non-employee director or nominee is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Honeywell.

•	No Honeywell executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.

•	No non-employee director or nominee (or any of their respective immediate family members) is indebted to Honeywell, nor is Honeywell indebted to any non-employee director or nominee (or any of their respective immediate family members).

•	No non-employee director or nominee serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Honeywell.

•	Honeywell has commercial relationships (purchase and/or sale of products and services) with companies at which our directors serve or have served as officers (Mr. Ayer—Alaska Air Group, Mr. Burke—Consolidated Edison, Mr. Davis—UPS, Ms. Lieblein—General Motors, Mr. Paz—Express Scripts, and Ms. Washington—Gilead Sciences). In each case:

(i)	The relevant products and services were provided on terms and conditions determined on an arm’s-length basis and consistent with those provided by or to similarly situated customers and suppliers;

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Corporate Governance > Identification and Evaluation of Director Candidates

(ii)	The relevant director did not initiate or negotiate the relevant transaction, each of which was in the ordinary course of business of both companies; and

(iii)	The combined amount of such purchases and sales was less than 0.9% of the consolidated gross revenues of each of Honeywell and the other company in each of the last three completed fiscal years. This level is significantly below the requirements of the NYSE listing standards for director independence, which uses a 2% of total revenue threshold and applies it to each of purchases and sales rather than the combination of the two.

•	While a non-employee director’s or nominee’s service as an outside director of another company with which Honeywell does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Honeywell and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.

The above information was derived from Honeywell’s books and records and responses to questionnaires completed by the director nominees in connection with the preparation of this proxy statement.

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES

The Corporate Governance and Responsibility Committee also serves as the Board’s Nominating Committee. The Committee consists entirely of independent directors under applicable SEC rules and NYSE listing standards. In this role, they seek individuals qualified to become directors, evaluate the qualifications of individuals suggested or nominated by third parties, including shareowners (and recommend actions if needed), and recommend to the Board the nominees to be proposed by Honeywell for election to the Board. The Committee considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.

The Committee considers director candidates suggested by its members, other directors, senior management and shareowners. The Committee has, from time to time, retained, at Honeywell’s expense, a search firm to identify potential director candidates. The Committee is also authorized to retain other external advisors for specific purposes, including performing background reviews of potential candidates. The search firm retained by the Committee has been provided guidance as to the particular experience, skills and other characteristics that the Board is seeking. The Committee has delegated responsibility for day-to-day management and oversight of the search firm engagement to Honeywell’s Senior Vice President—Human Resources, Procurement and Communications.

Preliminary interviews of director candidates are conducted by either the Chairman of the Committee or, at his or her request, any other member of the Committee, the Chairman of the Board and/or a representative of the retained search firm. Background material about the director candidates is distributed to the Committee members for their review. Director candidates that are determined to merit further consideration are interviewed by other Committee members, directors and key senior management personnel as determined by the Committee Chairman. The Committee then considers these interview results in its deliberations.

The Committee annually reviews with the Board the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity, and to constructively challenge management through their active participation and questioning. In particular, the Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of Honeywell’s businesses. The Committee conducts regular reviews of current directors in light of the considerations described above and past contributions to the Board.

OUR COMMITMENT TO BOARD DIVERSITY

While Honeywell’s Corporate Governance Guidelines do not prescribe a diversity policy or standards, as a matter of practice, the Committee is committed to enhancing both the diversity of the Board itself and the perspectives and values that are discussed in Board and Committee meetings. Our current Board composition reflects this approach and the Board’s commitment to diversity

	Women	Hispanic	African-American	Non-U.S. Citizen
No. of HON Directors	3	3	2	2
% of HON Non-Employee Directors(1)	27%	27%	18%	18%

(1)	Calculation does not take into account Mr. Bethune who will retire from the Board at the Annual Meeting of Shareowners on April 25, 2016.

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Corporate Governance > Director Orientation and Continuing Education

BOARD TENURE

We believe that Board tenure diversity is important and careful consideration is made to achieve the appropriate balance. Directors with many years of service to Honeywell provide the Board with a deep knowledge of our company, while newer directors lend fresh perspectives.

Our current Board of Directors has an average tenure of 8.2 years, less than the S&P 500 average tenure of 8.5 years.(1)

(1) Source: Spencer Stuart Board Index 2015, Spencer Stuart (November 2015)

Shareowners wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of Vice President and Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the above criteria. Shareowners wishing to nominate a director should follow the procedures set forth in the Company’s By-laws and described under “Director Nominations” on page 107 of this proxy statement.

Honeywell did not receive any recommendation of a director candidate from a shareowner, or group of shareowners, that beneficially owned more than 3% of Honeywell’s common stock (“Common Stock”) for at least three years as of the date of recommendation.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

As part of Honeywell’s director orientation program, new directors participate in one-on-one introductory meetings with Honeywell business and functional leaders and are given presentations by members of senior management on Honeywell’s strategic plans, financial statements and key issues, policies and practices. Directors may enroll in director continuing education programs at Honeywell’s expense on corporate governance and critical issues associated with a director’s service on a public company board. Our senior management meets regularly with the Board and meets annually to review with the Board the operating plan of the Company and each of our strategic business groups. The Board also periodically participates in site visits to Honeywell’s facilities.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Honeywell has no specific policy regarding director attendance at its Annual Meeting of Shareowners. Generally, however, Board and Committee meetings are held immediately preceding and following the Annual Meeting of Shareowners, with directors attending the Annual Meeting. All of the directors attended last year’s Annual Meeting of Shareowners.

DIRECTOR COMPENSATION

The Corporate Governance and Responsibility Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Honeywell receive no compensation for service on the Board. Honeywell’s director compensation program is designed to enable continued attraction and retention of highly qualified directors and is designed to address the time, effort, expertise and accountability required of active Board membership.

Annual Compensation

In general, the Corporate Governance and Responsibility Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and shareowners and, by vesting over time, to create an incentive for continued service on the Board.

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Corporate Governance > Director Compensation

Board of Directors’ Annual Compensation
Board Retainer	$100,000
Board Meeting and Attendance	Eliminated beginning in 2015
Lead Director	$35,000 per annum
Board Committee Membership	$10,000 for each committee board membership ($15,000 for members of the Audit Committee). Board Committee Chairs receive an additional cash retainer of $20,000.
Common Stock Equivalents
These amounts are credited annually but payment is deferred until termination of Board service. Payments are made in cash, as either a lump sum or in equal annual installments.	At the commencement of each year, $60,000 in Common Stock equivalents is automatically credited to each director’s account in the Deferred Compensation Plan for Non-Employee Directors. Dividend equivalents are credited with respect to these amounts.
Annual Equity Grants
Stock options vest in equal annual installments over the four years following the grant date. The options also become fully vested at the earliest of the director’s retirement from the Board on or after the mandatory retirement age set by the Board and in effect on the date of grant (currently age 72), death, disability or change in control, as set forth in the 2006 Stock Plan for Non-Employee Directors of Honeywell (the “Non-Employee Director Plan”) and the relevant award agreements.	Each non-employee director receives an annual equity grant with a target value of $100,000 consisting of 50% restricted stock units (“RSUs”) and 50% options to purchase shares of Common Stock at a price per share equal to the fair market value of a share of Common Stock on the date of grant, which is the date of the Annual Meeting of Shareowners.
The RSUs will vest on the earliest of the third anniversary of the date of grant, the director’s death or disability, or change in control.

Deferred Compensation

A non-employee director may elect to defer all or any portion of his or her annual cash retainers and fees, until a specified calendar year or termination of Board service. Compensation is credited to their account in the Deferred Compensation Plan for Non-Employee Directors. Amounts credited either accrue interest (3.66% for 2015 and set at 3.64% for 2016) or are valued as if invested in a Honeywell Common Stock fund or one of the other funds available to participants in our employee savings plan. The unit price of the Honeywell Common Stock fund is increased to take dividends into account. In addition to payments at the termination of Board service, upon a change of control, as defined in the Non-Employee Director Plan, a director may receive, pursuant to a prior election, a lump-sum payment for amounts deferred before 2006.

Mr. Chico Pardo participates in the legacy Honeywell Inc. Non-Employee Directors Fee and Stock Unit Plan. The last fee deferral under this plan occurred on December 1, 1999. Since that date, deferred amounts are increased only by dividend equivalents. Payment will be made to a participating director in whole shares of Common Stock following the earlier of a change in control or the director’s termination of Board service for any reason, in one payment or annual installments, as elected by the director.

Other Benefits

Non-employee directors are also provided with $350,000 in business travel accident insurance. They are also eligible to elect to receive $100,000 in term life insurance and medical and dental coverage, for themselves and their eligible dependents, which is consistent with similar coverage offered to Honeywell’s active salaried employees. Directors elected to the Board after September 2008 are responsible for paying premiums for term life insurance and medical and dental coverage which they elect to receive. Honeywell also matches, dollar for dollar, any charitable contribution made by a director to any charity, up to a maximum of $25,000 in the aggregate per director, per calendar year. In addition, directors may utilize available Company aircraft for travel to and from Board and Committee meetings.

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Corporate Governance > Director Compensation

Restricted Stock Unit Grant Upon Election to Board

New non-employee directors receive a one-time grant of 3,000 RSUs upon their election to the Board that vest on the earliest of the fifth anniversary of continuous Board service, death, disability or change in control. During this period, the director will receive dividend equivalents that will be automatically reinvested into additional RSUs which vest according to the same schedule as the underlying RSUs to which they relate. The director may defer the receipt of the RSUs on substantially the same terms and conditions as Honeywell officers with respect to new grants of RSUs.

Stock Ownership Guidelines

Director stock ownership guidelines have been adopted under which each non-employee director, while serving as a director of Honeywell, must hold Common Stock (including restricted shares and RSUs and/or Common Stock equivalents) with a market value of at least five times the annual cash retainer (or $500,000). They must hold net gain shares from option exercises for one year. “Net gain shares” means the number of shares obtained by exercising the option, less the number of shares the director sells to cover the exercise price of the options and pay applicable taxes. Directors have five years from election to the Board to attain the prescribed ownership threshold. All current directors, other than Mr. Ayer who joined the Board in December 2014, have attained the prescribed ownership threshold.

DIRECTOR COMPENSATION—FISCAL YEAR 2015

				Change in Pension
				Value and
				Nonqualified
	Fees			Deferred
	Earned or	Stock	Option	Compensation	All Other
Director Name	Paid in Cash($)(1)	Awards($)(2)(3)	Awards($)(2)(4)	Earnings($)(5)	Compensation($)(6)	Total($)
William Ayer	$180,000	$50,083	$50,016	$0	$4	$280,103
Gordon Bethune	$215,000	$50,083	$50,016	$58,458	$4	$373,561
Kevin Burke	$185,000	$50,083	$50,016	$0	$25,004	$310,103
Jaime Chico Pardo	$200,000	$50,083	$50,016	$0	$26,806	$326,905
D. Scott Davis	$205,000	$50,083	$50,016	$4,911	$1,555	$311,565
Linnet Deily	$205,000	$50,083	$50,016	$0	$28,620	$333,719
Judd Gregg	$185,000	$50,083	$50,016	$0	$5,004	$290,103
Clive Hollick	$180,000	$50,083	$50,016	$5,425	$39,699	$325,223
Grace Lieblein	$180,000	$50,083	$50,016	$0	$4	$280,103
George Paz	$205,000	$50,083	$50,016	$0	$25,004	$330,103
Bradley Sheares	$180,000	$50,083	$50,016	$10,326	$26,024	$316,449
Robin Washington	$185,000	$50,083	$50,016	$0	$25,004	$310,103

(1)	Includes all fees earned, whether paid in cash or deferred under the Deferred Compensation Plan for Non-Employee Directors (including amounts treated as deferred in the Honeywell Common Stock Fund).

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Corporate Governance > Certain Relationships and Related Transactions

(2)	The table below reflects all outstanding stock awards and option awards held at December 31, 2015 by each of the listed individuals.

	Outstanding Stock Awards at	Outstanding Option
Director Name	12/31/15	Awards at 12/31/15
Mr. Ayer	3,495	3,013
Mr. Bethune	1,448	41,387
Mr. Burke	1,448	21,387
Mr. Chico Pardo	1,448	41,387
Mr. Davis	1,448	36,387
Ms. Deily	1,448	36,387
Mr. Gregg	4,788	16,387
Mr. Hollick	1,448	41,387
Ms. Lieblein	4,638	8,461
Mr. Paz	1,448	26,387
Dr. Sheares	1,448	26,387
Ms. Washington	4,620	8,461

(3)	The amounts set forth in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The fair value of each stock award is estimated on the date of grant by averaging the high and low of the Company’s stock price on the day of grant. Stock awards of 487 shares were made to non-employee directors in April 2015 with a value of $102.84 per share. A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2015 may be found in Note 18 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2015.
(4)	The amounts set forth in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Option awards of 3,013 shares were made to non-employee directors in April 2015 with a Black-Scholes value of $16.60 per share. A more detailed discussion of the assumptions used in the valuation of option awards made in fiscal year 2015 may be found in Note 18 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2015.
(5)	Amounts included in this column reflect above-market earnings on deferred compensation. Amounts invested in cash under the Deferred Compensation Plan for Non-Employee Directors are credited with the same rate of interest that applies to executives under the Honeywell Salary and Incentive Award Deferral Plan for Selected Employees. Deferrals for the 2006 plan year and later earn a rate of interest, compounded daily, based on the Company’s 15-year cost of borrowing. The rate is subject to change annually. For 2015, this rate was 3.66%, and is set at 3.64% for 2016. Deferrals for the 2005 plan year earn a rate of interest, compounded daily, which was set at an above-market rate before the beginning of the plan year and is subject to change annually. Deferrals for the 2004 plan year and prior plan years earn a rate of interest, compounded daily, that was set at an above-market rate before the beginning of each plan year. This rate is fixed until the deferral is distributed.
(6)	See “Director Compensation—Other Benefits” above for a description of the items included in the All Other Compensation column for 2015. Honeywell matched charitable contributions in the amounts of:

Matched Charitable
Director Name	Contributions
Mr. Burke	$25,000
Mr. Chico Pardo	$25,000
Ms. Deily	$20,000
Mr. Gregg	$5,000
Mr. Hollick	$24,919
Mr. Paz	$25,000
Dr. Sheares	$25,000
Ms. Washington	$25,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Applicable Policies and Procedures

Honeywell has written policies and procedures for approval or ratification of related person transactions. Article EIGHTH of Honeywell’s Amended and Restated Certificate of Incorporation provides that a related or interested party transaction shall not be void or voidable if such transaction is duly authorized or ratified by a majority of the disinterested members of the Board of Directors. Consistent with SEC rules, a related or interested party transaction includes a transaction between the Company and a director, director nominee or executive officer of the Company or a beneficial owner of more than 5% of the Company’s Common Stock or any of their respective immediate family members. Furthermore, the Honeywell Code of Business Conduct requires that each director and executive officer report to the Board of Directors on an ongoing basis any relationship or transaction that may create or appear to create a conflict between the personal interests of those individuals (or their immediate family members) and the interests of the Company. A conflict, or appearance of a conflict, might arise, for

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Corporate Governance > Certain Relationships and Related Transactions

example, by accepting gifts or loans from a current or potential customer, supplier or competitor, owning a financial interest in, or serving in a business capacity with, an outside enterprise that competes with or does or wishes to do business with, the Company, serving as an intermediary for the benefit of a third party in transactions involving the Company or using confidential Company information or other corporate assets for personal profit.

If a conflict of interest or related party transaction is of a type or a nature that falls within the scope of oversight of a particular Board Committee, it is referred to that Committee for review. The Board or the responsible Committee must review any potential conflict and determine whether any action is required. This includes whether to authorize, ratify or direct the unwinding of the relationship or transaction under consideration, as well as ensure that appropriate controls are in place to protect Honeywell and its shareowners. In making that determination, the Board or responsible Committee considers all relevant facts and circumstances, such as:

•	The benefits of the transaction to Honeywell;
•	The terms of the transaction and whether they are arm’s-length and in the ordinary course of the Company’s business;
•	The direct or indirect nature of the related person’s interest in the transaction;
•	The size and expected term of the transaction; and
•	Other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Each director and officer also completes and signs a questionnaire at the end of each fiscal year to confirm that there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to Honeywell. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations.

Related Person Transactions

The Honeywell ADI business leases its administrative office building in Melville, New York at a current rent of approximately $1,066,240 per year. After ADI entered into this lease, the property was acquired by a partnership known as “New Island Holdings.” There have been no material amendments to the lease since the property was acquired by New Island Holdings. Both Mr. Fradin and Mr. Kramvis, each a Vice Chairman, are limited partners in New Island Holdings, holding 12% and 9% ownership interests, respectively. The limited partners of New Island Holdings receive distributions based on total lease payments generated from the portfolio of buildings that the partnership owns, less applicable mortgage and other expenses.

John Cote, the son of David Cote, is the founder and chief executive officer of Industrial Inspection & Analysis, Inc. (“IIA”) which acquired QC Group, LLC in November 2015. Mr. J. Cote is the manager of QC Group which provides metrology/dimensional inspection services to one of Honeywell’s businesses as part of Honeywell’s quality control processes. The services are provided on terms and conditions determined on an arm’s-length basis. QC Group received approximately $735,000 from Honeywell in 2015 for payment of services. QC Group and Honeywell entered into the services arrangement prior to Mr. J. Cote’s involvement with QC Group. IIA, as the ultimate parent of QC Group, receives distributions based on the total revenues generated from QC Group’s inspection services, and Mr. J. Cote, the majority owner of IIA, receives distributions from IIA based on the total revenues generated from IIA’s portfolio of companies.

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Stock Ownership Information > Five Percent Owners of Company Stock

STOCK OWNERSHIP INFORMATION

FIVE PERCENT OWNERS OF COMPANY STOCK

The following table lists information about those holders known to Honeywell to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of December 31, 2015.

Name and Complete Mailing Address	Number of Shares		Percent of Common Stock Outstanding
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	45,037,592	(1)	5.8%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	41,688,512	(2)	5.4%

(1)	BlackRock, Inc. has sole voting power in respect of 38,134,550 shares and sole dispositive power in respect of 45,031,272 shares.
(2)	The Vanguard Group and certain related entities have sole voting power in respect of 1,428,719 shares and sole dispositive power in respect of 40,175,758 shares.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists information as of February 26, 2016 about the beneficial ownership of Common Stock by each director or director nominee, each executive officer named in the Summary Compensation Table, and by all directors (including nominees) and executive officers of Honeywell as a group. Except as otherwise noted, the individuals listed in the following table have the sole power to vote or transfer the shares reflected in the table.

	Components of Beneficial Ownership (Number of Shares)
Name(1)	Total Number of Shares(2)	Common Stock Beneficially Owned		Right To Acquire(3)	Other Stock-Based Holdings(4)
William S. Ayer	1,978	0		753	1,225
Gordon M. Bethune	72,453	14,891		32,655	24,907
Kevin Burke	36,894	12,141		17,655	7,098
Jaime Chico Pardo	94,380	32,115		32,655	29,610
David M. Cote	6,966,594	348,399	(5)	5,737,500	880,695
D. Scott Davis	60,570	12,824		32,655	15,091
Linnet F. Deily	48,407	2,369		32,655	13,383
Judd Gregg	27,189	3,679		15,655	7,855
Clive Hollick	51,817	3,679		27,655	20,483
Grace D. Lieblein	8,949	0		4,729	4,220
George Paz	37,129	4,994		22,655	9,480
Bradley T. Sheares	41,489	1,751		22,655	17,083
Robin L. Washington	8,797	0		4,729	4,068
Thomas A. Szlosek	430,254	32,368		350,000	47,886
Roger Fradin	1,223,050	48,169		1,053,750	121,131
Timothy O. Mahoney	1,011,471	49,669		911,250	50,552
Andreas C. Kramvis	925,256	30,342		693,750	201,164
All directors, nominees and executive officers as a group,including the above-named persons (23 people)	13,902,342	840,508		11,594,306	1,467,528

(1)	c/o Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey 07950.
(2)	The total beneficial ownership for any individual is less than 1% and the total for the group is approximately 1.83% of the shares of Common Stock outstanding.
(3)	Includes shares which the named individual or group has the right to acquire through the exercise of vested stock options, and shares which the named individual or group has the right to acquire through the vesting of performance shares, RSUs and stock options within 60 days of February 26, 2016.
(4)	Includes shares and/or share-equivalents in deferred accounts, as to which no voting or investment power exists.
(5)	Includes shares indirectly held in a grantor retained annuity trust and a limited liability company, as to which Mr. Cote has shared voting and investment power.

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Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based on the information available to us during fiscal year 2015, we believe that all applicable Section 16(a) filing requirements were met on a timely basis, with the exception of a late Form 4 filing for each of Mr. Cote and Mr. Gregg due to administrative error.

SEC FILINGS AND REPORTS

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at www.honeywell.com under the heading “Investor Relations” (see “SEC Filings & Reports”) immediately after they are filed with or furnished to the SEC.

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

Honeywell takes seriously its commitment to corporate social responsibility, protection of our environment, and creation of Sustainable Opportunity everywhere it operates.

Honeywell’s Sustainable Opportunity policy is based on the principle that by integrating health, safety, and environmental considerations into all aspects of its business, Honeywell:

•    Protects its people and the environment;

•    Achieves sustainable growth and accelerated productivity;

•    Drives compliance with all applicable regulations; and

•    Develops the technologies that expand the sustainable capacity of our world.

Nearly 50% of Honeywell’s product portfolio is linked to energy efficiency, and the United States could reduce its energy consumption 20-25% by immediately and comprehensively adopting existing Honeywell technologies.

HIGHLIGHTS OF OUR ENVIRONMENTAL AND SAFETY GOALS AND ACHIEVEMENTS

Program	Achievements
Greenhouse Gas Reduction and Energy Efficiency

Honeywell reports on its global greenhouse gas emissions publicly through the Carbon Disclosure Project and through reports submitted to the U.S. Environmental Protection Agency and the United Kingdom Environmental Agency. A qualified third party has verified Honeywell’s 2011, 2012, 2013 and 2014 greenhouse gas emission inventories.	•	In 2007, the Company established five-year greenhouse gas and energy efficiency objectives for its internal operations for the period 2007-2011.
	•	By the end of 2011, Honeywell had reduced its greenhouse gas emissions by more than 30%, and increased its energy efficiency by more than 20%, in each case, from a 2004 baseline year.
	•	To sustain this progress, Honeywell set an additional public commitment to reduce its greenhouse gas emissions per dollar of revenue from our 2011 level by an additional 15% by 2017.
	•	We met this goal three years early and, in 2015, set an additional goal at an event at the U.S. Department of Energy: by 2019 Honeywell will reduce its greenhouse gas emissions per dollar of revenue from our 2013 level by an additional 10% by 2019.
Water Honeywell has developed a global inventory of water usage in its manufacturing operations.	•	In 2013, the Company implemented water conservation projects at sites that are significant water consumers in areas that are experiencing “water stress” as defined by the World Resources Institute.
	•	The Company implemented additional water conservation projects in these areas in 2014 and 2015.

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Sustainablility and Corporate Responsibility > Highlights of Our Environmental and Safety Goals and Achievements

Program	Achievements
Safety	•	We maintain a Company-wide global Total Case Incident Rate (the number of occupational injuries and illnesses per 100 employees) of less than half of the combined U.S. averages of the industries in which we operate, based on data from the Bureau of Labor Statistics.
Honeywell utilizes a comprehensive Health, Safety, Environment, Product Stewardship and Sustainability (“HSEPS”) Management System based on recognized third-party standards, including ISO 14001 and OHSAS 18001, and industry best practices. The management system is fully integrated into the Honeywell Operating System, which drives continuous sustainable operational improvement. Compliance with standards and regulatory requirements is monitored through a Company-wide, HSEPS-led audit process. The timely development and implementation of process improvements and corrective action plans are closely monitored.

	•	Honeywell has received worker safety awards from governments around the world.

Health, Safety, Environment, Product Stewardship and Sustainability Management System

Honeywell’s Heath, Safety, Environment, Product Stewardship and Sustainability matters are managed by a global team of trained professionals with extensive knowledge and hundreds of years of collective experience in occupational health, chemistry, hydrology, geology, engineering, safety, industrial hygiene, materials management and energy efficiency.

Honeywell’s Vice President of HSEPS reports to the Company’s Senior Vice President and General Counsel and has overall responsibility for HSEPS programs. A Corporate Energy & Sustainability Team, led by the Vice President of HSEPS, the Vice President of Global Real Estate and the Director of Sustainability, helps drive the Company’s sustainability goals. Progress on these goals is reported to Honeywell’s CEO on a monthly basis and is reviewed with the Board’s Corporate Governance and Responsibility Committee at least annually.

Honeywell’s Integrity and Compliance program

Honeywell’s Integrity and Compliance program reflects our vision and values and helps our employees, representatives, contractors, consultants, and suppliers comply with a high standard of business conduct globally. At the core of the Integrity and Compliance program is the Company’s Code of Business Conduct (the “Code”) that applies across the Company in all businesses and in all countries. All employees are required to complete Code of Business Conduct training and certify that they will comply with the Code. In addition, managers and executives certify on an annual basis that they will act in accordance with the Code.

The Code is a baseline set of requirements that enables employees to recognize and be aware of how to report integrity, compliance, and legal issues. In addition, the Code outlines our pledge to recognize the dignity of each individual, respect each employee, provide compensation and benefits that are competitive, promote self-development through training that broadens work-related skills, and value diversity of perspectives and ideas. The Code provides guidance and outlines expectations in a number of key integrity and compliance areas, including how employees should treat each other, conflicts of interest, HSEPS, books and records, anti-corruption and proper business practices, trade compliance, insider trading, data privacy, respect for human rights, and the appropriate use of information technology and social media.

In addition to the Code, Honeywell’s Integrity and Compliance program provides comprehensive training on key compliance topics, develops training scenarios, provides mechanisms for employees and third parties to report concerns, and ensures timely and fair reviews of integrity and compliance concerns.

Honeywell Hometown Solutions

Honeywell demonstrates its commitment to corporate social responsibility and community involvement through Honeywell Hometown Solutions, which focuses on five important societal needs that align with Honeywell’s culture, products and people: safety and security, housing and shelter, math and science education, habitat and conservation, and humanitarian relief.

These programs have delivered results in communities around the world, including:

•	Teaching parents and children potentially life-saving lessons to help avoid abduction and preventable childhood injuries;

•	Repairing homes and community centers for low-income families, the elderly and the disabled;

•	Offering academic opportunities that inspire students to pursue careers in science, technology, engineering and math (STEM), and provide teachers with new and innovative techniques to teach STEM education;

•	Partnering with environmental organizations to provide students with unique learning opportunities and teaching tools for educators to promote science in the classroom; and

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Political Contributions and Activities > Management and Board Oversight

•	Helping Honeywell employees and communities recover from natural disasters such as Hurricane Sandy and the Colorado Springs wildfires in the U.S., the Super Typhoon Haiyan in the Philippines, the Great Japan Earthquake and Tsunami and the Mexico, Haiti and China earthquakes.

For more information about our sustainability and corporate citizenship programs, please visit our website at www.honeywell.com, and Corporate Citizenship at http://citizenship.honeywell.com/.

POLITICAL CONTRIBUTIONS AND ACTIVITIES

Engagement in the political process is critical to our success. Our future growth depends on forward-thinking legislation and regulation that makes society safer and more energy efficient and improves public infrastructure. We strive to always engage responsibly in the political process and to ensure that our participation is fully consistent with all applicable laws and regulations, our principles of good governance, and our high standards of ethical conduct.

We have developed a strong team of government relations professionals based in Washington, D.C. that drive our lobbying programs and initiatives. Our government relations organization is led by a Senior Vice President, Global Government Relations. Members of the government relations organization work from a global network of offices.

MANAGEMENT AND BOARD OVERSIGHT

The law department oversees our lobbying activities. The Senior Vice President, Global Government Relations reports to the Company’s Senior Vice President and General Counsel (“General Counsel”) and also works closely with the Vice President, Global Compliance whose organization ensures compliance with our political spending policy. The General Counsel, Senior Vice President, Global Government Relations and Vice President, Global Compliance meet regularly with the Chairman and Chief Executive Officer and his leadership team about legislative, regulatory and political developments.

With respect to Board of Directors oversight, our public policy efforts, including all lobbying activities, political contributions and payments to trade associations and other tax-exempt organizations, is the responsibility of the Corporate Governance and Responsibility Committee (“CGRC”), which consists entirely of independent, non-employee directors. Each year the CGRC receives an annual report on the Company’s policies and practices regarding political contributions. The CGRC’s oversight of our political activities ensures compliance with applicable law and alignment with our policies and our Code of Business Conduct. In addition, each year the Senior Vice President, Global Government Relations reports to the full Board of Directors on our global lobbying and government relations program.

POLITICAL CONTRIBUTIONS

We have not made any political contributions using corporate funds since at least 2009 and have no intention of making such political contributions in the near future. Even before 2009, any such contributions were extremely rare and for minimal amounts of less than $5,000.

In 2013, we revised and expanded our disclosure on our policy and procedures for political activity and contributions. This disclosure is available on Honeywell’s website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

In 2015, the Center for Political Accountability (“CPA”), a non-profit, non-partisan organization, assessed our disclosure for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability (“CPA-Zicklin Index”). The CPA-Zicklin Index measures the transparency, policies, and practices of the S&P 500. Our enhanced disclosure on political lobbying and contributions ranked us in the “First Tier” of the 2015 CPA-Zicklin Index for the second year in a row. Our enhanced disclosure was also influenced by feedback received from our largest shareowners during our shareowner outreach initiative where we met with shareowners to discuss their views on several topics, including Honeywell’s disclosure on lobbying and political contributions.

For additional detail on Honeywell’s policies and processes on political contributions and lobbying, please see our response to Shareowner Proposal Number 8 on pages 102-103.

SHAREOWNER OUTREACH AND ENGAGEMENT

Understanding the issues that are important to our shareowners is critical in ensuring that we address their interests in a meaningful and effective way. It is also a tenet of good governance. In that light, we engage with our shareowners on a regular basis to discuss a range of topics including our performance, strategy, risk management, executive compensation, and corporate governance. We recognize the value of taking our shareowners views into account. Dialogue and engagement with our shareowners helps us understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations.

22 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Shareowner Outreach and Engagement > Governance and Compensation Outreach

Our shareowner and investor outreach includes investor road shows, analyst meetings, and investor conferences. We also communicate with shareowners and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. We hold conference calls for our quarterly earnings releases and other major corporate events which are open to all. These calls are available in real time and as archived webcasts on our website.

Our Chairman and CEO, Chief Financial Officer, Vice President of Investor Relations and other senior management meet periodically with investors to discuss Honeywell’s strategy, financial and business performance and to update investors on key developments. The Chair of the Management Development and Compensation Committee met with one of our largest shareowners in 2015 to discuss a range of issues including executive compensation and corporate governance. In addition, one of our Vice Chairmen, Mr. Kramvis, has been working toward developing stronger relations with our shareowners outside of the United States.

GOVERNANCE AND COMPENSATION OUTREACH

Throughout the year, we also seek our shareowners’ views on governance and compensation matters:

In the Summer/Fall of 2015, outreach invitations were sent to our 30 largest shareowners (representing approximately 44% of the shares outstanding) and direct meetings were held with investors holding approximately one-third of the shares outstanding. Among the specific matters we discussed were the following:

•	Shareowners’ views on the advisability of amending our By-laws to allow for proxy access. Investor feedback weighed significantly in the Board’s decision to proactively amend our By-laws to provide investors with the right of proxy access in December 2015. According to our amended By-laws, a single shareowner or a group of up to 20 shareowners who have held 3% of Honeywell stock for three years may nominate the greater of 20% of the Board or two directors. The 2015 amendment to our By-laws is substantially similar to the 2010 SEC proxy access rule.

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Shareowner Outreach and Engagement > Governance and Compensation Outreach

*	Overall satisfaction with our Lead Director structure and shareowner views on separation of the roles of Chairman of the Board and Chief Executive Officer. See “Proposal No. 6: Independent Board Chairman.” Opinions expressed by shareowners profoundly affected our decision to change our corporate governance structure in 2014 and create a Lead Director role.

•	The decline in support for our executive compensation program as reflected in our annual Say on Pay vote in 2015 (70% support in 2014 vs. 91% support in 2014). See “Proposal No. 3: Advisory Vote to Approve Executive Compensation” and “Compensation Discussion and Analysis.”

•	The advisability of providing shareowners with the ability to act by written consent. See “Proposal No. 7: Right to Act By Written Consent.”

•	The adequacy of our disclosure on political contributions and lobbying. See “Proposal No. 8: Political Lobbying and Contributions.”

•	Our enhanced shareowner outreach in the Spring, prior to the 2015 Annual Meeting—invitations extended to our 75 top shareowners and engagement occurred with 40 of those shareowners.

COMMUNICATING WITH MANAGEMENT AND IR

Our Investor Relations department is the primary point of contact for shareowner interaction with Honeywell. Shareowners should write to or call:

Mark Macaluso

Vice President, Investor Relations

Honeywell

115 Tabor Road, Morris Plains, NJ 07950

Phone: +1 (973) 455-2222

Visit our website at www.honeywell.com

We encourage our shareowners to visit the Investors section of our website for more information on our investor relations and corporate governance programs.

PROCESS FOR COMMUNICATING WITH BOARD MEMBERS

Shareowners, as well as other interested parties, may communicate directly with the Lead Director for an upcoming meeting, the non-employee directors as a group, or individual directors by writing to:

Honeywell

c/o Vice President and Corporate Secretary

115 Tabor Road

Morris Plains, NJ 07950

Honeywell’s Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product or service related inquires; junk mail or mass mailings; resumes or other job-related inquires; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we review the objectives and elements of Honeywell’s executive compensation program, its alignment with performance and the 2015 compensation decisions regarding our Named Executive Officers.

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Executive Compensation > Executive Summary

NAMED EXECUTIVE OFFICERS (“NEOs”) David M. Cote Chairman & Chief Executive Officer Thomas A. Szlosek Senior Vice President & Chief Financial Officer Roger Fradin Vice Chairman

EXECUTIVE SUMMARY

OVERVIEW

Honeywell is a diversified, global technology and manufacturing leader, organized into three strategic business groups or SBGs: Aerospace (“Aero”), Automation and Control Solutions (“ACS”), and Performance Materials and Technologies (“PMT”).

We are a Fortune 100 company that invents and manufactures technologies to address some of the world’s toughest challenges. We create solutions to improve the quality of life of people around the globe: generating clean, healthy energy and using it more efficiently; increasing our safety and security; enabling people around the world to connect, communicate, and collaborate; and equipping our customers to be even more productive. With approximately 129,000 employees worldwide, including almost 22,000 engineers and scientists, we have an unrelenting commitment to quality and delivering results in everything we make and do.

What We Do

Aerospace

Honeywell Aerospace is a leading global supplier of aircraft engines, integrated avionics and systems and service solutions for aircraft manufacturers, airlines, aircraft operators, military services, and defense and space contractors around the world. Our innovative technologies are used on virtually every commercial and defense aircraft platform. We make worldwide air travel safe, efficient, productive and comfortable. Aerospace sells its products to original equipment (OE) manufacturers in the air transport, regional, business and general aviation aircraft segments, and provides spare parts and repair and maintenance services to aircraft operators for the aftermarket. In addition, our Transportation Systems business within Aerospace, provides world-class technologies and solutions to automakers, their suppliers, and the public. Our turbo technologies make passenger and commercial vehicles throughout the world perform better with more energy efficiency.

Automation and Control Solutions

Families, businesses, and communities around the world use Honeywell’s environmental controls, life safety, security, sensing, scanning, and mobility products, and building solutions for greater safety, security and energy efficiency in their everyday lives. The breadth of the ACS product and service offering is extremely broad and includes: control and display equipment that keep buildings safe, comfortable and productive; sensors, switches, control systems and instruments for measuring pressure, air flow, temperature and electrical current; products, services and solutions for measurement, regulation, control and metering of gases and electricity; metering and communications systems for water utilities and industries; security, fire and gas detection; and personal protection equipment. Honeywell’s innovations in smart technology are changing the way that businesses are managed and improving the comfort, security, and energy efficiency of homes.

Performance Materials and Technologies

Honeywell PMT is a global leader in developing and manufacturing advanced materials, process technologies and automation solutions that operates through three business units: UOP, Process Solutions and Advanced Materials. Our UOP business unit provides process technology, products, including catalysts and adsorbents, equipment and consulting services to the oil, gas and petrochemical industries to help them efficiently produce gasoline, diesel, jet fuel, petrochemicals and renewable fuels. Process Solutions is a pioneer in automation control, instrumentation, services and advanced software for the oil and gas, refining, pulp and paper, industrial power generation, chemicals and petrochemicals, biofuels, life sciences, and mining industries. Advanced Materials manufactures a wide variety of high-performance products, including low global warming refrigerants, aerosols and blowing agents, caprolactam, resins, ammonium sulfate fertilizer, specialty films, additives, advanced fibers, customized research chemicals and intermediates, and electronic materials and chemicals.

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Executive Compensation > Executive Summary

HOS Gold: Our Global Business Process

HOS Gold is a comprehensive toolkit where our growth and productivity strategies and process improvement tools come together in a single system to support breakthrough growth. These tools – which include the Honeywell User Experience, Velocity Product Development, Functional Transformation, and Organizational Effectiveness — can help us bring better products to market faster for our customers while managing costs. Through effective execution, Honeywell is using HOS Gold to build sustainable competitive advantage across its diversified portfolio.

HOW COMPENSATION DECISIONS ARE MADE

Decisions about executive compensation are made by the Management Development and Compensation Committee of the Honeywell Board of Directors (the “Committee”). When carrying out its responsibilities, the Committee considers a number of important factors, including:

•	Their long-standing commitment to aligning pay with Company and individual performance;

•	The need to retain or attract executives with a proven track record of delivering consistent financial results and driving “seed-planting” initiatives that will create long-term shareowner value;

•	The competition for top-tier executive talent across our diverse range of businesses spanning aerospace and turbo technologies, a variety of automation and control businesses, and the chemical and refining industries;

•	The complex and global nature of our businesses and the importance of growth outside of the United States for future success; and

•	The importance of maintaining and executing on a thorough and rigorous succession planning process.

The Committee believes that to create long-term shareholder value Honeywell’s compensation programs must not only be financially competitive, but also must be specifically tailored for, and aligned with, our strategic and financial goals and objectives. How the compensation program aligns with our goals and objectives must also be well communicated to, and understood by, our executives. Honeywell’s executive compensation program meets these requirements by emphasizing variable, at-risk compensation with an appropriate balance of near-term and long-term objectives that align the interest of our executives with that of our shareowners. Every quarter, we communicate with our executives on how the Company is performing relative to certain key metrics and improvement actions they can take that directly impacts their compensation.

ENGAGEMENT WITH SHAREOWNERS ON COMPENSATION

Our Board does all it can to engage with, and solicit feedback from, shareowners regarding our executive compensation programs and annual decision making (see page 22 for more information on our shareowner outreach process). Prior to last year’s Annual Meeting of Shareowners and advisory vote to approve executive compensation (known as ‘Say on Pay’), we made a determined effort to contact, and meet with, the 75 largest shareowners who held 56% of our outstanding shares. Forty of our 75 largest shareowners agreed to engage with us prior to the 2015 Annual Meeting. The feedback from those meetings regarding our executive compensation programs was overwhelmingly positive.

•	Our shareowners believe that our compensation programs are well designed and have contributed to the financial success of Honeywell.

•	The financial metrics used by the Committee to determine compensation, particularly the three financial metrics we use in the Growth Plan Units, are aligned with the long-term financial goals that we have communicated to investors and are appropriately rigorous.

•	However, shareowners were not in favor of the 2014 “one off” compensation arrangements made with certain of our executives in connection with the execution of our leadership succession plan.

Despite the positive feedback we received during our 1:1 engagement with shareowners prior to the 2015 shareowners meeting, approximately 70% of the ‘Say on Pay’ votes cast were in support of the Company (down from over 90% in each of the preceding four years).

Following the 2015 Annual Meeting of Shareowners, we extended meeting invitations to our top thirty shareowners to specifically discuss governance and compensation matters and better understand what led to the decline in the 2015 Say on Pay vote. Direct meetings were held with shareowners holding approximately one-third of the shares outstanding, with the chairman of the Committee directly participating in the meeting with one of our largest shareowners in August. Specific and detailed feedback from these meetings was reported to the Committee and utilized in their deliberations on subsequent compensation decisions.

NAMED EXECUTIVE OFFICERS (continued) Timothy O. Mahoney President & Chief Executive Officer – Aerospace Andreas C. Kramvis Vice Chairman

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Executive Compensation > Executive Summary

During these meetings, our shareowners expressed strong support for Honeywell’s executive leadership team and our executive compensation program. Shareowners generally attributed the decline in the 2015 Say on Pay vote to one-off discretionary awards made in 2014 in connection with key organizational and leadership succession actions that were exceptions to our regular compensation program. While shareowners recognized the need for occasional deviations from the regular compensation program due to unique circumstances, they encouraged the Committee to address retention and succession planning requirements within the scope of the regular compensation program.

Similar to the feedback we received prior to the 2015 Annual Meeting of Shareowners, investors were generally complimentary of our plan designs and expressed the view that the financial metrics used for our annual incentive compensation plan (ICP) and long-term performance plan were both appropriately aggressive and well aligned with our long-term business plan. Some shareowners asked for expanded disclosure on how the Committee determines ICP awards, particularly related to the Committee’s exercise of discretion. While a few investors expressed preferences for modest changes to specific elements of our compensation program, none of our investors expressed the view that the Committee should consider significant changes to the design of any of our compensation plans. All of the investors with whom we spoke expressed the view that, in general, our compensation program has supported the creation of shareholder value over the long-term and each of the relevant TSR measurement periods.

Decisions regarding 2015 compensation actions reported in this proxy statement, with the exception of annual ICP awards, were made by the Committee in February 2015, prior to the April 2015 Annual Meeting. After a thorough discussion and consideration of the investor feedback described above, the Committee addressed what we heard in several ways. First, the Committee determined that, beginning in 2016, it would include performance-adjusted equity awards as a component of the regular compensation program mix, rather than as a one-off discretionary element granted from time to time to strengthen retention. In addition, the Committee directed that proxy disclosures be expanded in 2016 to better explain how the Committee assessed annual and individual performance in determining ICP Awards for the NEOs. While no other immediate changes were made to our compensation program, the Committee continues to weigh current and emerging trends, shareowner feedback and its own judgment about what’s best for Honeywell when considering changes to the design of our executive compensation program.

SUMMARY DESCRIPTION OF 2015 COMPENSATION DECISIONS FOR NEOS

The table below summarizes the Committee’s 2015 compensation actions, which were consistent with our long-standing commitment of aligning pay with company performance and the interests of our shareowners. Details about the compensation program design and decisions made in 2015 are more fully discussed later in this Compensation Discussion and Analysis or “CD&A”.

Pay Element	CEO (Mr. Cote)	NEOs (excluding the CEO)	Comments
Base Salary	Did not receive a base salary increase in 2015.	Two of four NEOs did not receive a base salary increase in 2015. Messrs. Mahoney and Szlosek received merit increases of 3.5% and 5%, respectively.	Adjustments for Messrs. Mahoney and Szlosek were based on the Committee’s assessment of performance and competitive market positioning. 2015 was Mr. Szlosek’s first full year as Chief Financial Officer of Honeywell.
Annual Incentive Compensation Program (“ICP”)	Annual ICP award for 2015 performance was up 4% compared to 2014.	Aggregate annual ICP awards for the 2015 performance year were up 12% compared to 2014.	Payouts are linked to year-over-year performance against three pre-established, objective metrics: EPS(1), free cash flow(2) and working capital turns(3) — as well as an assessment of Supplemental Criteria and individual performance (see page 41).
Annual Stock Options	Received same number of regular annual stock options as was granted in Feb 2014. Grant date value was up 5%.	Messrs. Fradin and Mahoney received the same number of stock options as was granted to them in 2014. Messrs. Szlosek and Kramvis received a larger number of stock options in 2015 in connection with their respective promotions.	Annual Stock Options vest over 4 years and have value directly linked to stock price performance.
Long-Term Performance Plan (Growth Plan)	No Growth Plan grant was made in 2015. Earned award reported for the full 2014-2015 performance cycle reflects performance at 150% of target.	No Growth Plan grants were made in 2015. The average earned award reported for the full 2014-2015 performance cycle was determined at 150% of target.	Grants are made every other year due to non-overlapping performance cycles. Earned awards for 2014-2015 are based on performance against three pre-established financial targets measured over the two-year performance cycle: revenue growth (excluding acquisitions and divestitures), return on investment (“ROI”) expansion and segment margin expansion. Earned awards will be paid 50% in 2016 and 50% in 2017. (See page 46 for Growth Plan discussion).

(1)	Excludes pension mark-to-market adjustment.

(2)	Defined as operating cash flow less capital expenditures.

(3)	Defined as sales divided by working capital, which is trade accounts receivable plus inventory less accounts payable and customer advances.

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Executive Compensation > Executive Summary

SUMMARY OF 2015 NEO COMPENSATION AMOUNTS

This table summarizes the values of 2015 total annual direct compensation for the Named Executive Officers (NEOs) from the Committee’s perspective (i.e., with the earned Growth Plan awards shown on an annualized basis due to non-overlapping, two-year performance cycles).

NEO	Position	Base Salary	Annual Bonus	Annual Stock Options	Annualized Growth Plan(A)	Total Annual Direct Compensation(B)
David M. Cote	CEO	$1,890,000	$5,700,000	$10,338,000	$7,125,000	$25,053,000
Thomas A. Szlosek	CFO	$829,077	$850,000	$2,153,750	$1,500,000	$5,332,827
Roger Fradin	Vice-Chairman	$1,050,000	$1,300,000	$3,101,400	$2,068,000	$7,519,400
Timothy O. Mahoney	Aero President & CEO	$907,462	$900,000	$3,015,250	$1,862,500	$6,685,212
Andreas C. Kramvis	Vice-Chairman	$850,000	$1,050,000	$2,842,950	$1,488,000	$6,230,950

(A)	No growth plan award was made in 2015; last grant was made in 2014. 50% of the earned award for the completed 2014-2015 (2-year) performance cycle is attributed to 2015 and shown on the table above to reflect the fact that Growth Plan performance cycles do not overlap, consistent with how the Committee plans executive compensation.

(B)	Reflects the Committee’s view of how annual compensation should be determined, which differs from the methodology required by the SEC for purposes of the Summary Compensation Table.

CEO PAY-FOR-PERFORMANCE ALIGNMENT (FIVE YEARS)

The graph below demonstrates the alignment over the past five years of shareowner value creation and key operational metrics with CEO total annual direct compensation, or “Total ADC.” which consists of base salary, ICP award, annual stock option grant, and annualized Growth Plan award.

CEO COMPENSATION ALIGNMENT WITH COMPANY PERFORMANCE AND TSR

(1)	Reflects the year-to-year performance indexed to a 2010 base year for total shareowner return (“TSR”), and a 2011 base year for other performance metrics, at 100. Prior year TSR is shown to correspond with the timing of annual compensation decisions.

(2)	The 2015 and 2014 CEO Total ADC bars include 50% of the actual earned award for the 2014-2015 Growth Plan cycle consistent with how the Committee views compensation (2014 bar recast from the 2015 proxy statement to reflect actual Growth Plan performance attributable to 2014). The 2013 and 2012 CEO Total ADC bars each include 50% of the actual award earned for the 2012-2013 Growth Plan cycle. The 2011 CEO Total ADC bar includes 50% of the actual award earned for the 2010-2011 Growth Plan performance cycle.

(3)	EPS excludes pension mark-to-market adjustment.

(4)	TSR consists of stock price appreciation plus reinvested dividends. The TSR point above each column is the TSR for the preceding year as long-term incentive compensation decisions (annual stock options and biennial Growth Plan Unit awards) are generally made in February with reference to prior year TSR performance as one of the key considerations in aligning pay and performance.

(5)	The box at the top of the 2014 bar represents the value of a special award of performance stock options granted in December 2014 for retention purposes that was an exception to our regular compensation program; target value of $5 million; vests 100% on December 31, 2017, if earned.

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Executive Compensation > CEO Performance & Compensation Table

CEO PERFORMANCE & COMPENSATION TABLE

In this section, we provide a summary of Mr. Cote’s key accomplishments for 2015, which were considered by the Committee in assessing his individual performance for purposes of this 2015 ICP Award. Also shown is a table which summarizes Mr. Cote’s 2015 Total Annual Direct Compensation compared to 2014. This table reflects the Committee’s view and is not a substitute for the Summary Compensation Table, which presents similar information in the format required by the SEC.

In deciding upon the direct compensation for Mr. Cote, the Committee gave consideration to Honeywell’s strong operational performance in 2015 (for ICP decisions made in February 2016) as well as 2014 (for compensation decisions made in February 2015), as more fully described in this CD&A.

David M. Cote Chairman and Chief Executive Officer

2015 Performance Summary

•	Positioned Honeywell to meet or exceed the earnings per share (EPS) growth, free cash flow and segment margin expansion expectations established at the start of the year despite a continued slow-growth global economy.

•	Delivered core organic sales growth of 1%, segment margin expansion of 220 basis points to a new record of 18.8%, and EPS* growth of 10% to $6.10, representing Honeywell’s sixth consecutive year of double-digit earnings growth.

•	Increased the annual dividend rate by 15% in October 2015, representing the eleventh time in the past ten years Honeywell has increased its dividend by at least 10%.

•	Continued portfolio evolution through five announced acquisitions for total consideration of approximately $6 billion. This includes the completed acquisition of Elster for $5 billion; the largest acquisition to date since Dave Cote became Chairman and CEO. Elster is a leading provider of thermal gas solutions for commercial, industrial, and residential heating systems and gas, water, and electricity meters, including smart meters and software and data analytics solutions.

•	Drove “seed planting” investment across the portfolio to accelerate future growth and new product development, including:

–	Capital expenditures of $1.1 billion, funded capacity additions in PMT, increased presence in high growth regions, and in support of new product development, namely the Honeywell Solstice® suite of low global warming potential products in PMT’s Fluorine Products line of business.

–	Supported R&D spending at 5% of sales and expanded investments in “growth capital” to drive new product development.

–	Continued focus on High Growth Region penetration and capabilities, particularly in Automation and Control Solutions, adding additional sales and marketing resources in our key regions.

*	EPS, V% exclude pension mark-to-market adjustment

•	Advanced Honeywell’s key process initiatives and the Honeywell Enablers through the implementation of Honeywell Operating System (HOS) Gold to drive growth and productivity, continued our focus on cycle time reduction and improvements in quality and delivery metrics, and evolution of the Honeywell User Experience (HUE) to drive organic growth, margin expansion and improved customer loyalty. Significant new product highlights stemming from our HUE initiative include the Smartline Transmitter in Honeywell Process Solutions (part of PMT) and the Air Touch in-home air purifier in ACS. We now have dedicated HUE professionals in each business and nine design studios worldwide.

David M. Cote — Summary of Total Annual Direct Compensation

Annual Compensation	2014	2015
Base Salary	$1,865,769	$1,890,000
Annual ICP Award	$5,500,000	$5,700,000
Total Annual Cash Compensation	$7,365,769	$7,590,000
Growth Plan(a)	$7,125,000	$7,125,000
Annual Stock Options(b)	$9,816,000	$10,338,000
Total Annual LTI Compensation	$16,941,000	$17,463,000
Total Annual Direct Compensation	$24,306,769	$25,053,000
Non-Annual Retention Grant:
Performance Stock Options(c)	$5,000,000	$0

(a)	Represents the actual earned award for the 2014-2015 Growth Plan performance cycle; annualized over each year in the two-year performance cycle. Earned award paid 50% in 2016 and 50% in 2017.

(b)	2015 — 600,000 stock options with a grant date Black-Scholes value $17.23 (vests over four years — exercise price of $103.90/share). 2014 — 600,000 stock options with a grant date Black-Scholes value $16.36 (vests over four years — exercise price of $93.97/share).

(c)	Represents a special grant of performanced stock options made in 2014 for retention purposes. Not part of regular compensation program.

In 2015, Dave Cote was named “Best CEO” for the 3rd Straight Year By Institutional Investor, As Nominated by Both Buy-Side And Sell-Side Analysts

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Executive Compensation > CEO Performance & Compensation Table

CEO Leadership: Honeywell’s Performance 2003-Present

The Committee also recognizes the consistently strong performance of the Company over the course of Mr. Cote’s tenure with Honeywell, on both an absolute and relative basis.

The following charts set forth a comparison of Honeywell’s Long-Term Stock Price Performance and cumulative TSR versus the S&P 500, the Compensation Peer Group and multi-industry peers since 2003, the first full-year of Mr. Cote’s tenure.

LONG-TERM STOCK PRICE PERFORMANCE Dave Cote Tenure	LONG-TERM CUMULATIVE TSR 100th Percentile vs. Peers

Since Mr. Cote’s first full year with Honeywell, he has demonstrated his ability to grow revenues and increase profitability while, at the same time, effectively managed executive compensation expense. Since 2003, total ICP payments have increased only 16% and the number of ICP-eligible executives has actually gone down by 6%. Yet, over that same period, EPS has increased 304%(1), total sales have increased 75%, segment profit has increased 209%, and free cash flow has increased 184%. If Mr. Cote had allowed the number of ICP-eligible executives and ICP spend to increase at the same rate as EPS (up 304%), today we would have 2,989 ICP-eligible executives (versus 699 actual) and our ICP expense in 2015 would be $283 million (versus $81 million actual). Mr. Cote believes that keeping the number of ICP-eligible executives low reduces bureaucracy and results in decisions being made much faster. This philosophy, and the resulting operational efficiency it creates, has contributed to the strong track record of superior operational and financial performance over the course of Mr. Cote’s tenure with Honeywell.

CEO TRACK RECORD — STRONG BUSINESS PERFORMANCE — EFFECTIVELY MANAGING ICP SPEND
Business Performance	ICP Plan (Total Company)

(1)	EPS, V% exclude pension mark-to-market adjustment.

(2)	Free Cash Flow = Cash Flow From Operations Less Capital Expenditures.

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Executive Compensation > 2015 Honeywell Performance

Earnings Per
Share* up 10%
to $6.10.

Total Sales of $38.6
billion down 4%
reported(1);
up 1% core organic.

Segment margins
increased 220 basis
points to a record
18.8%.(1)

Segment profit up
8% to a new peak
of $7.3 billion.

Free cash flow**
up 11% to $4.4
billion.

2015 HONEYWELL PERFORMANCE

Honeywell’s outperformance continued in 2015 despite the significant headwinds we encountered in what continues to be a slow-growth environment. Our sales grew 1% on a core organic basis, while segment margin expanded 220 basis points, reflecting the consistent, focused deployment of HOS Gold and our core business processes. Each of our three segments delivered margin expansion above the guidance we communicated in December 2014 and we also exceeded the high end of our Free Cash Flow** guidance for the year. Earnings Per Share* (EPS) growth was 10%, which represented Honeywell’s sixth consecutive year of double-digit earnings growth. Our 2015 performance did not come at the expense of future growth. We continued to ‘seed plant’ in high growth regions, high return capital expenditure projects, process improvements, and new product development. We also committed over $160 million to restructuring actions which will help us to continue improving our operations in years to come. We have demonstrated that we can execute well, particularly in a tough macro environment — a big reminder of the value of our diversified and balanced portfolio and the strength of Honeywell.

PERFORMANCE HIGHLIGHTS (2015 VS. 2014)

•	Earnings Per Share* were up 10% to $6.10.

•	Sales of $38.6 billion, up 1% on a core organic basis; down 4% reported. The difference between core organic and reported was due to the impact of foreign currency translation, acquisitions, divestitures and Aerospace OEM incentive payments (-4%) and lower raw materials pass-through pricing in the Resins & Chemicals business of PMT (-1%).

•	Segment Margins increased 220 basis points to a record 18.8%, with segment profit up 8% to a new peak of $7.3 billion.

•	Free Cash Flow (“FCF”)** remained strong at $4.4 billion, reflecting FCF conversion of 91%. This includes 2015 capital expenditures of $1.1 billion.

ANOTHER YEAR OF STRONG PERFORMANCE

*	EPS, V% exclude pension mark-to-market adjustment.
**	FCF = Cash Flow From Operations Less Capital Expenditures

(1)	As reported. If 2014 Sales and Segment Margin were adjusted to exclude the impact of $184 million of incentives to commercial aerospace original equipment manufacturers (“OEM Incentives”) in 4Q 2014, 2015 reported Sales would be down 5% and 2015 Segment Margins would be up 180 bps.

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Executive Compensation > 2015 Honeywell Performance

PERFORMANCE VERSUS OUR PEERS

In ensuring alignment between pay and performance, the Committee assesses Honeywell’s financial performance against two sets of peer data: our 14 company Compensation Peer Group (see page 37) and a smaller subset of the Compensation Peer Group comprised of Emerson Electric (EMR), United Technologies (UTX), General Electric (GE) and 3M Corporation (MMM). We refer to these four companies as our “Multi-Industry Peer Group”. Each of these four companies is a multi-industrial company that has broadly overlapping institutional ownership, is covered by the same set of Wall Street research analysts that covers Honeywell and operates in a similarly diverse set of end markets on a global basis.

For both the Compensation Peer Group and Multi-Industry Peer Group, the Committee considers four primary indicators of financial performance: EPS, Reported Sales, Net Income and Return on Invested Capital (or “ROIC”). This comparison is done using certain non-GAAP financial information that both Honeywell and each peer company utilizes in its financial disclosure and investor presentations. For Honeywell, we exclude the pension mark-to-market adjustment from Net Income and EPS. With regard to the peer group medians, each peer company adjusts its GAAP financial results for net income and EPS in a different manner and their presentation of this non-GAAP information is subject to change from time to time. Even though each peer company’s non-GAAP adjustments are slightly different, the Committee believes it is important to review the same type of financial information that our investors use in making investment decisions and that Wall Street research analysts use when comparing and contrasting us to our peers and making investment recommendations.

As the table below makes clear, we delivered consistently strong operational performance in 2015 with EPS* and Net Income* growth significantly ahead of both our Compensation Peer Group and Multi-Industry Peer Group. In addition to EPS* and Net Income* growth, our 2015 ROIC was also superior to both sets of peers.

2015 PERFORMANCE RELATIVE TO PEERS

Note: See narrative section above for description of our exclusion of the pension mark-to-market adjustment to Honeywell’s Net Income and EPS and the use of certain non-GAAP financial information in determining the median performance of both our Compensation Peer Group and Multi-Industry Peer Group for EPS, Net Income and ROIC.

(1)ROIC = Adjusted Net Income Before Interest divided by Net Investment (2-Point Average)

Adjusted Net Income Before Interest = Net Income (HON excludes pension mark-to-market adjustment) + After-Tax Interest Net Investment = Book Value of Equity + Total Debt

5-Year Net Income and EPS Growth vs. Peers

We not only outperformed our Compensation Peer Group and Multi-Industry Peer Group in 2015, but over the last 5-year period as well. The Committee believes our 5-year EPS performance is particularly impressive because it was accomplished during a period when many companies in both peer groups used share repurchase programs to boost their EPS. Hence, as the table below demonstrates, net income growth lagged EPS growth for our Multi-Industry and Compensation Group Peers, indicating that EPS growth was to some extent achieved by simply decreasing the number of shares outstanding through share buybacks. The strong correlation between net

*V% excludes pension mark-to-market adjustment.

Strong Operational Outperformance vs. Both Compensation Peer Group and Multi-Industry Peers

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Executive Compensation > 2015 Honeywell Performance

Consistent Double Digit
Net Income and EPS(1) Growth
over 5-years

Honeywell EPS(1) more reflective of operating performance

Honeywell’s Total Cumulative Shareowner Return (TSR)

1-year 3-year 5-year 10-year

10-Years: 81st Percentile
vs. Compensation Peer Group

(1)	Excludes pension mark-to-market adjustment.

income and EPS growth at Honeywell is important because it means that our EPS growth is a true reflection of our operational performance.

Net Income and EPS Growth (5 Years)

Relative to Multi-Industry Peers and Comp Peer Median

Note: The foregoing table reflects 2010-2015 fiscal year data. Also, see narrative section above for description of the pension mark-to-market adjustment to Honeywell's Net Income and EPS and the use of certain non-GAAP financial information in determining the median performance of both our Compensation Peer Group and Multi-Industry Peer Group for EPS and Net Income CAGR.

* Comp Peer Median represents median of the full Compensation Peer Group.

WE ARE CREATING VALUE FOR OUR SHAREOWNERS

Total Shareowner Return:

We continue to demonstrate long-term outperformance against our Compensation Peer Group, Multi-Industry Peer Group and the S&P 500. The following graph displays our annual and 5-year cumulative TSR performance relative to each of these three groups.

5-YEAR CUMULATIVE TSR

Comp Peer Median or “Comp” reflects Compensation Peer Group Median; Percentile rank is HON relative to all Comp Peer Companies.

Multi-Industry Peer Median or “Multi” includes 4 companies in our Compensation Peer Group with the most similar profile to HON.

TSR measurements as of market close on December 31, 2015.

5-Years: 69th Percentile TSR Vs. Compensation Peer Group

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Executive Compensation > 2015 Honeywell Performance

WE ARE DEPLOYING CAPITAL WISELY

Growing our Dividend

We returned capital to shareowners through a 15% increase in the dividend rate. This was the eleventh dividend rate increase of at least 10% in the last ten years and demonstrates our commitment to grow the dividend rate at a higher rate than EPS.

Share Repurchases

In 2015, we repurchased approximately 18.8 million shares returning $1.9 billion of cash to our shareowners. It is our intent to continue to opportunistically repurchase our shares from time to time to more than offset the dilutive impact of employee stock based compensation plans.

Mergers and Acquisitions

We have taken significant steps to advance the commitment we have made to deploy at least $10 billion in capital for M&A transactions by 2018. In 2015 alone we entered into definitive M&A transaction agreements in each of our three SBGs to deploy approximately $6 billion for acquisitions.

•	Acquired the Elster Division of Melrose Industries plc, a leading provider of thermal gas solutions for commercial, industrial, and residential heating systems and gas, water, and electricity meters, including smart meters and software and data analytics solutions, for approximately $5.0 billion. We expect that Elster will serve as the base for new M&A opportunities to further expand our gas portfolio and increase our presence in the water and electricity segments.

•	Acquired Aviaso, an international aviation software company that offers fuel efficiency and emissions savings software to the airline industry. The acquisition furthers our position as the preeminent supplier of software to the aerospace industry.

•	Acquired Sigma-Aldrich’s laboratory research chemicals business, a global maker of high-purity inorganics and solvents used in pharmaceutical, diagnostic and industrial laboratory testing applications for approximately €105 million ($115 million USD).

•	Acquired Satcom1, the leading provider of on board communications routing software and a satellite communications provider of airtime and consulting services. The acquisition positions us to offer business jet operators a seamless experience with an all-in-one connectivity solution spanning routing software, airtime, hardware equipment, avionics, flight support services and applications.

•	Acquired COM DEV International’s electrical and optical components and subsystems businesses for approximately C$455 million ($330 million USD). This transaction expands our space and connectivity portfolio including entry into growing radio frequency technology for data networking satellites and communications.

•	Acquired the remaining 30 percent stake in UOP Russell LLC for approximately $240 million. UOP Russell LLC, part of UOP, develops technology and manufactures modular equipment to process natural gas. We acquired the initial 70% stake for $525 million in 2012.

•	Announced the acquisition of Xtralis in early 2016, a leading global provider of aspiration smoke detection, along with advanced perimeter security technologies and video analytics software, for approximately $480 million. This acquisition complements our growing Security and Fire business within ACS, demonstrating our commitment to making the world safer and more secure.

Capital Investment

Capital spending in 2015 was $1.1 billion, consistent with the level of spending in 2014. We continue to focus our CapEx on projects in high ROI businesses intended to help grow revenues in-line with our Long-Term Targets. Significant areas where we are building new manufacturing facilities or materially expanding existing facilities include the Honeywell Solstice® family of low global-warming potential refrigerants, blowing agents, aerosols and solvents, as well as the UOP catalyst and adsorbent business where new production facilities will enable us to produce, among other things, adsorbents for the removal of radioactive material from water such as was required for the Fukushima disaster clean-up.

Dividend rate was increased by 15%. This marks the eleventh increase of at least 10% in the last ten years.

We have taken significant steps to further our commitment to deploy at least $10 billion in capital for M&A transactions by 2018.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 35

Executive Compensation > Our Compensation Philosophy & Approach

OUR COMPENSATION PHILOSOPHY & APPROACH

Our executive compensation program is designed to support the creation of shareowner value through four key objectives:

1.	Attract and Retain World-Class Leadership Talent with the leadership abilities and experience necessary to develop and execute business strategies, drive superior results, meet diverse challenges and build long-term shareowner value in an enterprise with our scale, breadth, complexity and global footprint;

2.	Drive Performance that Creates Shareowner Value by emphasizing variable, at-risk compensation with an appropriate balance of near-term and long-term objectives that align executive and shareowner interests;

3.	Pay for Superior Results and Sustainable Growth by rewarding and differentiating among executives based on the achievement of Company, business unit and individual objectives as well as efforts to advance Honeywell’s growth initiatives; and

4.	Manage Risk through Oversight and Compensation Design features and practices that balance short-term and long-term incentives, are not overly leveraged and cap maximum payments.

Decisions about executive compensation are made by the Committee. Each year, the Committee reviews each NEO’s four-year compensation history in total and for each element of total annual direct compensation. The Committee also reviews projected benefit payments under Honeywell’s retirement and deferred compensation plans, and any previously granted, non-recurring types of awards or grants such as performance-adjusted RSUs or performance stock option awards issued for retention and/or succession planning purposes. This enables the Committee to understand how each element of compensation interacts with the other elements and to see how current compensation decisions may affect future wealth accumulation and executive retention. The Committee considers historical awards and/or grant levels when determining individual annual ICP awards and option grants, as well as the value and vesting dates of unvested equity holdings.

The factors that generally shape the Committee’s overall assessment of compensation include:

•	Overall operational and financial performance — Corporate and SBG;

•	Stock price performance and total shareowner return;

•	Executive’s individual record of performance including success in deploying the Honeywell Enablers;

•	Named Executive Officer compensation history, including experience in the position;

•	Each NEO’s relative level of responsibility within Honeywell and the impact of his or her position on Honeywell’s performance;

•	Executive’s long-term leadership potential with Honeywell and associated retention risk;

•	The senior executive succession plan;

•	Stock ownership levels;

•	Annual share utilization and shareowner dilution levels resulting from the compensation plans;

•	Trends and best practices in executive compensation;

•	Peer group comparisons, including pay levels and practices for the competitive marketplace and company performance relative to the competitive marketplace;

•	Industry and macroeconomic conditions; and

•	Results of the annual Say on Pay vote and feedback from shareowners obtained through the Company’s outreach program.

The Committee believes in ensuring a clear alignment between pay and performance as evidenced by the strong correlation between TSR, financial performance and executive compensation. However, the Committee does not believe that factoring of the various items it considers in making its compensation related decisions for each NEO should, or can, be reduced to a linear formula.

The Committee does not define specific internal pay ratios for its senior executives or NEOs. The compensation disparity between the CEO and the other NEOs is primarily due to the CEO having significantly greater responsibilities for management and oversight of a diversified, global enterprise.

Final compensation determinations are ultimately made by the Committee (together with the other independent directors in the case of the CEO) after review and evaluation of these considerations and the other items discussed in this Compensation Discussion and Analysis.

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Executive Compensation > Our Compensation Philosophy & Approach

OUR COMPETITIVE MARKET — COMPENSATION PEER GROUP

The Committee believes it is important to understand the relevant market for executive talent to ensure that Honeywell’s executive compensation program supports the attraction and retention of highly-qualified leaders. However, the Committee does not target a specific competitive position relative to the market for executive compensation.

They annually assess market conditions through a review of compensation data compiled by the Committee’s independent compensation consultant regarding a peer group of companies (the “Compensation Peer Group”) with whom Honeywell competes for talent and that have one or more of the following attributes:

•	Business operations in the industries and markets in which Honeywell participates;

•	Similar revenue and market capitalization;

•	Similar breadth of portfolio and complexity;

•	Global scope of operations and/or diversified product lines; and

•	Demonstrated competitor for executive talent.

The Committee regularly reviews the appropriateness of the Compensation Peer Group and the purposes for which it is used. The Committee did not make any changes to the Compensation Peer Group in 2015.

COMPENSATION PEER GROUP

Alcoa	General Dynamics	Raytheon
Boeing	General Electric*	Textron
Dow Chemical	Johnson Controls	3M*
E.I. DuPont de Nemours	Lockheed Martin	United Technologies*
Emerson Electric*	Northrop Grumman

*	Also included in our Multi-Industry Peer Group for comparison of business performance. See page 33 for a discussion of why the Committee considers the Multi-Industry Peer Group a particularly relevant set of companies when reviewing Honeywell’s performance.

COMPARISON OF HONEYWELL WITH COMPENSATION PEER GROUP AND MULTI-INDUSTRY PEER GROUP

Revenue: reflects fiscal year 2015 results as reported.

TSR percentages reflect cumulative growth over the period. All periods end December 31, 2015.

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Executive Compensation > Our Compensation Philosophy & Approach

For each Company in the Compensation Peer Group, the Committee reviews data including base salary, actual annual cash incentive awards, total annual cash compensation, long-term incentive compensation and total annual direct compensation of the NEOs. The Committee also references general industry survey data published by third parties as a general indicator of relevant market conditions and pay practices.

Consistent with the Committee’s practice of aligning actual ICP payouts with Honeywell’s performance, the Committee reviews a comparison of Honeywell’s actual pay and performance with that of the Compensation Peer Group, as prepared by the independent compensation consultant. The consideration of actual (rather than target) pay levels allows the Committee to develop a more accurate understanding of the competitive marketplace and any potential retention risks.

SUCCESSION PLANNING

The Committee recognizes that retention of highly-qualified leadership talent is critical to the Company’s continued performance and to successful succession planning. The Committee annually considers, and reviews with the full Board, succession candidates for the CEO and other senior leadership positions under both near-term and long-term planning scenarios, taking into account demonstrated performance, leadership qualities and potential to take on more complex responsibilities. As part of this process, the Committee considers the potential retention risk regarding incumbent senior executives and the identified succession candidates, the competitive landscape for executive talent, the specific succession planning time horizon for each senior executive position, and the extent of disruption likely to be caused by unplanned attrition. Since January 2004, all of the Company’s open executive officer positions have been filled with executives promoted from within Honeywell.

Due to the sustained improvement in key performance metrics, strong long-term relative TSR performance and the breadth of our business operations, Honeywell’s senior executives are recognized as industry leaders with backgrounds, depth of experience and management skill sets that are highly attractive to competitors. The Committee believes that these executives have visibility as high-performing leaders and may be presented with other career opportunities given the global scope and complexity of the Company and each of its business segments.

If the Committee believes it to be necessary, it will take appropriate compensation actions to reinforce the succession plan and to guard against competitive activity. Such actions are designed to (i) motivate the executive to forego outside career opportunities, (ii) generate value for the recipient only if he or she remains employed by the Company for the period of time deemed optimal for succession planning purposes, (iii) ensure a smooth transition of senior executives in key leadership positions; (iv) strengthen restrictive covenants (e.g., non-competition, non-solicitation) and/or (v) provide for transition periods that will guard against competitive harm to the Company at the time of a key executive’s departure from Honeywell. The Committee considers succession-related actions within the context of the Company’s long-standing commitment to align pay and performance.

In 2015, the Committee determined it was not necessary to take any special actions to strengthen the leadership succession plan.

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Executive Compensation > Compensation Program Description

COMPENSATION PROGRAM DESCRIPTION

ELEMENTS OF 2015 TOTAL ANNUAL DIRECT COMPENSATION

In this section, we describe the three elements of our compensation programs that make up “total annual direct compensation” or “Total ADC” for the NEOs in 2015. These three elements, as well as their type and purpose, are summarized in this table:

Compensation Element	Type of Compensation	Key Objectives
Base Salary	Fixed Annual Cash	To attract and compensate high-performing and experienced leaders at a competitive level of cash compensation. Base salaries are determined based on scope of responsibility and years of experience, with reference to market data.

Short-Term
Incentive Awards
• Annual Incentive Compensation Plan (ICP)	Variable Annual Cash	To motivate and reward executives for achieving annual corporate, SBG and functional goals in key areas of financial and operational performance.

Long-Term Incentive
(LTI) Awards
• Growth Plan Units	Variable, Performance Cash	To drive the achievement of specific financial performance goals directly aligned with our operating and strategic plans.
• Stock Options	Equity	To directly align the interest of our executives with shareowners. Stock options only have realizable value for executives if the operating performance results in stock price appreciation.

In the past, the Committee has also approved and issued performance stock options (one time in 2014 to the CEO) and performance-adjusted RSUs on a discretionary basis as a tool to strengthen retention and/or enable the execution of the senior executive succession plan on a timeline deemed optimal by the Committee. No such awards were granted in 2015.

Target Weighting of Total Annual Direct Compensation Elements

The tables below presents the target mix of Annual Direct Compensation for the CEO and other NEOs. In setting total compensation, the Committee seeks to achieve the optimal balance between:

•	Fixed and variable (or “at-risk”) pay elements;

•	Short- and long-term pay elements; and

•	Cash and equity-based elements.

The mix of compensation elements for NEOs is heavily leveraged toward variable, performance-based compensation. The CEO, in particular, has a greater emphasis on variable compensation than all other executives because his actions can have a greater influence on Company performance.

For 2015, the target weighting of each of the elements of total annual direct compensation for the CEO and other NEOs was as follows:

TARGET WEIGHTING OF 2015 TOTAL ANNUAL DIRECT COMPENSATION ELEMENTS

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Executive Compensation > Compensation Program Description

The percentages above are based on target Total ADC. ICP is included at the 2015 Baseline ICP Amount (defined on page 41). Stock options are included at the grant date value. The 2015 portion of the 2014-2015 Growth Plan award is included at target.

TARGET MIX OF TOTAL ANNUAL DIRECT COMPENSATION FOR THE CEO AND OTHER NEOS FOR 2015

Short-Term: Base Salary and Baseline ICP Amount

Long-Term: Stock options at grant date value, Growth Plan at annualized target value

DETAILS ON PROGRAM ELEMENTS AND RELATED 2015 COMPENSATION DECISIONS

Base Salary

Base salaries are determined based on scope of responsibility and years of experience, with reference to market data. In 2015, base salary was 8% of the CEO’s Total ADC and approximately 16% of Total ADC for the other NEOs. The CEO and two other NEOs did not receive an increase in base salary in 2015. Messrs. Mahoney and Szlosek received merit increases of 3.5% and 5%, respectively, based on the Committee’s assessment of performance and competitive market positioning.

Annual Incentive Compensation Plan (“ICP”)

Decisions by the Committee on each executive’s ICP payment are based on two fundamental factors: how well the Company performed and how well the individual executive performed. The table below describes the Committee’s step-by-step process in determining annual ICP payments.

Process for Determining Annual ICP Award:

STEP 1 Set ICP Goals	At the beginning of each year, the Committee sets specific annual financial objectives (“Pre-Established ICP Goals”) consistent with our annual operating plan and external guidance that reflects then-current assumptions regarding macro-economic and key end-market conditions. Goals are established at the Total Honeywell level and for each SBG. For 2015, the three Pre-Established ICP Goals at the total Honeywell level, and how we performed against those goals, are described below.

STEP 2 Determine Funding Cap	At the end of the year, the Committee reviews our consolidated earnings performance for the year and determines, in accordance with the ICP rules, the maximum aggregate amount of ICP awards that can be paid to all senior executive employees, including the NEOs. This amount must be less than 2% of the Company’s consolidated earnings (“Funding Cap”). Consolidated earnings excludes unusual or infrequently occurring events or transactions, the effects of extraordinary items, gain or loss on the disposal of a business segment, the effects of changes in accounting principles and the effects of any annual pension mark-to-market adjustment that recognizes net actuarial gains and losses outside the corridor (calculated as 10% of the greater of plan assets or projected benefit obligation).

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Executive Compensation > Compensation Program Description

STEP 3 Evaluate Performance and Approve Overall ICP Pool Funding	The Committee then conducts their review of annual performance, looking first at current year results against the Pre-Established ICP Goals, and then reviewing how well the Company and the SBGs performed against their primary goals and other key performance measures, in each case relative to the prior performance year. To ensure that executives are not unduly rewarded or punished for factors outside of their control, the Committee will also consider certain additional factors (“Supplemental Criteria”), such as macroeconomic conditions and performance relative to peers, which are described in more detail below. Based on this assessment, the Committee will determine the performance variance (“V”) for each business unit, which represented the Committee’s overall assessment of performance relative to the prior year. The “V” is applied to the prior year actual ICP awards paid to continuing executives or initial target award for first year executives (the “Baseline ICP Amounts”). Aggregate funding pools are determined on a bottoms-up basis by applying the “V” for each business unit to the Baseline ICP Amounts for each executive eligible for an ICP award.

STEP 4 Determine and Approve Individual ICP Awards	Their Baseline ICP Amount is the starting point for determining an individual executive’s annual ICP award. Within the approved ICP pools, individual ICP awards are further differentiated based on an assessment of individual performance and demonstrated characteristics of leadership that influence long-term shareholder value creation. Each executive also has a notional ICP target which is expressed as a percentage of base salary. The maximum annual ICP award that an executive can receive as a percentage of base salary is capped at 200% of their notional ICP target. The Committee is responsible for determining award amounts for all Officers of the Company and proposing an award for the CEO to the full Board. The independent members of the full Board determines and approves the ICP award for the CEO.

 Pre-Established ICP Goals are based on the following metrics:

Metric	Why Chosen?

Earnings Per Share (“EPS”)(1)	Viewed as the most important measure of near-term profitability that has a direct impact on stock price and shareowner value creation. Given the most weight when assessing annual performance and determining year-over-year improvement.

Free Cash Flow (“FCF”)(2)	Reflects quality of earnings and incremental cash generated from operations that may be reinvested in our businesses, used to make acquisitions, or returned to shareowners in the form of dividends or share repurchases.

Working Capital Turns (“WCT”)(3)	Used to challenge the businesses to improve efficiency of processes they control within their business operations – whether it be inventory control or more effective management of cash and credit.
(1)	Excludes pension mark-to-market adjustment.
(2)	Operating cash flow less capital expenditures.
(3)	Defined as sales divided by working capital, which is trade accounts receivable plus inventory less accounts payable and customer advances.

Metrics shown are at the total Honeywell level. Each SBG also has corresponding objectives, with net income being used in lieu of EPS. Unusual, infrequently occurring items, extraordinary items, the effect of changes in accounting methods and any pension mark-to-market adjustment are excluded in determining achievement of total Honeywell and SBG objectives.

While performance versus the Pre-Established goals is the principal consideration, the Committee believes that over-reliance on a narrow set of fixed financial metrics and strict formulaic weighting among the Pre-Established ICP Goals in the determination of annual ICP awards is not in the best interest of shareowners, because it may result in short-term decisions intended to maximize ICP payments to the detriment of long-term shareholder value creation. Therefore, in addition to the Pre-Established ICP Goals, the Committee also reviews performance against the Supplemental Criteria.

Here we summarize the factors that determine each individual NEO’s ICP award.

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Executive Compensation > Compensation Program Description

FACTORS CONSIDERED IN DETERMINING ACTUAL ICP AWARDS

2015 Pre-Established ICP Goals: Performance Targets and Results

This table sets forth the 2015 Pre-Established ICP Goals and shows performance against these goals as well as relative to prior year actual results.

Metric	2014 Actual	2015 ICP Goal	Basis for 2015 Goal	2015 Actual Performance	2015 Performance Comments
EPS(1)	$5.56	$6.05	The 2015 Target represented the midpoint of the initial guidance range provided to investors in December 2014.	$6.10	Actual 2015 performance exceeded the ICP goal. Represented a 10% increase over 2014 Actual EPS and a new record-level of performance for the Company.
Free Cash Flow(2)	$3.93 billion	$4.25 billion	The 2015 Target represented the midpoint of the initial guidance range provided to investors in December 2014.	$4.38 billion	Actual 2015 performance exceeded the ICP goal. Represented an 11% increase over 2014 Actual FCF, reflecting continued strong quality of earnings and effective cash management.
Working Capital Turns (“WCT”)(3)	7.0 turns	7.2 turns	Target was set to challenge business unit executives to improve the efficiency of operations to an extent believed necessary to achieve our Free Cash Flow goal.	6.6 turns	2015 performance was lower than the ICP goal. Represented -.4 turns change versus 2014, as the continued slow macro environment impacted the inventory component of WCT in ways that were outside the Company’s control. The Committee decided to underweight this goal after considering Honeywell’s outstanding free cash flow performance, which is closely linked to WCT. The Committee also considered data demonstrating that Honeywell is already performing at high levels relative peers on WCT. To emphasize FCF and EPS as the primary focus for ICP at the total Honeywell level, the Committee has removed WCT as a Pre-Established ICP Goal beginning in 2016, but will continue to drive improved WCT performance at the SBG level.

(1)	EPS, V% exclude pension mark-to-market adjustment.

(2)	Cash flow from operations less capital expenditures.

(3)	Sales divided by working capital, which is trade accounts receivable plus inventory less accounts payable and customer advances.

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Executive Compensation > Compensation Program Description

Assessment of Supplemental Criteria

In addition to the Company’s performance versus the Pre-Established ICP Goals described above, the Committee also considered the following Supplemental Criteria in determining 2015 ICP award pools:

Strong and Sustained Operational Performance:

•	Sixth consecutive year of double-digit earnings growth;

•	1% core organic sales growth in difficult environment, driven by new product introductions, geographic expansion and commercial excellence;

•	Strong free cash flow including $1.1 billion of high-return capital expenditures;

•	8% segment profit improvement and 9% net income* improvement versus 2014;

•	Deployed approximately $6 billion for acquisitions; and

•	Continued high growth region penetration.

Relative Performance:

•	Operational outperformance against both our Compensation Peer Group and Multi-industry Peer Group on key financial metrics (see page 33); and

•	The performance of the SBGs relative to each other and prior year (impacts internal differentiation).

Impact of Macroeconomic Factors:

•	Slow growth environment;

•	Top-line impact of lower oil prices; and

•	Strong U.S. dollar.

2015 Individual NEO Performance Assessments

In determining the ICP awards for each NEO, the Committee also considered 2015 individual performance and accomplishments. For Mr. Cote’s individual performance and accomplishments, see the narrative below the CEO Performance & Compensation Table previously shown on page 30 of this Compensation Discussion and Analysis. Individual performance and accomplishments for the other NEOs are listed below.

Mr. Szlosek

•	Drove cost reduction initiatives across all three SBGs which significantly contributed to Honeywell’s earnings per share* (EPS) growth and achievement of free cash flow target.

•	Managed the execution of our balanced, disciplined capital deployment strategy through which we repurchased $1.9 billion of our shares, increased our quarterly dividend by 15%, and deployed approximately $6 billion of capital for acquisitions.

•	Drove sustainable productivity improvements through the funding of over $160 million of new restructuring projects that are expected to generate incremental pre-tax savings of $175 to $200 million year over year.

•	Led the functional transformation of the finance organization and successfully oversaw the transition to our new independent accountants, Deloitte & Touche LLP.

•	Strengthened our relationship with shareowners and the investor community by leading our investor relations activities and effectively communicating with investors the actions being taken by Honeywell to create long-term shareowner value.

Mr. Fradin

•	Led the development and implementation of our M&A strategy and execution that resulted in five announced transactions in 2015 in which we will deploy approximately $6 billion of capital, including the $5 billion acquisition of Elster, our largest acquisition since 1999. Also coached and oversaw activities of all the acquisition integration teams.

•	Drove the development of the Company’s global Critical Infrastructure Protection business resulting in numerous project wins.

•	Worked closely with business leadership in several key business units to develop new products, capabilities or services to drive revenue growth. Highlights include growth projects in our Business and General Aviation, Transportation Systems and Defense and Space business units within the Aerospace SBG, as well as the development of our successful Indoor Air Quality business in China.

•	Contributed to several initiatives to broaden and expand our shareowner base by developing relationships with potential shareowners who have not traditionally invested in Honeywell.

•	Helped grow revenues in High Growth Regions by using his broad network of business relationships and deep knowledge of Honeywell capabilities to win key sales pursuits.

*	EPS, V% exclude pension mark-to-market adjustment.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 43

Executive Compensation > Compensation Program Description

Mr. Mahoney

•	Successfully contracted to produce the new HTF7000-series business aviation turbofan engine with Textron Aviation for their forthcoming Cessna Longitude business jet. Honeywell’s HTF7000 family now powers four of five aircraft in the Super-Midsize business jet segment.

•	Expanded Aviation Services product offerings and applications, including goDirect flight planning, goFuel fuel planning, Weather Information Service global aviation weather, and connectivity data services and airtime. The new Weather Information Service has been adopted by Airbus as the “Weather on Board for FlySmart” suite made available to its airline customers and projected to save up to $30,000 per aircraft, per year.

•	Played a key role in the entry into service of the all new Airbus A350XWB airplanes, in what is the largest contract ever awarded to a single supplier on any Airbus aircraft, spanning avionics and mechanical systems.

•	Reached agreements with Lufthansa and Singapore Airlines to install Honeywell’s GX Aviation system for their global wi-fi hardware solution.

•	Successfully positioned Honeywell’s Ground Based Augmentation System and SmartPath product with the Civil Aviation Administration of China as a key foundational element in their modernization of China’s Air Traffic Management system.

•	Achieved numerous cockpit upgrade wins at major airlines, including India-based Indigo Airlines, Virgin Atlantic, Sun Express and Southwest Airlines.

Mr. Kramvis

•	Led the development and deployment of HOS Gold across our 64 HOS Gold Business Enterprises (GBEs). Mr. Kramvis was instrumental in creating the HOS Gold methodology and operating metrics as well as coaching and training each of the General Managers who lead the 64 GBEs.

•	Reviewed, established and guided revenue growth initiatives and programs across all 64 GBEs. These initiatives are at the core of Honeywell’s intentions to deliver on its commitments of revenue and EPS growth.

•	Streamlined and implemented our software development and technology strategy by defining the underlying architecture to effect device-to-cloud connectivity to enable new digital commercial offerings, including new analytics and software products and new business models such as Software as a Service.

•	Overhauled the Company’s sales and marketing structure to enhance product, channel, customer and end-market coverage and introduced Honeywell-wide new methods, programs and training for effective sales force deployment.

•	Helped grow revenues in High Growth Regions by using his broad network of business relationships and deep knowledge of Honeywell capabilities to win key sales pursuits. For example, Mr. Kramvis was instrumental in helping our UOP business unit to win a contract to upgrade PetroVietnam’s Camau Gas Processing Plant for over $75 million.

•	Expanded our shareowner base, particularly in Europe and Asia, by developing relationships with non-U.S. fund managers, investors and sovereign wealth funds who have not traditionally invested in Honeywell or other U.S. multi-industrial equities.

Approved ICP Awards to the CEO and Other NEOs

Based on their assessment of 2015 performance against the Pre-Established ICP Goals and Supplemental Criteria, as well as their assessment of individual performance, the Committee and the independent members of the Board in the case of the CEO, approved 2015 ICP payments to the NEOs as follows:

	Baseline ICP Amount	Business Financial Results “V”(1)	Preliminary 2015 ICP Award	Adjustment Based on Individual Assessment(2)	Actual 2015 ICP Award (rounded)
Mr. Cote	$5,500,000	+4%	$5,720,000	0%	$5,700,000
Mr. Szlosek	$700,000	+4%	$728,000	17%	$850,000
Mr. Fradin	$1,200,000	+4%	$1,248,000	4%	$1,300,000
Mr. Mahoney	$800,000	+4%	$832,000	8%	$900,000
Mr. Kramvis	$950,000	+4%	$988,000	6%	$1,050,000

(1)	Based on assessment of business unit performance against Pre-Established ICP Goals and Supplemental Criteria.

(2)	Based on assessment of individual performance and impact.

44 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Compensation Program Description

Long-Term Incentive Compensation (“LTI”)

The NEOs participated in the following LTI awards in 2015: Stock Options awarded in 2015 and Growth Plan Units (GPUs) awarded in 2014 but with earned awards determined at the end of 2015. All long-term incentive awards to officers are approved by the Committee (and by all of the independent directors in the case of the CEO).

Stock Options

Annual stock option awards are long-term incentives intended to motivate and reward executives for making strategic decisions and taking actions that drive year-over-year improvements in company performance that translate into future increases in stock price. Stock options are directly aligned with the interests of our shareowners because executives only realize value if the stock price appreciates. This alignment is further strengthened by our Stock Ownership Guidelines that require executives to hold net gain shares from option exercises for at least one year after exercise.

Annual stock option grants are made in February of each year during an open trading window period following the release of financial results for the preceding fiscal year. For the NEOs, Stock Options represent approximately two-thirds of their target total annual LTI opportunity.

Stock options are granted with an exercise price that is set equal to the fair market value of our Common Stock on the grant date. Annual stock options granted to NEOs vest in equal 25% increments over a four-year period. The Committee considers both the estimated grant date fair value of stock options and the number of stock options in determining award size, as well as vested and unvested equity held by the NEOs.

Why Our Committee Believes Stock Options are A Highly Effective Long-Term Vehicle For Aligning Pay and Performance	•	Stock options directly align the interests of our executives with the financial interests of our shareowners.
	•	Stock options have proven to be an effective vehicle at Honeywell for focusing management on taking actions that create sustainable long-term value.
	•	As shown on page 54, our executives own a large amount of Honeywell shares. The Committee believes that this employee-ownership, fostered by a focus on stock options in the pay mix, has contributed to Honeywell’s track record of solid stock price performance.
	•	NEOs are strongly encouraged to hold options for at least seven years of the ten-year term. Mr. Cote himself has been holding his options even longer (usually exercises within one year of expiration and has never exercised before two years prior to the ten-year expiration).

2015 Stock Options — Discussion and Awards

Annual Stock Option grants to the NEOs in 2015 represented the most significant component of each officer’s target total annual LTI opportunity (approximately two-thirds). In determining annual Stock Option awards to the NEOs, the Committee considered the factors noted below, viewed in the context of market compensation data. All annual Stock Options vest ratably over four years.

2015 annual Stock Option awards to the NEOs have an exercise price of $103.90 and had a Black-Scholes value of $17.23 as of the grant date. What this means is that the stock needs to appreciate to $121.13 in order for an NEO can fully realize the grant date value.

CEO: In reviewing the LTI component of the CEO’s Total ADC in February 2015, the Committee considered the Company’s operational performance and relative total shareowner returns as of the end of 2014, the value and mix of long-term incentive awards made to chief executive officers at Compensation Peer Group companies, and the size of awards previously made to Mr. Cote. The Committee also considered the Company’s sustained growth and consistent improvement over the course of Mr. Cote’s tenure (see page 31), the amount of vested and unvested equity he holds, the grant date fair value of any proposed award compared to prior years and the annualized value of the 2015 portion of the 2014-2015 Growth Plan award. Based on these considerations, in February 2015, the Committee granted Mr. Cote 600,000 annual stock options (grant date value of $10,338,000*), subject to vesting requirements, in recognition of his anticipated leadership in driving sustained financial and operational performance.

*	Value determined based on Black-Scholes value of $17.23 per option.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 45

Executive Compensation > Compensation Program Description

Other NEOs: For each of the other NEOs, the Committee considered the executive officer’s performance in 2014, his impact on overall Company performance and his potential to contribute to the future performance of the Company. In addition, the Committee considered the amount of vested and unvested equity each executive holds, the grant date fair value of the proposed award compared to prior years, the annualized value of the 2015 portion of the 2014-2015 Growth Plan award, and the value of similar incentive awards to comparable named executive officers at Compensation Peer Group companies.

Based on these considerations, in February 2015, the Committee granted annual stock options to each of the other NEOs as follows:

	# Options	Grant Date Value*
Mr. Szlosek	125,000	$2,153,750
Mr. Fradin	180,000	$3,101,400
Mr. Mahoney	175,000	$3,015,250
Mr. Kramvis	165,000	$2,842,950

*	Stock Options vest over four years. Value determined based on a Black-Scholes value of $17.23 per option.

Messrs. Fradin and Mahoney received the same number of stock options as was granted to them in 2014. Messrs. Szlosek and Kramvis received a larger number of stock options (25% and 20%, respectively) in 2015 in connection with promotions effective after their 2014 grants.

Growth Plan

The Growth Plan provides performance-contingent, cash-based, longer-term incentive awards to focus executives on achievement of objective, two-year financial metrics that are aligned with the relevant Long-Term Targets then in effect (i.e., our 2018 Long-Term Targets). The operational focus of the Growth Plan adds balance to our executive compensation program and is intended to complement stock options, which reward stock price appreciation. For the NEOs, the Growth Plan represents approximately one-third of their target total annual LTI opportunity.

Here is more detail on how the Growth Plan works:

•	Performance targets for each metric (detailed below) are set by the Committee at the beginning of the two-year performance cycle. Metrics are established at the total company level (“Total HON”) and for each SBG. Performance cycles do not overlap, so performance targets are established every other year.

•	Growth Plan Units (GPUs) are awarded to each NEO, at the same time GPU awards are made to other executives, in February of the first year of each two-year performance cycle (e.g., 2014 for the 2014-2015 cycle). The number of GPUs is based on the target value of the Growth Plan component of compensation for each executive for the full two-year performance cycle, as determined by the Committee. For defining annual compensation, the Committed attributes 50% of the value of the GPUs to each year in the performance cycle.

•	At the end of the two-year performance cycle, Growth Plan payouts are determined on a purely formulaic basis. Each GPU has a target value of $100 ($50 when annualized), with performance metrics weighted equally in determining final payout. For each performance metric, a required minimum level of achievement (i.e., threshold) must be attained before the plan will fund for that particular goal.

•	Plan payouts are capped at 200% of target (i.e., $200 for each GPU) to the extent plan maximums are met or exceeded.

•	For SBG executives, 50% of their 2014-2015 performance cycle payout will be based on achievement of Total HON metrics, and the remaining 50% will be based on achievement of corresponding objectives for their respective SBG. For Corporate executives, including the CEO, payouts are based solely on the achievement of total Total HON level metrics.

The Committee believes that a two-year performance cycle is appropriate as it provides the necessary line of sight to set realistic stretch targets aligned with our longer-term objectives. Non-overlapping cycles avoid the potential confusion associated with different targets on the same metric in the same year. We communicate quarterly with our executives on progress towards achieving the GPU targets, and the two-year time frame provides sufficient time for business units to develop and execute business plans to accelerate performance and put us in a better position to achieve the targets.

Because GPU payments are paid out 50% in each of the two years following the completion of a two-year performance cycle, the Growth Plan structure helps with retention since executives must remain with the Company for 14 months following the performance cycle to receive their full payout. Hence, the full cycle of each Growth Plan Unit, including the 2014-2015 grant, is 38 months (i.e., from the beginning of the performance cycle to the time the final payment is made). The chart below displays the duration of the full 2014-2015 Growth Plan cycle, and the timing of when payments are made.

46 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Compensation Program Description

GROWTH PLAN PERFORMANCE & PAYOUT CYCLE

The 2014-2015 Growth Plan: Performance Goals and Full Cycle Results

The 2014-2015 Growth Plan metrics and weighting are described below.

Total Revenue (1/3 weight)	•	Revenue goal (two-year total) was set above the Company’s annual operating plan for 2014 and strategic plan targets for 2015.
	•	Directly aligned with the 2018 Long-Term Targets announced in March 2014.
	•	Reflects aggressive growth rates for the SBGs based on projections of growth in our end markets and assumed macroeconomic conditions consistent with strategic plans.
	•	Excludes the impact of acquisitions and divestitures.
	•	Results not adjusted for foreign currency changes over the cycle.

ROI Expansion (1/3 weight)	•	ROI goal was set based on the two-year revenue targets and the projected income using 2014 annual operating plan and historical rates of incremental sales conversion of income for 2015.
	•	Net investment values were projected taking into account anticipated working capital improvements over the two-year period.
	•	Results not adjusted for foreign currency changes over the cycle.

Segment Margin Expansion (1/3 weight)	•	Focuses executives on driving continued operational improvements directly aligned with our 2018 Long-Term Targets.
	•	Segment margin expansion goal was set to achieve the mid-point of the range needed to attain our 2018 segment margin expansion target.

Threshold funding requirement: No awards are funded unless the compound annual growth rate in EPS (excluding any pension mark-to-market adjustment) for the 2014-2015 period is at least 1.25%.

2014-2015 Growth Plan — Discussion on Rigor of Goals, Analysis and Results

The Committee sets Growth Plan goals at challenging levels that are consistent with the Company’s Long-Term Targets and growth strategies and considers macroeconomic business conditions.

The Total Sales target for the 2014-2015 Growth Plan performance cycle — set at a 3.9% CAGR over two years — was a stretch goal given the continued slow growth environment and represented a target that was 1.6 times the actual sales growth performance delivered in the prior cycle. In the prior 2012-2013 cycle, we had set a high Total Sales target goal (CAGR of 5.6%) and, due to contracting economic growth, were not paid on that metric despite achieving a two-year sales growth CAGR of 2.4% over the period. Given the anticipated continuation of the slow growth environment, it would not have been appropriate to use the 2012-2013 cycle goal as the baseline for the 2014-2015 cycle.

Actual Total Sales performance for the 2014-2015 cycle came in at threshold — a 50% payout on that metric — which was still above the median of our Compensation Peer Group and Multi-Industry Peer Group. Performance was also impacted by the strengthening of the dollar over the performance period, as no adjustment is made under the Growth Plan for changes in foreign currency rates over the cycle.

With respect to the Growth Plan Segment Margin and ROI goals, it is important to note that both of these are EXPANSION goals, not simple targets, so the 2014-2015 targets were building on the improved margins and investment returns delivered in the prior cycle, which are already quite attractive relative to our peers.

The Committee set the 2014-2015 Segment Margin Expansion goal to be aligned with the Company’s 2018 Long-Term Targets communicated to investors in 2014 and at a level expected to generate a level of segment profit dollar improvement similar to the last cycle. Actual performance reflected the impact of management’s strong operational execution — increasing margins by 220 bps over the cycle — a level of improvement, it should be noted, that would have exceeded plan maximum under the prior cycle payout scale as well.

Finally, the 2014-2015 ROI target of 22.8% represented two-year expansion of 120 bps, which was more aggressive than the goal set in the prior cycle due to anticipated differences in strategic plan spending requirements over the cycles. Actual ROI expansion exceeded the goal by 2x and earned a maximum payout on this metric.

As a discussion point during our outreach in 2015, we specifically reviewed the 2014-2015 Growth Plan performance metrics and goals with our top shareowners and received positive feedback regarding the rigor of the goals and the alignment with Honeywell’s Long-Term Targets.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 47

Executive Compensation > Compensation Program Description

Growth Plan — Performance Payout Ranges and Results

The following table presents the performance goals that were set for the 2014-2015 Growth Plan cycle, and how the Company performed against those goals at the Total HON level:

2014—2015 GROWTH PLAN GOALS AND ACTUAL PERFORMANCE (TOTAL HON)

Payout Range
200% (Maximum)
Actual: 150%
Target: 100%
50% (Threshold)
Total Payout: 150%
Total Revenue[1]
2-year total ($billions)
$85.63 (+6.3% CAGR)
Target: $82.74
(+3.9% CAGR)
$79.84 (+1.5% CAGR)
Actual: $79.88
(+1.5% CAGR)
Payout: 51%
1/3 weight
Segment Margin Expansion[2]
2-year change
Actual: 18.5%
(+220 bps)
17.8% (+150 bps)
Target: 17.3%
(+100 bps)
16.8% (+50 bps)
Payout: 200%
1/3 weight
ROI Expansion[3]
2-year change
Actual: 24.0%
(+240 bps)
23.8% (+220 bps)
Target: 22.8%
(+120 bps)
22.3% (+70 bps)
Payout: 200%
1/3 weight

PERFORMANCE CYCLE RECAP:	+1.5% Revenue Growth CAGR (Above Threshold)
+220 bps of Margin Expansion (Above Goal Maximum)
+240 bps of ROI Expansion (Above Goal Maximum)

Executives (including the CEO) who work in Corporate, have their Growth Plan award paid based on the Total HON payout percentage (i.e., 150%). For Executives working in a particular SBG, 50% of their earned Growth Plan amount is based on Total HON performance and 50% is based on the performance of their SBG. Calculated payouts for each SBG based on this methodology were: Aerospace 149%, ACS 153%, PMT 141%, and TS 142%. The aggregate payout percentage for all participating employees was 149%.

Executives who work for more than one business unit during the cycle have their award prorated based on time spent in each business unit.

(1)	Total Revenue is cumulative 2-year total revenue for 2014 and 2015, excluding the impact of acquisitions and divestitures.

(2)	Segment Margin Expansion represents the change in 2015 total company segment margins from the base year of 2013. The segment margin calculation excludes the impact of acquisitions and divestitures during the performance cycle.

(3)	ROI is defined as the ratio of net income before interest expense to cash employed in the Company’s businesses. ROI is a measure of the Company’s ability to convert investments such as inventory, property, plant and equipment into profits. The ROI calculation excludes the impact of acquisitions and divestitures during the performance cycle and pension income/expense. The Growth Plan ROI Expansion goal measures the change in 2015 total company ROI from the base year of 2013.

48 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Compensation Program Description

Performance Relative to Peers over Growth Plan Performance Cycle

To provide additional context, the following table reflects our relative outperformance vs. peers over the two-year 2014-2015 fiscal period, which corresponds with the measurement period for the 2014-2015 Growth Plan. As noted on page 33, the Committee assesses Honeywell's relative financial performance against our 14 company Compensation Peer Group and the Multi-Industry Peer Group. This assessment is done using certain non-GAAP financial information that both Honeywell and each peer company utilizes in its financial disclosure and investor presentations. For Honeywell, we exclude the pension mark-to-market adjustment from Net Income and EPS. With regard to the peer group medians, each peer company adjusts its GAAP financial results for net income and EPS in a different manner and their presentation of this non-GAAP information is subject to change from time to time. Even though each peer company's non-GAAP adjustments are slightly different, the Committee believes it is important to review the same type of financial information that our investors use in making investment decisions and that Wall Street research analysts use when comparing and contrasting us to our peers and making investment recommendations.

Growth Relative To Peers Over 2014-2015 Growth Plan Cycle	Relative Outperformance on Other Key Metrics over the 2014-2015 Growth Plan Cycle

Note: The foregoing table reflects fiscal year 2014 and 2015 performance. Also, see narrative section above for description of the pension mark-to-market adjustment to Honeywell's Net Income and EPS and the use of certain non-GAAP financial information in determining the median performance of both our Compensation Peer Group and Multi-Industry Peer Group for EPS and Net Income.

2014-2015 Growth Plan: NEO Earned Awards for 2015

The following table presents the number of GPUs granted to each NEO in February 2014 for 2014-2015 along with their annualized (a) target award value and (b) actual earned award value at the conclusion of the two-year performance cycle.

			Annualized
	# of GPUs		Growth						Earned
	Awarded for		Plan Unit						Award
	2014-2015		Value at		Annualized		Earned		Value
	Performance		Target		Target Award		Pay Out		Attributable
	Cycle	x	($100/2)*	=	Value	x	Percentage	=	to 2015**
Mr. Cote	95,000		$50		$4,750,000		150%		$7,125,000
Mr. Szlosek	20,000		$50		$1,000,000		150%		$1,500,000
Mr. Fradin	27,500		$50		$1,375,000		150.4%(a)		$2,068,000
Mr. Mahoney	25,000		$50		$1,250,000		149%		$1,862,500
Mr. Kramvis	20,000		$50		$1,000,000		148.8%(a)		$1,488,000

*	Represents value of one GPU for the two-year cycle shown on an annualized basis (i.e., $100 unit value divided by 2) to recognize non-overlapping performance cycles.

**	Consistent with how the Committee assigns value when planning NEO compensation, which considers the Growth Plan as being earned 50% in the first year of the performance cycle (2014) and 50% in the second year of the performance cycle (2015).

(a)	Awards to Messrs. Fradin and Kramvis were determined on a prorated based on the amount of time they worked in ACS or PMT, respectively, and the amount of time they worked in Corporate, over the course of the two-year performance cycle.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 49

Executive Compensation > Compensation Program Description

Note on annualized award values vs. amounts reflected on the Summary Compensation Table for 2015:

SEC reporting rules require that the full amount of the Growth Plan award for the two-year cycle be reflected in the Summary Compensation Table as Non-Equity Incentive Compensation in the second year of the performance cycle, regardless of the length of the related performance period or the timing of when the related payments are made (in this case, in 2016 and 2017).

As a result, the Summary Compensation Table included in this proxy statement shows the full value of the earned award for the 2014-2015 performance cycle as being earned in 2015. This is inconsistent with the Committee’s view when planning NEO compensation and setting the Growth Plan targets, which considers the Growth Plan as being earned 50% in the first year of the performance cycle (2014) and 50% in the second year of the cycle (2015). Performance cycles do not overlap.

50 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Other Compensation & Benefit Programs

OTHER COMPENSATION & BENEFIT PROGRAMS

RETIREMENT PLANS

We offer certain retirement benefits to our NEOs. Specifically, NEOs may participate in broad-based plans including a defined benefit pension plan and a 401(k) savings plan that provides matching Company contributions. We also maintain an unfunded supplemental retirement plan to replace the portion of an executive’s pension benefit that cannot be paid under the broad-based plans because of Internal Revenue Service (“IRS”) limitations. In addition, certain NEOs, including the CEO, are entitled to supplemental retirement benefits that were provided under separate arrangements deemed necessary to either recruit the executive at the time of their hiring or retain the executive as circumstances demanded. These plans are explained in detail beginning on page 62.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Executive officers (including the NEOs) may choose to participate in certain nonqualified deferred compensation plans to permit retirement savings in a tax-efficient manner. Executive officers can elect to defer up to 100% of their annual ICP awards. In addition, executive officers may also participate in the Honeywell Supplemental Savings Plan maintained in order to permit deferral of base salary that cannot be contributed to the Company’s 401(k) savings plan due to IRS limitations. These amounts are matched by the Company only to the extent required to make up for a shortfall in the available match under the 401(k) savings plan due to such IRS limitations. Deferred compensation balances earn interest at a fixed rate based on the Company’s 15-year cost of borrowing, which is subject to change on an annual basis. Consistent with the long-term focus of the executive compensation program, matching contributions are treated as if invested in Company Common Stock. These plans are explained in detail beginning on page 65.

BENEFITS AND PERQUISITES

Our NEOs are entitled to participate in Honeywell-wide benefits such as life, medical, dental, accidental death and disability insurance that are competitive with other similarly-sized companies. The NEOs participate in these programs on the same basis as the rest of our salaried employees. We maintain excess liability coverage for management personnel, including the NEOs. The CEO also receives additional life insurance benefits agreed at his time of hire in 2002 to replace lost benefits from his prior employer. Our security policy requires the CEO to use Honeywell aircraft for all air travel (business or personal) to ensure the personal security of the CEO and protect the confidentiality of our business, and to have home security and back-up power systems. From time to time, we also permit other executive officers to use Honeywell aircraft for personal or business use.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 51

Executive Compensation > Compensation Practices and Policies

COMPENSATION PRACTICES AND POLICIES

BEST PRACTICES

The Committee regularly reviews best practices in governance and executive compensation and has revised Honeywell’s policies and practices over time. Here is a summary of our current policies and practices.

GOVERNANCE AND EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Stock Ownership and other requirements for executive officers
•	Require officers to hold and maintain Common Stock equal in value to at least four times their base salary (six times for the CEO).
•	Require officers to hold the net shares from RSU vesting and the net gain shares from option exercises for at least one year.
•	Require automatic reinvestment of dividend equivalents on RSUs into additional RSUs, which vest according to the same schedule as the underlying RSUs to which they relate.
•	Prohibit granting of stock options with an exercise price less than the fair market value of Honeywell’s Common Stock on the date of grant.
•	Prohibit repricing (reduction in exercise price or exchange for cash) or reloading of stock options.
•	Prohibit hedging and pledging of shares by our executive officers and directors.
Balanced use of Performance Metrics to align pay with performance
•	Use different sets of operational metrics for ICP and the Growth Plan to drive top and bottom-line growth over multiple time frames aligned with our goal of sustained long-term performance.
•	Apply a Relative TSR performance adjustment mechanism to discretionary RSU grants to officers.
Independent Compensation Consultant
•	Employ an independent compensation consultant to review and advise the Committee on executive compensation.
•	Prohibit them from performing any other services for Honeywell.
•	Regularly review the independence of any outside advisors as a component of the Committee’s charter.
Compensation Recovery (Clawbacks)
•	Permit the recapture of incentive compensation from senior executives in the event of a significant financial restatement.
•	Permit the cancellation and recovery of gains attributable to equity awards from employees who leave the Company to join a competitor.
Guard the Company against competitive harm
•	Obtain enhanced restrictive covenants in connection with annual equity grants and certain succession planning actions.
Upon a Change in Control
•	For LTI awards granted after the 2014 Annual Meeting of Shareowners, eliminated the right to single trigger accelerated vesting of options, RSUs and GPUs.
•	Pay ICP awards at the time they would typically be paid (no acceleration) and based on business performance rather than target.
•	Eliminated excise tax gross-ups for any new officers.
Eliminated perquisites
•	Eliminated annual cash flexible perquisite allowance for executive officers.
•	No tax gross-ups on perquisites for officers and directors.

52 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Compensation Practices and Policies

RISK OVERSIGHT CONSIDERATIONS

The Committee believes that balancing the various elements of Honeywell’s executive compensation program:

•	Supports the achievement of competitive revenue, earnings and cash performance in variable economic and industry conditions without undue risk; and

•	Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of the Company’s long-term business strategy and destroy shareowner value.

Here is a summary of our risk oversight and compensation design features that guard against unnecessary or excessive risk-taking:

RISK OVERSIGHT AND COMPENSATION DESIGN FEATURES
Robust processes for developing strategic and annual operating plans, approval of capital investments, internal control over financial reporting and other financial, operational and compliance policies and practices.
Diversity of the Company’s overall portfolio of businesses with respect to industries and markets served (types, long cycle/short cycle), products and services sold, and geographic footprint.
Corporate, SBG and individual executive officer objectives are reviewed and approved by the Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk-taking.
Executive Compensation features that guard against unnecessary or excessive risk-taking include:
• Pay mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage strategies and actions that are in the Company’s long-term best interests;
• Base salaries are positioned to be consistent with executives’ responsibilities so they are not motivated to take excessive risks to achieve financial security;
• Incentive awards are determined based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;
• Design of long-term compensation program rewards executives for driving sustainable, profitable, growth for shareowners;
• Vesting periods for equity compensation awards encourage executives to focus on sustained stock price appreciation; and
• Incentive plans are not overly leveraged with maximum payouts capped and design features that are intended to balance pay for performance with an appropriate level of risk taking. The Committee also has discretionary authority to adjust annual ICP payments, which further reduces the potential for negative business risk associated with such plans.
Adoption of “clawback” policies, which provide for the recoupment of incentive compensation paid to senior executives in event of a significant restatement of Company financial results. “Clawback” provisions in the Company’s current stock plan also allow the Company to cancel shares or recover gains realized by an executive if non-competition provisions are violated.
Prohibition on hedging and pledging of shares by our executive officers and directors.
Ownership thresholds in the Company’s stock ownership guidelines for officers that require NEOs to hold shares of Common Stock equal to four times their current annual base salary (six times for the CEO), as detailed in the Stock Ownership Guidelines.
• Officers must also hold the net shares from vesting of RSUs and the net gain shares from option exercises for at least one year.

Based upon the Committee’s risk oversight and compensation policies, we believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Honeywell’s operations or results. For a full discussion of the role of the Board of Directors in the risk oversight process, see page 11 of this proxy statement.

STOCK OWNERSHIP GUIDELINES

The Committee believes that our executives will more effectively pursue our shareowners’ long-term interests if our executives hold substantial amounts of stock. Accordingly, the Committee adopted minimum stock ownership guidelines in May 2003 for all executive officers.

Under these guidelines, the CEO must hold shares of Common Stock equal in value to six times his current annual base salary. Other executive officers are required to own shares equal in value to four times their current base salary. Shares used in determining whether these guidelines are met include shares held personally, share equivalents held in qualified and nonqualified retirement accounts, and RSUs. In practice, the NEO’s maintain ownership levels well in excess of the minimum requirements.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 53

Executive Compensation > Compensation Practices and Policies

NAMED EXECUTIVE OFFICER STOCK OWNERSHIP

CEO		Other NEOs (average)
	REQUIRED 6x base pay	REQUIRED 4x base pay

ACTUAL 86× base pay*		ACTUAL 25× base pay*

High Levels of Ownership reflect long-term focus and commitment of leadership team.

* As of December 31, 2015

In addition, the stock ownership guidelines require officers to hold for at least one year the “net shares” from the vesting of RSUs or the “net gain shares” of Common Stock that they receive by exercising stock options. “Net shares” means the number of shares obtained when an RSU vests, less the number of shares withheld or sold to pay applicable taxes. “Net gain shares” means the number of shares obtained by exercising the option, less the number of shares the officer sells to cover the exercise price of the options and pay applicable taxes.

After the one-year holding period, officers may sell net shares or net gain shares, provided that, following any sale, they continue to hold shares of Common Stock in excess of the prescribed minimum stock ownership level.

RECOUPMENT

Our Corporate Governance Guidelines provide for the recoupment (or “clawback”) of incentive compensation paid to senior executives in the event of a significant restatement of financial results (a “Restatement”). Under the guidelines, the Board can seek recoupment if and to the extent that:

(i)	the amount of incentive compensation was calculated based upon the achievement of financial results that were subsequently reduced due to a Restatement;

(ii)	the senior executive engaged in misconduct; and

(iii)	the amount of incentive compensation that would have been awarded to the senior executive had the financial results been properly reported would have been lower than the amount actually awarded.

The complete text of the Corporate Governance Guidelines is posted on our website at www.honeywell.com (see “Investors/Corporate Governance/Guidelines”).

If during the two-year period following an executive officer’s termination of employment with Honeywell, he or she commences employment with, or otherwise provides services to a Honeywell competitor without the Committee’s prior approval, then the Company reserves the right, for awards issued under the 2003, 2006 and 2011 Stock Incentive Plans, to:

•	Cancel all unexercised options; and

•	Recover any gains attributable to options that were exercised, and any value attributable to GPUs and RSUs that were paid, during the period beginning six months before and ending two years after the executive officer’s termination of employment.

In addition, we have entered into non-competition agreements with our executive officers that preclude them from going to work for a competitor for up to two years after termination of employment. The list of competitors and the duration of the non-competition covenant has been tailored, in each case, to the executive officer’s position and the competitive threat this represents. Because money damages cannot adequately compensate Honeywell for violations of these non-competition covenants, we have a full range of equitable remedies at our disposal to enforce these agreements, including the ability to seek injunctive relief.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to the NEOs (excluding the Chief Financial Officer) if certain conditions are not satisfied. The Committee’s general policy is to preserve the deductibility of compensation paid to the NEOs while maintaining compensation programs that effectively attract, motivate and retain exceptional executives in a highly competitive environment. Nevertheless, the Committee authorizes payments that might not be deductible if it believes they are in the best interests of the Company and its shareowners and consistent with the objectives of the Company’s executive compensation program (which includes, among other things, a portion of the CEO’s base salary for 2015). In addition, in certain years, individuals may receive non-deductible payments resulting from awards made prior to becoming an NEO.

54 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Compensation Practices and Policies

PLEDGING AND HEDGING TRANSACTIONS IN COMPANY SECURITIES

It is our policy that pledging Honeywell’s securities or using Honeywell’s securities to support margin debt by executive officers and directors is prohibited. All other employees must exercise extreme caution in pledging Honeywell’s securities or using Honeywell’s securities to support margin debt.

Hedging by directors, executive officers and employees on our restricted trading list is prohibited and is strongly discouraged for all other employees. For this purpose, hedging means purchasing financial instruments (including forward sale contracts, swaps, collars and interests in exchange funds) that are designed to offset any decrease in the market value of Company stock held, directly or indirectly by them, whether the stock was acquired pursuant to a compensation arrangement or otherwise.

Employees and directors are prohibited from engaging in short sales of Honeywell securities. Also, selling or purchasing puts or calls or otherwise trading in or writing options on Honeywell’s securities by employees, officers and directors is also prohibited.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee reviewed and discussed Honeywell’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Form 10-K for the year ended December 31, 2015.

The Management Development and Compensation Committee

D. Scott Davis, Chair

William S. Ayer

Gordon M. Bethune

Clive Hollick

Grace D. Lieblein

Bradley T. Sheares

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2015, all of the members of the Management Development and Compensation Committee were independent directors, and no member was an employee or former employee of Honeywell. No Committee member had any relationship requiring disclosure under “Certain Relationships and Related Transactions” on page 17 of this proxy statement. During fiscal year 2015, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Management Development and Compensation Committee.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 55

Executive Compensation > Summary Compensation Table

SUMMARY COMPENSATION TABLE

Named Executive Officer and Principal Position	Year	Salary($)	Bonus($)(2)	Stock Awards($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(6)	All Other Compen- sation($)(7)	SEC Total Compensation
David M. Cote Chairman of the Board and Chief Executive Officer	2015	$1,890,000	$5,700,000	$0	$10,338,000	$14,250,000	$1,421,493	$927,851	$34,527,344	*
	2014	$1,865,769	$5,500,000	$0	$14,816,000	$0	$6,183,531	$776,821	$29,142,121
	2013	$1,800,000	$5,200,000	$0	$8,880,000	$9,025,000	$532,288	$535,958	$25,973,246
Thomas A. Szlosek(1) Senior Vice President, Chief Financial Officer	2015	$829,077	$850,000	$0	$2,153,750	$3,000,000	$200,277	$56,812	$7,089,916
	2014	$754,750	$700,000	$2,494,750	$1,636,000	$0	$126,519	$46,285	$5,758,304

Roger Fradin Vice Chairman	2015	$1,050,000	$1,300,000	$0	$3,101,400	$4,136,000	$279,227	$112,538	$9,979,165
	2014	$1,050,000	$1,200,000	$2,594,540	$3,373,959	$0	$3,178,506	$192,724	$11,589,729
	2013	$1,050,000	$1,200,000	$0	$2,664,000	$2,117,500	$14,965,962	$64,000	$22,061,462
Timothy O. Mahoney President & Chief Executive Officer, Aerospace	2015	$907,462	$900,000	$0	$3,015,250	$3,725,000	$924,036	$55,448	$9,527,196
	2014	$878,365	$800,000	$2,993,700	$2,863,000	$0	$1,979,018	$53,702	$9,567,785
	2013	$825,000	$800,000	$0	$2,368,000	$2,373,000	$720,953	$50,500	$7,137,453
Andreas C. Kramvis Vice Chairman	2015	$850,000	$1,050,000	$0	$2,842,950	$2,976,000	$280,412	$112,299	$8,111,661
	2014	$806,731	$950,000	$2,594,540	$3,039,150	$0	$313,873	$180,147	$7,884,441
	2013	$700,000	$950,000	$878,100	$1,776,000	$1,872,500	$171,448	$59,506	$6,407,554

NOTE: SEC TOTAL COMPENSATION REPORTED FOR 2015 INCLUDES THE FULL AMOUNT EARNED FOR TWO YEARS UNDER THE 2014-2015 GROWTH PLAN, REPORTED IN A SINGLE YEAR IN THE “NON-EQUITY INCENTIVE PLAN COMPENSATION” COLUMN AS REQUIRED BY SEC RULES. THIS DIFFERS WITH HOW THE COMMITTEE VIEWS THIS ELEMENT OF COMPENSATION SINCE THE TWO-YEAR PERFORMANCE CYCLES DO NOT OVERLAP.

*The following table restates Mr. Cote’s 2015 reportable compensation to reflect the Committee’s view, which annualizes the Growth Plan over the performance period:

Named Executive Officer and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation($)	Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compen- sation($)	Restated Total
David M. Cote	2015	$1,890,000	$5,700,000	$0	$10,338,000	$7,125,000	$1,421,493	$927,851	$27,402,344

This table is being provided as supplementation information only and is not presented in accordance with SEC requirements.

Footnotes to Summary Compensation Table:

(1)	First reported as NEO in 2014 as a result of his promotion to CFO in 2014.

(2)	Amounts reflect annual ICP awards in year earned.

(3)	For performance-adjusted RSU awards made in 2014, the grant date fair value per share includes an assumption with respect to the achievement of the performance adjustment attached to the award which is based on Honeywell’s TSR relative to the Compensation Peer Group. Specifically, the grant date fair values of the performance-adjusted RSUs granted in July 2014 was $99.79 per share, calculated in accordance with FASB ASC Topic 718 based on a multifactor Monte Carlo model which simulates Honeywell’s stock price and TSR relative to each of the other companies in the Compensation Peer Group.

(4)	2015 amounts reflect the aggregate grant date fair value of annual stock option awards computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model at the time of grant, with the expected-term input derived from a risk-adjusted Monte Carlo simulation model that considers historical exercise behavior and probability-weighted movements in Honeywell’s stock price over time. 2015 annual stock options were awarded on February 26, 2015 with a Black-Scholes value of $17.23 per share. A discussion of the assumptions used in the valuation of option awards made in fiscal year 2015 may be found in Note 18 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2015.

(5)	2015 amounts reflect the full earned award under the Growth Plan with respect to the 2014-2015 performance cycle, reported in a single year as required by applicable SEC rules. Actual payments of earned Growth Plan awards are made in two equal installments following the performance period. The first payment for the 2014-2015 Growth Plan performance cycle award was made in March 2016 and the second payment will be made in March 2017.

56 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Summary Compensation Table

(6)	2015 values represent (i) the aggregate change in the present value of each Named Executive Officer’s accumulated benefit under the Company’s pension plans from December 31, 2014 to December 31, 2015 (as disclosed in the Pension Benefits table on page 62 of this proxy statement) and (ii) interest earned in 2015 on deferred compensation that is considered “above-market interest” under SEC rules (as discussed beginning on page 67 of this proxy statement).

(7)	For 2015, all other compensation consists of the following:
Named Executive Officer	Change in Aggregate Pension Value(a)	Above Market Interest
David M. Cote	$766,898	$654,595
Thomas A. Szlosek	$152,540	$ 47,737
Roger Fradin	$ 90,046	$189,181
Timothy O. Mahoney	$831,330	$ 92,706
Andreas C. Kramvis	$176,952	$103,460
(a)	Change in aggregate pension value amounts include a change in discount rate from 4.08% as of December 31, 2014 to 4.46% as of December 31, 2015.

Item	Mr. Cote	Mr. Szlosek	Mr. Fradin	Mr. Mahoney	Mr. Kramvis
Excess liability insurance(a)	$1,000	$1,000	$1,000	$1,000	$1,000
Executive life insurance(b)	$62,000	—	—	—	—
Matching Contributions(c)	$113,400	$49,745	$63,000	$54,448	$51,000
Personal use of Company aircraft(d)	$581,753	$6,067	$48,538	—	$60,299
Security Systems(e)	$118,681	—	—	—	—
Tax, Legal and Financial Planning	$39,907	—	—	—	—
Honeywell Products/Services(f)	$11,110	—	—	—	—
Totals	$927,851	$56,812	$112,538	$55,448	$112,299
(a)	Represents the annual premiums paid by the Company to purchase excess liability insurance coverage for each Named Executive Officer.

(b)	Under the terms of Mr. Cote’s 2002 employment agreement, which was entered into upon his joining the Company, the Company is obligated to provide Mr. Cote with $10 million in life insurance coverage at the Company’s cost. The Company reimbursed Mr. Cote a total of $62,000 for life insurance premiums paid by him in 2015.

(c)	Represents total Company matching contributions to each Named Executive Officer’s accounts in the tax-qualified Honeywell Savings and Ownership Plan and the non-tax-qualified Supplemental Savings Plan.

(d)	For security reasons, Mr. Cote is required by Company policy to use Company aircraft for all business and personal travel. Other NEOs may have access to available corporate aircraft for personal travel, from time to time, if approved by the CEO. The amount shown for each Named Executive Officer represents the aggregate incremental cost of personal travel by the Named Executive Officer. This amount is calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (e.g., expenses for aviation employees, variable aircraft maintenance, telecommunications, transportation charges, including but not limited to hangar and landing fees, aviation fuel, and commissaries) per flight hour for Company aircraft. In 2015, 94% of the use of Company aircraft was for business purposes.

(e)	In accordance with the Company’s CEO security plan, represents the total cost paid by the Company in 2015 for equipment, installation and expenses relating to personal residential security provided to protect Mr. Cote.

(f)	Represents the incremental cost of Honeywell products and services provided for personal use. Mr. Cote was imputed for income related to these costs (no tax gross-up).

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 57

Executive Compensation > Grants of Plan-Based Awards–Fiscal Year 2015

GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2015

										All Other
										Option		Closing
										Awards:	Exercise	Price on
			Estimated Future				Estimated Future			Number of	or Base	Date of	Grant Date
			Payouts Under Non-Equity				Payouts Under Equity			Securities	Price	Grant of	Fair Value
			Incentive Plan Awards(2)				Incentive Plan Awards(3)			Underlying	of Option	Option	of Stock
Named	Award	Grant	Units	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards	and Option
Executive Officer	Type(1)	Date	(#)	($)	($)	($)	(#)	(#)	(#)	(#)(2)	($/Sh)	($/Sh)	Awards(3)
David M. Cote	NQSO	2/26/2015	—	—	—	—	—	—	—	600,000	$103.90	$103.64	$10,338,000
Thomas A. Szlosek	NQSO	2/26/2015	—	—	—	—	—	—	—	125,000	$103.90	$103.64	$2,153,750
Roger Fradin	NQSO	2/26/2015	—	—	—	—	—	—	—	180,000	$103.90	$103.64	$3,101,400
Timothy O. Mahoney	NQSO	2/26/2015	—	—	—	—	—	—	—	175,000	$103.90	$103.64	$3,015,250
Andreas C. Kramvis	NQSO	2/26/2015	—	—	—	—	—	—	—	165,000	$103.90	$103.64	$2,842,950
(1)	Award Type:
NQSO = Nonqualified Stock Option

(2)	The annual NQSO awards in this column represent the number of annual stock options granted to the Named Executive Officers on the grant date. These stock options vest in equal annual installments over a period of four years.

(3)	The grant date fair value of each NQSO in this column was $17.23 calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option valuation model at the time of grant.

DESCRIPTION OF PLAN BASED AWARDS

All NQSO awards granted to the Named Executive Officers in fiscal year 2015 were granted under the Company’s 2011 Stock Incentive Plan and are governed by and subject to the terms and conditions of the 2011 Stock Incentive Plan and the relevant award agreements. A detailed discussion of these long-term incentive awards can be found beginning on page 45 of this proxy statement.

58 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Outstanding Equity Awards at 2015 Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
David M. Cote	2015	—	600,000	(2)	$103.90	2/25/2025	—		—
	2014	—	268,673	(3)	$98.04	12/10/2024	—		—
	2014	150,000	450,000	(4)	$93.97	2/26/2024	—		—
	2013	375,000	375,000	(5)	$69.77	2/26/2023	—		—
	2012	525,000	175,000	(6)	$59.87	2/28/2022	—		—
	2011	775,000	—		$57.05	2/24/2021	—		—
	2010	950,000	—		$40.17	2/25/2020	—		—
	2009	950,000	—		$28.35	2/23/2019	—		—
	2008	650,000	—		$58.48	2/25/2018	—		—
	2007	700,000	—		$47.38	2/25/2017	—		—
	Total	5,075,000	1,868,673				0		$0
Thomas A. Szlosek	2015	—	125,000	(2)	$103.90	2/25/2025
	2014	25,000	75,000	(4)	$93.97	2/26/2024	25,788	(8)	2,670,863
	2013	20,000	20,000	(5)	$69.77	2/26/2023	10,572	(9)	1,094,942
	2013	12,500	12,500	(7)	$73.45	4/8/2023	—		—
	2012	75,000	25,000	(6)	$59.87	2/28/2022	54,206	(10)	5,614,115
	2011	40,000	—		$57.05	2/24/2021	—		—
	2010	20,000	—		$40.17	2/25/2020	4,273	(11)	442,555
	Total	192,500	257,500				94,839		$9,822,475
Roger Fradin	2015	—	180,000	(2)	$103.90	2/25/2025	—		—
	2014	45,000	135,000	(4)	$93.97	2/26/2024	26,820	(12)	2,777,747
	2013	112,500	112,500	(5)	$69.77	2/26/2023	—		—
	2012	—	—				19,384	(13)	2,007,601
	2012	150,000	50,000	(6)	$59.87	2/28/2022	—		—
	2011	275,000	—		$57.05	2/24/2021	—		—
	2010	275,000	—		$40.17	2/25/2020	—		—
	Total	857,500	477,500				46,204		$4,785,348
Timothy O. Mahoney	2015	—	175,000	(2)	$103.90	2/25/2025	—		—
	2014	43,750	131,250	(4)	$93.97	2/26/2024	30,946	(8)	3,205,077
	2013	100,000	100,000	(5)	$69.77	2/26/2023	—		—
	2012	112,500	37,500	(6)	$59.87	2/28/2022	32,468	(14)	3,362,711
	2011	210,000	—		$57.05	2/24/2021	—		—
	2010	210,000	—		$40.17	2/25/2020	22,974	(15)	2,379,417
	2009	—	—				4,370	(16)	452,601
	2009	40,000	—		$28.35	2/23/2019	—		—
	2008	20,000	—		$58.48	2/25/2018	—		—
	Total	736,250	443,750				90,758		$9,399,806
Andreas C. Kramvis	2015	—	165,000	(2)	$103.90	2/25/2025	—		—
	2014	32,500	97,500	(4)	$93.97	2/26/2024	26,820	(12)	2,777,747
	2013	75,000	75,000	(5)	$69.77	2/26/2023	10,413	(17)	1,078,474
	2012	93,750	31,250	(6)	$59.87	2/28/2022	43,076	(18)	4,461,381
	2011	175,000	—		$57.05	2/24/2021	—		—
	2010	175,000	—		$40.17	2/25/2020	—		—
	Total	551,250	368,750				80,309		$8,317,602

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 59

Executive Compensation > Outstanding Equity Awards at 2015 Fiscal Year-End

(1)	Market value determined using the closing market price of $103.57 per share of Common Stock on December 31, 2015

(2)	2015 option grants vest in four annual installments at the rate of 25% per year. Installments will vest on February 26, 2016, February 26, 2017, February 26, 2018 and February 26, 2019.

(3)	2014 performance stock option award vests 100% on December 31, 2017 subject to the following: Number of options that actually vest can range from 0% to 150% of Target and is based on Honeywell’s relative TSR percentile ranking measured against the Compensation Peer Group for the three-year period of January 1, 2015 - December 31, 2017, determined based on the following table:

PSO Vesting Table
	# of Options
	Earned as
TSR Rank	% of Target
Below 35	0%
35	0%	Threshold
40	20%
45	40%
50	60%
55	80%
60	100%	Target
65	110%
70	120%
80	140%
85	150%	Maximum
Above 85	150%

For TSR Ranks between 35% and 60%, number of PSOs to vest shall be interpolated by 4% for each percentage change in rank. For TSR Ranks between 60% and 85%, number of PSOs to vest shall be interpolated by 2% for each percentage change in rank.

(4)	2014 option grants vest in four annual installments at the rate of 25% per year. The first installment vested on February 27, 2015. The remaining installments will vest on February 27, 2016, February 27, 2017 and February 27, 2018.

(5)	2013 option grants vest in four annual installments at the rate of 25% per year. The first two installments vested on February 27, 2014 and February 27, 2015. The remaining installments will vest on February 27, 2016 and February 27, 2017.

(6)	2012 option grants vest in four annual installments at the rate of 25% per year. The first three installments vested on March 1, 2013, March 1, 2014, and March 1, 2015. The remaining installment will vest on March 1, 2016.

(7)	April 9, 2013 option grant vests in four annual installments at the rate of 25% per year. The first two installments vested on April 9, 2014 and April 9, 2015. The remaining installments will vest on April 9, 2016 and April 9, 2017.

(8)	These RSUs will vest 33% on July 25, 2017, 33% on July 25, 2019 and 34% on July 25, 2021. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(9)	100% of these RSUs vest on February 27, 2016. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(10)	These RSUs will vest on March 1, 2016. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(11)	These RSUs will vest on February 26, 2017. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(12)	These RSUs will vest 100% on February 15, 2017. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(13)	These RSUs will vest 100% on July 26, 2018. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(14)	These RSUs will vest on July 25, 2017 (49%) and July 25, 2019 (51%). RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

60 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Option Exercises and Stock Vested—Fiscal Year 2015

(15)	These RSUs will vest on October 6, 2017. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.
These outstanding RSUs reflect the impact of a positive 20% performance adjustment as a result of Honeywell’s relative TSR performance ranking against its Compensation Peer Group being in the top third over both the one-year period ended June 30, 2011 (Honeywell ranked #3 of 15) and 30-month period ended December 31, 2012 (Honeywell ranked #1 of 15).

(16)	These RSUs will vest on July 31, 2016. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

(17)	These RSUs will vest on June 1, 2017. These RSUs are subject to a performance adjustment with the target grant subject to a 30% upward or downward adjustment based on Honeywell’s relative TSR performance ranking against its Compensation Peer Group over both a one-year period (ended December 31, 2014) and 36-month period (ending December 31, 2016).

(18)	These RSUs will vest 50% on each of July 25, 2016 and July 25, 2017. RSUs reflected here include dividend equivalents granted through December 31, 2015 which were reinvested as additional unvested RSUs that will vest based on the same vesting schedule of the RSUs to which they relate.

OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2015

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on		Value Realized	Acquired on		Value Realized
Named Executive Officer	Exercise(#)		on Exercise($)	Vesting(#)		on Vesting($)
David M. Cote	700,000	(1)	$43,071,000	—		—
Thomas A. Szlosek	20,000	(2)	$927,740	57,139	(3)	$5,912,285
Roger Fradin	160,000	(4)	$6,397,782	37,279	(5)	$3,823,287
Timothy O. Mahoney	—		$—	46,135	(6)	$2,468,924
Andreas C. Kramvis	80,000	(7)	$4,014,716	47,214	(8)	$2,088,921

Number of Shares Acquired on Exercise (#) Column represents the total number of stock options exercised during 2015 before the sale of option shares to cover the option exercise price, transaction costs and applicable taxes.

Value Realized on Exercise ($) Column represents “in the money” value of stock options at exercise calculated as: the difference between the market price at exercise and the exercise price, multiplied by the total number of options exercised. The individual totals may include multiple exercise transactions during the year. Under Honeywell’s Stock Ownership Guidelines, an officer must hold after-tax net gain shares from an options exercise for at least one year before they can be sold (waived upon retirement).

Number of Shares Acquired on Vesting (#) Column represents the total number of RSUs that vested during 2015 before share withholding for taxes and transaction costs, and without considering prior deferral elections.

Value Realized on Vesting ($) Column represents the total value of RSUs at the vesting date calculated at the average of the high and low share price of one share of Common Stock on the day of vesting multiplied by the total number of RSUs that vested. The individual totals may include multiple vesting transactions during the year. Under Honeywell’s Stock Ownership Guidelines, an officer must hold after-tax net shares from an RSU vesting for at least one year before they can be sold (waived upon retirement).

(1)	Relates to stock options originally granted in February 2006 with a ten-year term that would have expired in 2016 if not exercised. In connection with the stock option exercise, shares were withheld to cover the exercise price and the applicable taxes due upon exercise with Mr. Cote receiving a total of 203,555 net gain shares. Net gain shares must be held at least one year before they can be sold.

(2)	In connection with these stock option exercises, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Mr. Szlosek retaining a total of 3,524 net gain shares. Net gain shares must be held at least one year before they can be sold.

(3)	Payout of 4,062 shares acquired upon the vesting of these RSUs has been deferred and will be paid to Mr. Szlosek in ten annual installments beginning as of a specified future date. Of the remaining 53,077 RSUs not subject to a prior deferral election, after withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Szlosek retained a total of 27,853 net shares. Net shares must be held at least one year before they can be sold.

(4)	In connection with these stock option exercises, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Mr. Fradin retaining a total of 31,384 net gain shares. Net gain shares must be held at least one year before they can be sold.

(5)	After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Fradin retained a total of 18,053 net shares. Net shares must be held at least one year before they can be sold.

(6)	Payout of 22,169 shares acquired upon the vesting of these RSUs has been deferred and will be paid to Mr. Mahoney in five annual installments beginning as of a specified future date. Of the remaining 23,966 RSUs not subject to a prior deferral election, after withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Mahoney retained a total of 12,822 net shares. Net shares must be held at least one year before they can be sold.

(7)	In connection with this stock option exercise, shares were sold to cover the payment of the exercise price and the applicable taxes due upon exercise with Mr. Kramvis retaining a total of 18,458 net gain shares. Net gain shares must be held at least one year before they can be sold.

(8)	Payout of 26,847 shares acquired upon the vesting of these RSUs has been deferred and will be paid to Mr. Kramvis in a single installment in the year following his separation of service from Honeywell. Of the remaining 20,367 RSUs not subject to a prior deferral election, after withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, Mr. Kramvis retained a total of 9,863 net shares. Net shares must be held at least one year before they can be sold.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 61

Executive Compensation > Pension Benefits

PENSION BENEFITS

The following table provides summary information about the pension benefits that have been earned by our Named Executive Officers under two pension plans, the Honeywell International Inc. Supplemental Executive Retirement Plan (the “SERP”) and the Honeywell International Inc. Retirement Earnings Plan (the “REP”). The SERP and REP benefits depend on the length of each Named Executive Officer’s employment with us (and companies that have been acquired by us). This information is provided in the table below under the column entitled “Number of years of credited service.” The column in the table below entitled “Present value of accumulated benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by each Named Executive Officer. It is based on various assumptions, including assumptions about how long each Named Executive Officer will live and future interest rates. Additional details about the pension benefits for each Named Executive Officer follow the table.

Pension Benefits—Fiscal Year 2015

		Number of Years	Present Value of
		of Credited	Accumulated
Named Executive Officer	Plan Name	Service(#)	Benefits($)(1)
David M. Cote	REP	13.9	$137,971
	SERP	13.9	$55,832,333
	Total	—	$55,970,304
Thomas A. Szlosek	REP	11.6	$177,270
	SERP	11.6	$623,882
	Total	—	$801,152
Roger Fradin	REP	39.6	$1,234,513
	SERP	39.6	$19,287,719
	Total	—	$20,522,232
Timothy O. Mahoney	REP	18.1	$778,906
	SERP	18.1	$6,827,631
	Total	—	$7,606,537
Andreas C. Kramvis	REP	28.2	$713,445
	SERP	28.2	$906,459
	Total	—	$1,619,904
(1)	The present value of the accumulated retirement benefit for each Named Executive Officer is calculated using a 4.46% discount rate, the projected RP-2014 post-retirement mortality table using scale MP-2015 and a retirement age of 62 for Mr. Mahoney, 63 for Mr. Cote, and 65 for Messrs. Szlosek, Fradin and Kramvis, the earliest ages at which the Named Executive Officer can retire without an early retirement benefit reduction. Mr. Cote’s present value is based on a single-life annuity payment form.

Summary Information

•	The REP is a tax-qualified pension plan in which a significant portion of our U.S. employees participate.

•	The REP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the amount of benefits that can be provided. As a result, the pensions that can be paid under the REP for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the SERP.

•	In addition, Messrs. Cote and Fradin are entitled to additional supplemental pension benefits that are described under the Contractual formula below. These additional supplemental pension benefits are also provided by the SERP.

•	All SERP and Contractual benefits will be paid on the first day of the first month that begins following the 105th day after the later of the officer’s separation from service (as that term is defined in Internal Revenue Code Section 409A) or his earliest retirement date.

62 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Pension Benefits

Pension Benefit Calculation Formulas

Within the REP and the SERP, a variety of formulas are used to determine pension benefits. Different benefit formulas apply for different groups of employees for historical reasons. Generally, as we have grown through acquisitions, we have in many cases retained the benefit formulas under pension plans that were maintained by the companies that we acquired, in order to provide continuity for employees. The differences in the benefit formulas for our Named Executive Officers reflect this history. The explanation below describes the formulas that are used to determine the amount of pension benefits for each of our Named Executive Officers under the REP and the SERP.

Name of Formula	Benefit Calculation
REP	Lump sum equal to (1) 6% of final average compensation (annual average compensation for the five calendar years out of the previous ten calendar years that produces highest average) times (2) credited service.
Allied Salaried	Single life annuity equal to (1)(A) 2% of final average compensation (average of compensation for the 60 consecutive months out of prior 120 months that produces highest average) times (B) credited service (up to 25 years), minus (2) 64% of estimated Social Security benefits. The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 will be included in 2015 compensation.
Signal	Single life annuity equal to (1)(A) 1.5% of final average compensation (average of compensation for the 60 consecutive months out of the last 120 that produces the highest average) times (B) credited service (with no limit on service) minus (2)(A) 1.5% of estimated Social Security times (B) credited service up to 33 1/3 years. The final average compensation component of the formula was frozen and no amounts earned or paid after December 31, 2015 will be included, except that the annual incentive compensation paid in 2016 will be included in 2015 compensation.
Pittway	Single life annuity equal to (1) 1.2% of eligible compensation each year, up to the average of the Social Security wage bases, plus (2) 1.85% of eligible compensation in excess of such average. For years after 2015, eligible compensation will be the lesser of actual eligible compensation paid in the year or 2015 eligible compensation.
Contractual	For Mr. Cote, single life annuity at age 60 equal to 60% of the average of final three years of base salary and bonus (with his bonus for 2014 limited to $5,000,000).

For Mr. Fradin, single life annuity at the termination of employment equal to 50% of the average of final three years of base salary and bonus, subject to a $1,400,000 minimum annual benefit in most cases.

For each pension benefit calculation formula listed in the chart above, compensation includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump sum incentives. Calculations for pension formulas other than the REP formula include the annual incentive compensation in the year earned. The REP formula includes annual incentive compensation in the year paid. The amount of compensation taken into account under the REP is limited by tax rules. The amount of compensation taken into account under the SERP and under the Contractual formula is not limited by tax rules, except SERP compensation under the Pittway formula is limited to $300,000. The compensation changes described above for the Allied Salaried, Signal, and Pittway formulas also apply to the compensation taken into account under the SERP.

The benefit formulas above describe the pension benefits in terms of a lump sum cash payment (for the REP formula) or a single life annuity (for the other formulas). Participants are entitled to receive their benefits in other payment forms, including, for example joint and survivor annuities, period certain annuities and level income payments. However, the value of each available payment form is the same. Based on prior elections, Messrs. Cote, Fradin and Kramvis will receive their SERP benefits and any Contractual benefits in the form of a lump sum, and Mr. Mahoney will receive his SERP benefits and Contractual benefits in the form of an annuity.

The Allied Salaried formula also provides for early retirement benefits. A participant is eligible for early retirement if the participant’s age and years of service equal or exceed 60 and the participant has attained age 50 with at least five years of service or if the participant’s age and years of service equal or exceed 80 regardless of the participant’s age. If the participant retires early, the participant’s benefit at normal retirement age is reduced by 1/4 of 1% for each month payments begin before age 62 (3% per year). In addition, the Social Security benefit reduction portion of the formula is reduced by 1/180 for each month benefits are paid between ages 60 and 65, and 1/360 for each month benefits are paid before the participant’s 60th birthday.

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Executive Compensation > Pension Benefits

The Pittway formula provides for early retirement benefits. A participant is eligible for early retirement if the participant has attained age 55 with at least ten years of service. If the participant retires early, the participant’s benefit at normal retirement age is reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months by which the commencement of the payment of the retirement income precedes the participant’s normal retirement date.

As stated above, the pension formula used to determine the amount of pension benefits under each of the plans for our Named Executive Officers differs for historical reasons. Also, additional contractual pension benefits have been provided to certain Named Executive Officers as deemed necessary and appropriate at the time of their recruitment to the Company or to retain the executive. The table below describes which formulas are applicable to each of our Named Executive Officers.

Name/Formula	Description of Total Pension Benefits
Mr. Cote Total pension benefit = Contractual formula benefits

•  The amount payable under the Contractual formula is reduced by amounts calculated under the REP formula and payable under the REP and the SERP plans. Mr. Cote’s Contractual formula benefits are also reduced by amounts he will receive from the retirement plans of his former employer, General Electric Company.

•  Mr. Cote is currently eligible for retirement benefits payable under his Contractual formula without reduction or subsidy.

•  Mr. Cote’s Contractual formula benefits included in the table reflect the present value of a single life annuity with no surviving spouse benefit.

•  Mr. Cote is entitled to a monthly pension benefit from his former employer, General Electric Company, in an amount of $5,649.

Mr. Szlosek Total pension benefit = REP formula benefits	• Mr. Szlosek’s pension benefits under the REP and the SERP are determined under the REP formula.
Mr. Fradin Total pension benefit = Pittway formula benefits + REP formula benefits + Contractual formula benefits

•  Mr. Fradin’s 26.5 years of service before July 1, 2003 will be used for his Pittway formula benefits.

•  Mr. Fradin’s years of service after June 30, 2003 will be used for his REP formula benefits.

•  Mr. Fradin is currently eligible for retirement benefits payable under the Pittway formula without reduction or subsidy.

   Mr. Fradin’s Contractual formula benefit will be at least $1,400,000 per year. Due to subsidized early retirement, the value of his benefit payable on December 31, 2015 exceeds the benefit shown in the table above by $2,902,037.

•  If Mr. Fradin dies before he has received a lump sum of his Contractual formula benefits, his surviving spouse will receive an annual benefit of 50% of the Contractual formula benefits.

Mr. Mahoney Total pension benefit = Allied Salaried formula benefits

•  Mr. Mahoney is currently eligible for early retirement benefits payable under the Allied Salaried formula. Due to subsidized early retirement, the value of his benefit payable on December 31, 2015 exceeds the benefit shown in the table above by $181,245.

•  A portion of Mr. Mahoney’s pension benefits under the REP and a portion of his SERP benefits are determined under the Signal formula. These amounts are part of, not in addition to, his Allied Salaried formula benefits.

Mr. Kramvis Total pension benefit = Pittway formula benefits + REP formula benefits

•  Mr. Kramvis’ 17.2 years of service before January 1, 2005 will be used for his Pittway formula benefits.

•  Mr. Kramvis’ years of service after December 31, 2004 will be used for his REP formula benefits.

•  Mr. Kramvis is currently eligible for retirement benefits under the Pittway formula without reduction or subsidy.

64 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Nonqualified Deferred Compensation—Fiscal Year 2015

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2015

Since 2005, Honeywell has taken steps to limit deferred compensation amounts owed to executives by reducing the overall interest rate earned on new deferrals and accelerating the payout of deferred amounts, thereby limiting the period over which interest is earned. These include changing the interest rate accruing on new deferrals under the Honeywell Supplemental Savings Plan (the “SS Plan”) and the Honeywell Salary and Incentive Award Deferral Plan for Selected Employees (the “DIC Plan”) from a fixed above-market rate to a rate that changes annually based on the Company’s 15-year cost of borrowing; and requiring payment of the SS Plan or DIC deferrals to begin shortly after termination of employment in a lump sum unless the participant leaves the Company after reaching retirement (age 55 with ten years of service). In addition, cash dividend equivalents on vested deferred RSUs cannot be deferred and dividend equivalents on unvested RSUs are reinvested in additional RSUs and subject to the same vesting schedule as the underlying RSUs.

Named Executive Officer	Plan	Executive Contributions in last FY($)(2)	Registrant Contributions in last FY($)(2)	Aggregate Earnings in last FY($)(2)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at last FYE($)(2)
David M. Cote	SS Plan	$133,200	$99,900	$283,428	—	$5,243,087
	DIC Plan	—	—	$1,895,419	—	$20,158,821
	Deferred RSUs(1)	—	—	$3,517,905	—	$89,246,683
	Total	$133,200	$99,900	$5,696,752	—	$114,648,591
Thomas A. Szlosek	SS Plan	$255,595	$36,244	$84,033	—	$2,279,463
	DIC Plan	—	—	$185,549	—	$4,349,889
	Deferred RSUs(1)	$429,899	—	$156,219	—	$4,626,783
	Total	$685,494	$36,244	$425,801	—	$11,256,135
Roger Fradin	SS Plan	$66,000	$49,500	$186,817	—	$4,651,970
	DIC Plan	—	—	$595,336	—	$8,676,078
	Deferred RSUs(1)	—	—	$571,131	—	$12,485,631
	Total	$66,000	$49,500	$1,353,284	—	$25,813,679
Timothy O. Mahoney	SS Plan	$281,462	$40,336	$135,501	—	$3,236,441
	DIC Plan	—	—	$298,329	—	$5,782,734
	Deferred RSUs(1)	$2,190,083	—	$52,090	—	$4,838,894
	Total	$2,471,545	$40,336	$485,920	—	$13,858,069
Andreas C. Kramvis	SS Plan	$50,000	$37,500	$75,012	—	$1,659,553
	DIC Plan	—	—	$313,925	—	$4,494,610
	Deferred RSUs(1)	$2,686,727	—	$1,071,812	—	$20,174,297
	Total	$2,736,727	$37,500	$1,460,749	—	$26,328,460

All deferred compensation amounts, regardless of the plan, are unfunded and unsecured obligations of the Company and are subject to the same risks as any of the Company’s general obligations.

(1)	The value of executive contributions in the last fiscal year is calculated by multiplying the number of deferred RSUs that vested in 2015 by the closing price of a share of Common Stock on the vesting date (or the next business day following the vesting date). The value of the aggregate balance at the last fiscal year is calculated by multiplying the total number of vested, deferred RSUs on December 31, 2015 by the closing price of a share of Common Stock on December 31, 2015 ($103.57), and then adding the cash value of deferred dividend equivalents and interest. This column reflects the following: 855,898 units and $601,327 in cash for Mr. Cote, 44,673 units for Mr. Szlosek, 109,563 units and $1,138,191 in cash for Mr. Fradin, 46,721 units for Mr. Mahoney, and 194,789 units for Mr. Kramvis.

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Executive Compensation > Honeywell Supplemental Savings Plan

(2)	The following table details the extent to which amounts reported in the contributions and earnings columns are reported in the Summary Compensation Table and amounts reported in the aggregate balance column were reported in the Summary Compensation Table for previous years. In the table above, for the SS Plan, the “Aggregate earnings in last FY” column includes interest credits and changes in the value of the Company Common Stock fund. The value of the Company Common Stock fund increases or decreases in accordance with the Company’s stock price and the reinvestment of dividends. In the table above, for the deferred RSUs, the “Aggregate earnings in last FY” column includes dividend equivalent credits and any increase (or decrease) in the Company’s stock price.

Named Executive Officer	Executive Contributions in SCT	Registrant Contributions in SCT	Earnings in SCT	Portion of Aggregate Balance Included in Prior SCTs
David M. Cote	$133,200	$99,900	$654,595	$39,324,191
Thomas A. Szlosek	$255,595	$36,244	$47,737	$92,769
Roger Fradin	$66,000	$49,500	$189,181	$7,567,802
Timothy O. Mahoney	$281,462	$40,336	$92,706	$5,603,626
Andreas C. Kramvis	$50,000	$37,500	$103,460	$9,035,516

Honeywell Supplemental Savings Plan

The Supplemental Savings Plan allows Honeywell executives, including the Named Executive Officers, to defer the portion of their annual base salary that cannot be contributed to the Company’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code and/or up to an additional 25% of base annual salary for the plan year.

After one year of service, and to the extent amounts have not already been matched on a similar basis under the Company’s 401(k) plan, Honeywell matched for deferrals posted to the SS Plan at the rate of 37.5% on the first 8% of eligible pay deferred for the first five years of match participation, and 75.0% on the first 8% of eligible pay deferred thereafter. Matching contributions are always vested.

Interest Rate. Participant deferrals for the 2005 plan year and later are credited with a rate of interest, compounded daily, based on the Company’s 15-year cost of borrowing. The rate is subject to change annually, and for 2015, this rate was 3.66%. For 2016, this rate has been set at 3.64%. Participant deferrals for the 2004 plan year and earlier are credited with a rate of interest, compounded daily, that was set by the Committee before the beginning of each plan year and is fixed until the deferral is distributed. Prior to the 2005 plan year, the Committee would set the rate at an above-market rate to retain executives. Above-market interest credited on SS Plan deferrals and reflected in the Summary Compensation Table on page 56 includes the difference between market interest rates determined by SEC rules and the interest credited under the SS Plan. Matching contributions are treated as invested in Common Stock. Dividends are treated as reinvested in additional shares of Common Stock.

Distribution. Amounts deferred for the 2005 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment. For the 2006 plan year and later, a participant can elect to receive up to ten installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with ten years of service.

Except in hardship circumstances, amounts deferred for the 2004 plan year and earlier will be distributed either in January of any subsequent year or in January of the year following termination of employment, as elected by the participant. The participant can elect to receive distributions in a lump sum or up to 15 annual installments.

Participant deferrals to the SS Plan are distributed in cash only. Matching contributions are distributed in shares of Common Stock.

Amounts deferred for the 2005 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2004 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty of 6%.

66 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Honeywell Salary and Incentive Award Deferral Plan for Selected Employees

Honeywell Salary and Incentive Award Deferral Plan for Selected Employees

The Honeywell DIC Plan allows Honeywell executives, including the Named Executive Officers, to defer all or a portion of their annual cash incentive compensation.

Interest Rate. Beginning in 2005, deferrals are credited with a rate of interest, based on Honeywell’s 15-year borrowing rate which is set annually at the beginning of the year (3.66% for 2015, 3.64% for 2016). Amounts deferred for the 2004 plan year and earlier are credited with a rate of interest, compounded daily, that was set by the Committee before the beginning of each plan year and is fixed until the deferral is distributed. Prior to the 2005 plan year, the Committee would set the total rate at an above-market rate to retain executives. Above-market interest credited on DIC Plan deferrals and reflected in the Summary Compensation Table on page 56 includes the difference between market interest rates determined by SEC rules and the interest credited under the DIC Plan.

Distribution. Amounts deferred for the 2006 plan year and later will be distributed in a lump sum in January of the year following the termination of the participant’s active employment. A participant can elect to receive up to ten installments in lieu of the lump sum payment, which election will take effect only if the participant terminates employment after reaching age 55 with ten years of service.

Except in hardship circumstances, amounts deferred for the 2005 plan year and earlier will be distributed either in January of any year three years after the compensation was earned or in January of the year following termination of the participant’s employment, as elected by the participant. The participant could elect to receive non-hardship distributions in a lump sum or up to 15 annual installments.

Amounts deferred for the 2002 plan year and later cannot be withdrawn before the distribution date for any reason. Amounts deferred for the 2001 plan year and earlier may be withdrawn before the distribution date if a hardship exists or the participant requests an immediate withdrawal subject to a penalty that ranges from 0% to 6% and that is based on the ten-year Treasury bond rate at the beginning of the calendar quarter.

Deferral of RSUs

The Named Executive Officers may defer the receipt of up to 100% of their RSUs upon vesting based on an election made at the time of grant. The executive may defer payment to:

•  A specific year that is four or more years from the vesting year; or

•  To the year following the executive’s termination of active employment.

The executive can also choose to receive payment in a lump sum or up to 15 annual installments and can also elect at the time of grant to accelerate the form and timing of payment following a change in control to a lump sum paid no later than 90 days following the change in control. For grants made before July 2004, an executive could also defer dividend equivalents in cash and such amounts are credited with interest at a 10% rate, compounded daily, until payment. The practice of deferring dividend equivalents in cash ended in July 2004. Above-market interest related to the deferred dividend equivalents reflected in the Summary Compensation Table on page 56 includes the difference between market interest rates determined by SEC rules and the 10% interest credited by the Company on the pre-July 2004 grants, the terms of which cannot be amended.

Unvested Dividend Equivalents

Cash dividend equivalents on unvested RSUs (determined at the same rate as a regular share of Common Stock) are converted to additional unvested RSUs as of the dividend payment date and are subject to the same vesting schedule and restrictions as the underlying RSUs.

The terms of the SERP Plan, the SS Plan, the DIC Plan, the deferred RSUs and the unvested dividend equivalents are subject to the requirements of, and regulations and guidance published by, Section 409A of the Internal Revenue Code.

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Executive Compensation > Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

This section describes the benefits payable to our Named Executive Officers in two circumstances:

•	Termination of Employment

•	Change in Control

Senior Severance Plan

These benefits are determined primarily under a plan that we refer to as our “Senior Severance Plan.” In addition to the Senior Severance Plan, other of our benefits plans, such as our annual incentive compensation plan, also have provisions that impact these benefits.

These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business-i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a Change in Control of the Company. Generally, this is achieved by assuring our Named Executive Officers that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives act in the best interests of our shareowners, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our Named Executive Officers may have a material impact upon our shareowners. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below. We believe that these benefits are generally in line with current market practices and are particularly important as, except with respect to our CEO, we do not maintain employment agreements with our Named Executive Officers.

Benefits provided under the Senior Severance Plan are conditioned on the executive executing a full release of claims and certain non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.

In the case of a Change in Control, severance benefits are payable only in the event that both parts of the “double trigger” are satisfied. That is, (i) there must be a Change in Control of our Company, and (ii)(A) the Named Executive Officer must be involuntarily terminated other than for cause, or (ii)(B) the Named Executive Officer must initiate the termination of his own employment for good reason. Similarly, in response to shareowner feedback, the Company also amended its stock incentive plan in 2014 to eliminate automatic single-trigger vesting of equity and Growth Plan awards that are rolled-over upon a Change in Control.

68 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Executive Compensation > Potential Payments Upon Termination or Change in Control

Summary of Benefits—Termination Events

The following table summarizes the termination of employment and Change in Control benefits payable to our Named Executive Officers. None of these termination benefits are payable to Named Executive Officers who voluntarily quit (other than voluntary resignations for good reason) or whose employment is terminated by us for cause. The information in the table below is based on the assumption, in each case, that termination of employment occurred on December 31, 2015. Pension and non-qualified deferred compensation benefits, which are described elsewhere in this proxy statement, are not included in the table below in accordance with the applicable proxy statement disclosure requirements, even though they may become payable at the times specified in the table. The effect of a termination of employment or Change in Control on outstanding stock options and RSUs is described in the section below entitled “Impact on Equity-Based Awards.”

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause	Death	Disability	Change in Control—No Termination of Employment	Change in Control— Termination of Employment by Company Without Cause, By NEO for Good Reason or Due to Disability
Cash Severance	David M. Cote	$15,592,500	—	—	—	$15,592,500
(Base Salary + Bonus)	Thomas A. Szlosek	$2,520,000	—	—	—	$3,360,000
	Roger Fradin	$3,150,000	—	—	—	$4,200,000
	Timothy O. Mahoney	$2,805,000	—	—	—	$3,740,000
	Andreas C. Kramvis	$2,550,000	—	—	—	$3,400,000
ICP	David M. Cote	$3,694,986	$3,307,500	$3,694,986	$5,700,000	$5,700,000
(Year of Termination)	Thomas A. Szlosek	—	—	—	$850,000	$850,000
	Roger Fradin	—	—	—	$1,300,000	$1,300,000
	Timothy O. Mahoney	—	—	—	$900,000	$900,000
	Andreas C. Kramvis	—	—	—	$1,050,000	$1,050,000
Growth Plan	David M. Cote	—	$14,250,000	$14,250,000	$14,250,000	$14,250,000
	Thomas A. Szlosek	—	$3,000,000	$3,000,000	$3,000,000	$3,000,000
	Roger Fradin	—	$4,136,000	$4,136,000	$4,136,000	$4,136,000
	Timothy O. Mahoney	—	$3,725,000	$3,725,000	$3,725,000	$3,725,000
	Andreas C. Kramvis	—	$2,976,000	$2,976,000	$2,976,000	$2,976,000
Benefits and Perquisites	David M. Cote	$50,868	—	—	—	$50,868
	Thomas A. Szlosek	$9,360	—	—	—	$12,480
	Roger Fradin	$11,376	—	—	—	$15,168
	Timothy O. Mahoney	$14,040	—	—	—	$18,720
	Andreas C. Kramvis	$16,128	—	—	—	$21,504
All Other-	David M. Cote	—	—	—	—	—
Payments/Benefits	Thomas A. Szlosek	$14,009	—	—	—	$143,540
	Roger Fradin	—	—	—	—	—
	Timothy O. Mahoney	—	—	—	—	$1,185,247
	Andreas C. Kramvis	$95,087	—	—	—	$387,374
Total	David M. Cote	$19,338,354	$17,557,500	$17,944,986	$19,950,000	$35,593,368
	Thomas A. Szlosek	$2,543,369	$3,000,000	$3,000,000	$3,850,000	$7,366,020
	Roger Fradin	$3,161,376	$4,136,000	$4,136,000	$5,436,000	$9,651,168
	Timothy O. Mahoney	$2,819,040	$3,725,000	$3,725,000	$4,625,000	$9,568,967
	Andreas C. Kramvis	$2,661,215	$2,976,000	$2,976,000	$4,026,000	$7,834,878

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Executive Compensation > Potential Payments Upon Termination or Change in Control

Explanation of Benefits—Termination Events

The following describes the benefits that are quantified in the table above assuming the event occurred on December 31, 2015. In regard to each portion of the benefit, the benefits that are paid in the context of a Change in Control are, except as noted, the same as the benefits paid other than as a result of a Change in Control.

Benefit/Event	Amount and terms of payments (other than upon a Change in Control)	Change In Control provisions
Severance Benefits-Cash Payment Involuntary termination without cause; Change in Control termination without cause or by a Named Executive officer for good reason.

• Three years of base salary and bonus for Mr. Cote and 18 months of base salary and bonus for Messrs. Szlosek, Fradin, Mahoney and Kramvis.

• Paid in cash.

• Bonus is equal to target percentage of base salary.

• Payment conditioned upon a general release in favor of the Company, non-disclosure (indefinite duration) and non-solicitation covenants (two years for customers and two years for employees) and refraining from certain other misconduct.

• For Messrs. Szlosek, Fradin, Mahoney and Kramvis, severance period is increased from 18 months to two years.

• Amounts are paid in a lump sum within 60 days following the later of the date of termination or the Change in Control date.

Annual Bonus for the Year of Termination—Cash Payment
Annual ICP Plan bonus is payable to NEOs for the year in which a Change in Control occurs. Additionally, an annual bonus is payable to Mr. Cote if his employment is terminated by the Company without cause, by Mr. Cote for good reason, or upon his death.

• Equal to target in the event of Mr. Cote’s death.

• Upon termination without cause or because of disability, equal to Mr. Cote’s individual bonus target times the actual average funding performance for officers for the year in which these benefits are determined, prorated through date of termination.

• Paid in cash to Mr. Cote at the time bonuses are typically paid to executives for the year of termination.

• Based on achievement of pre-established ICP goals and the Committee’s assessment of other relevant criteria, for the stub period ending on the Change in Control (as defined in the ICP Plan) date, prorated through the Change in Control date.

• Paid in cash at the time ICP awards are typically paid to Honeywell executives for the year in which a Change in Control occurs, but only if the employee is actively employed on the payment date, has been involuntarily terminated other than for cause or has terminated employment for good reason.

Growth Plan Awards-Cash Payment
Growth Plan awards are paid out in the event of death, disability and Change in Control.
Note: As a result of a stock plan amendment made in 2014, future Growth Plan awards will no longer automatically vest upon a Change in Control if assumed by the successor, but will remain outstanding subject to equitably adjusted performance conditions and the original vesting and payment schedules.

• The outstanding award for the 2014-2015 Growth Plan performance cycle would be paid out, in full, based on actual performance determined at the end of the performance cycle.

• Payment would be made no later than the 15th day of the third month following the end of the performance cycle.

• The amounts in the Potential Payments upon Termination or Change in Control Table above reflect the entire 2014-2015 Growth Plan award based on actual performance for the cycle.

• The 2014-2015 Growth Plan award would be payable in full based on actual performance. Payment would be made in a lump sum within 90 days of the Change in Control.

• The amounts in the Potential Payments upon Termination or Change in Control Table above include these Growth Plan payouts.

• Growth Plan awards made after 2014 become payable to an employee who experiences a qualifying ‘double trigger’ termination within two-years of a Change in Control. To the extent these awards are not assumed by the successor, outstanding Growth Plan awards will become vested on a pro rata basis, based on an assessment of actual performance, for the portion of the performance cycle elapsed to the closing date of the Change in Control event. Such prorated payment would be payable within 90-days of the Change in Control.

Certain Benefits and Perquisites Termination of employment without cause. Change in Control, voluntary termination of employment by a Named Executive Officer for good reason.	• Life insurance coverage is continued at Honeywell’s cost for the severance period. • Medical and dental benefits are continued during the severance period at active employee contribution rates.	• Funds sufficient to pay all projected annual reimbursements needed to satisfy the life insurance reimbursement agreement for Mr. Cote are set aside in a trust for Mr. Cote’s benefit.
Other Benefits

• Service credit for pension purposes during the first 12 months of the severance period; however, for Mr. Cote there is no incremental value attributable to this credit because his benefit formula does not include service as a component thereof.

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Executive Compensation > Potential Payments Upon Termination or Change in Control

Excise Tax Reimbursement

U.S. tax laws may impose an excise tax on employees who receive benefits in connection with a Change in Control in certain circumstances and subject to certain conditions. In 2009, the Company amended the Senior Severance Plan to eliminate excise tax gross-ups for plan participants not already eligible for such treatment prior to January 1, 2010. For purposes of calculating whether an “excise tax gross-up” would have applied to eligible participants if a Change in Control occurred on December 31, 2015, non-competition commitments by employees were assigned a value equal to the lesser of (i) 50% of 2015’s target annual direct compensation applied to the applicable non-compete period, or (ii) the actual cash severance amount, consistent with the Company’s expectation about how the excise tax would be calculated in the event of an actual Change in Control transaction. Target annual direct compensation includes base salary, Baseline ICP opportunity, annualized value of GPUs, and the grant date value of stock options awarded. No Named Executive Officer would have been subject to excise tax if a Change in Control had occurred on December 31, 2015.

Impact on Equity-Based Awards

This section describes the impact of a termination of employment or a Change in Control on outstanding stock options and RSUs held by our Named Executive Officers. Additional information about these awards is included in the Outstanding Equity Awards Table on page 59 of this proxy statement.

The table below shows the value of outstanding unvested stock options and RSUs held by our Named Executive Officers as of December 31, 2015, based on the closing price of a share of Common Stock as reported on the New York Stock Exchange on December 31, 2015 ($103.57).

These awards are scheduled to vest and to expire on various dates in the future. As described below, the vesting of these awards will be accelerated in certain termination of employment circumstances and upon a Change in Control (other than the equity awards granted after April 28, 2014, which will remain outstanding to the extent assumed by the successor upon a Change in Control). In addition, stock options will remain outstanding for different periods depending on the circumstances. The value to a Named Executive Officer of these provisions depends on the vesting period and remaining terms of the awards. For example, the value to a Named Executive Officer of accelerating the vesting of an option by one month is very different from the value of accelerating the vesting of an option by three years. The table below does not distinguish between acceleration of vesting in these two different circumstances, or assign a value to the other provisions. Rather, it only indicates the aggregate amount of the awards to which these provisions would apply at December 31, 2015.

Named Executive Officer	In-the-Money Value of Unvested Stock Options	Unvested Value of Restricted Stock Units
Mr. Cote	$26,128,262	$—
Mr. Szlosek	$2,865,000	$9,822,475
Mr. Fradin	$7,283,500	$4,785,348
Mr. Mahoney	$6,278,750	$9,399,806
Mr. Kramvis	$4,836,625	$8,317,602

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Executive Compensation > Potential Payments Upon Termination or Change in Control

Termination or Change in Control Impact on Outstanding Awards

The treatment of stock options and RSUs following termination of employment depends on the plan under which the awards were granted, as follows:

•	2003 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. Following termination of employment, participants (or their beneficiaries) have until the earlier of the original expiration date or the following period in which to exercise vested options:
• Three years in the event of death, disability or a voluntary or involuntary termination (other than for cause) after qualifying for “early retirement” (age 55 and ten years of service) or “full retirement” (age 60 and ten years of service);
• One year in the case of any other involuntary termination without cause; and
• 30 days in the case of a voluntary termination.

All stock options and RSUs granted under the 2003 Stock Incentive Plan are vested.
•	2006 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. For awards granted after 2006, RSUs and unvested stock options become vested in full upon death, disability, or a Change in Control, and RSUs also vest following full retirement on a pro-rata basis based on the number of complete years of service between the grant date and the retirement date. In other circumstances, unvested options and RSUs are immediately forfeited.
Performance awards vest at target upon a Change in Control unless the award agreement provides otherwise. RSUs and performance awards that vest upon a Change in Control shall be paid within 90 days (subject to any deferral election).
The rules for post-termination exercise periods for vested stock options under this plan are the same as the 2003 Stock Incentive Plan.
•	2011 Stock Incentive Plan of Honeywell International Inc. and its Affiliates. For awards granted before July 2012, the vesting rules are the same as under the 2006 Stock Incentive Plan. RSUs granted after June 2012 do not vest at all following full retirement. For awards granted after April 2014, unvested stock options and RSUs shall not automatically vest upon a Change in Control if rolled over or continued by the successor. In such case, vesting shall only occur if a participant’s employment is terminated, either by the successor without cause or by the participant for good reason (that is, “double trigger” vesting), within two years following a Change in Control.
Double trigger vesting applies to other awards granted after this date also. Performance awards shall vest at target, unpaid growth plan awards where the performance cycle has ended shall be paid within 90 days, and growth plan awards where the performance cycle has not ended shall be paid within 90 days on a pro-rata basis through the termination date based on target performance through the termination date.
The rules for post-termination exercise periods for vested stock options under this plan are the same as the 2003 and 2006 Stock Incentive Plans.

•	For Mr. Cote, stock options and RSUs continue to remain outstanding and vest as scheduled, if his employment is terminated by the Company other than for cause or by him for good reason. Mr. Cote’s unvested options and RSUs vest immediately if he dies or becomes disabled. In addition, under the terms and conditions of an agreement entered into with Mr. Cote on July 29, 2011 for retention and succession planning purposes, stock options (other than stock options subject to performance conditions) granted prior to April 1, 2015, and more than six months prior to Mr. Cote’s retirement date, will become fully vested on his retirement date, and he will have the full remaining term to exercise any such vested stock options. The same terms and conditions apply to stock options subject to performance conditions; however, vesting will not occur until the end of the applicable performance cycle and then, only to the extent the applicable performance metrics have been satisfied. Finally, under the terms and conditions of another agreement entered into with Mr. Cote on December 11, 2014 for retention and succession planning purposes (the “2014 Cote Agreement”), stock options (other than stock options subject to performance conditions) granted between April 1, 2015 and January 1, 2018, and more than six months prior to Mr. Cote’s retirement date, will become fully vested on his retirement date, provided such retirement date is no earlier than January 1, 2018 and he will have the full remaining term to exercise any such vested stock options. Such stock options (other than stock options subject to performance conditions) shall vest immediately if Mr. Cote’s employment is terminated by the Company other than for cause prior to January 1, 2018 and he will have the full remaining term to exercise any such vested stock options. The same terms and conditions apply to stock options subject to performance conditions; however, vesting will not occur until the end of the applicable performance cycle and then, only to the extent the applicable performance metrics have been satisfied. Moreover, under the 2014 Cote Agreement, Mr. Cote received a special grant of performance stock options that have a three-year performance cycle that ends on December 31, 2017. These performance stock options will vest, in full, as of December 31, 2017 provided Mr. Cote is still employed by the Company as its CEO as of that date; provided further, however, these performance stock options will nevertheless vest, in full, as of December 31, 2017, in the event Mr. Cote’s employment is terminated by the Company other than for cause prior to

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Executive Compensation > Potential Payments Upon Termination or Change in Control

December 31, 2017. Mr. Cote will have the full remaining term to exercise any such vested performance stock options. In addition, if Mr. Cote retires after December 31, 2017, he shall receive any unpaid tranche of Growth Plan awards for any completed Growth Plan cycle, as well as a pro-rated Growth Plan payout for any partially completed Growth Plan cycle. The benefits described in the 2014 Cote Agreement only apply to the extent that, prior to January 1, 2018, Mr. Cote does not engage in an external CEO search, adheres to certain non-competition and non-solicitation covenants, refrains from certain outside activities that could otherwise affect his ability to devote 100% of his energy to the Company’s affairs, and provides six (6) months notice of his intent to retire.
•	Mr. Fradin is subject to a retention agreement (the “2010 Agreement”) that provides special equity vesting rules that incented him to remain employed by the Company through August 5, 2015. These rules apply only to stock options and RSUs granted more than 12 months prior to Mr. Fradin’s date of termination. In addition, the award of 18,000 performance-adjusted RSUs granted to Mr. Fradin on July 26, 2012 was excluded from these special vesting provisions. The special equity vesting rules set forth in the 2010 Agreement only apply to the extent Mr. Fradin adheres to certain non-competition and non-solicitation covenants, refrains from certain actions that would affect his ability to devote 100% of his energy to the Company’s affairs, and provides twelve (12) months of transition services prior to his voluntary retirement. Mr. Fradin is also subject to a letter agreement (the “2014 Fradin Agreement”) that provides special equity vesting rules that incent him to remain employed by the Company through February 15, 2017. These rules apply only to stock options and RSUs granted more than 12 months prior to Mr. Fradin’s date of termination. If Mr. Fradin remains employed by the Company through February 15, 2017, and continues to perform satisfactorily (as determined by Mr. Cote in his sole discretion), any outstanding, unvested stock options and RSUs shall continue to vest as scheduled. Any unvested stock options and unvested RSUs that include one or more performance criteria shall become vested at the end of the performance cycle, but only to the extent that the performance metrics have been satisfied. If Mr. Fradin satisfies the foregoing criteria, he shall have the full remaining term to exercise all of his stock options. If Mr. Fradin is involuntarily terminated other than for cause prior to February 15, 2017, such date of termination shall be substituted for February 15, 2017 under the 2014 Fradin Agreement. In addition, if Mr. Fradin retires after February 15, 2017, he shall receive any unpaid tranche of Growth Plan awards for any completed Growth Plan cycle. The benefits described in the 2014 Fradin Agreement only apply to the extent Mr. Fradin adheres to certain non-competition and non-solicitation covenants, and refrains from certain actions that could otherwise affect his ability to devote 100% of his energy to the Company’s affairs.
•	Mr. Kramvis is subject to a letter agreement (the “2014 Kramvis Agreement”) that provides special equity vesting rules that incent him to remain employed by the Company through February 15, 2017. These rules apply only to stock options and RSUs granted more than 12 months prior to Mr. Kramvis’ date of termination. If Mr. Kramvis remains employed by the Company through February 15, 2017, and continues to perform satisfactorily (as determined by Mr. Cote in his sole discretion), any outstanding, unvested stock options and RSUs shall continue to vest as scheduled. Any unvested stock options and unvested RSUs that include one or more performance criteria shall become vested at the end of the performance cycle, but only to the extent the performance metrics have been satisfied. If Mr. Kramvis satisfies the foregoing criteria, he shall have the full remaining term to exercise all of his stock options. If Mr. Kramvis is involuntarily terminated other than for cause prior to February 15, 2017, such date of termination shall be substituted for February 15, 2017 under the 2014 Kramvis Agreement. In addition, if Mr. Kramvis retires after February 15, 2017, he shall receive any unpaid tranche of Growth Plan awards for any completed Growth Plan cycle. The benefits described in the 2014 Kramvis Agreement only apply to the extent Mr. Kramvis adheres to certain non-competition and non-solicitation covenants, and refrains from certain actions that could otherwise affect his ability to devote 100% of his energy to the Company’s affairs.

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Executive Compensation > Potential Payments Upon Termination or Change in Control

Defined Terms Used in This Section

As used in our plans, the following terms are assigned the meanings summarized below.

Term	Summary of Definition
Change in Control	•	the acquisition of 30% or more of the Common Stock;
	•	the purchase of all or part of the Common Stock pursuant to a tender offer or exchange offer;
	•	a merger where Honeywell does not survive as an independent, publicly-owned corporation;
	•	a sale of substantially all of Honeywell’s assets; or
	•	a substantial change in Honeywell’s Board over a two-year period;
	•	additionally, under the Senior Severance Plan, any event that the Committee, in its discretion, determines to be a Change in Control for purposes of that plan; provided that under the 2006 or 2011 Stock Incentive Plan, each of the events described above would only be a Change in Control if it constitutes a “change in control event” within the meaning of United States Department of Treasury Regulation §1.409A-3(i)(5)(i).
Termination for cause (for Mr. Cote)	•	in carrying out his duties, Mr. Cote engages in conduct that constitutes willful gross neglect or gross misconduct resulting in material economic harm to Honeywell; or
	•	Mr. Cote is convicted of a felony.
Termination for cause (for other Named Executive Officers)	•	clear and convincing evidence of a significant violation of the Company’s Code of Business Conduct;
	•	the misappropriation, embezzlement or willful destruction of Company property of significant value;
	•	the willful failure to perform, gross negligence or intentional misconduct of significant duties that results in material harm to the business of the Company;
	•	the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); or
	•	clear and convincing evidence of the willful falsification of any financial records of the Company that are used in compiling the Company’s financial statements or related disclosures, with the intent of violating Generally Accepted Accounting Principles or, if applicable, International Financial Reporting Standards.
Termination for good reason (for Mr. Cote)	•	the Board assigns Mr. Cote duties that are inconsistent with the duties associated with his position as Chairman of the Board and CEO of the Company;
	•	the failure of Mr. Cote to be retained as Honeywell’s Chairman of the Board and CEO;
	•	any significant diminution of Mr. Cote’s position, authority, duties or responsibilities;
	•	the failure of the Company to have any successor entity expressly assume Honeywell’s obligations under Mr. Cote’s employment agreement;
	•	the occurrence of acts or conduct by the Company, the Board or our officers, representatives or stockholders that prevent Mr. Cote from, or substantively hinder him in, performing his duties or responsibilities under his employment agreement;
	•	any material breach of Mr. Cote’s employment agreement by the Company that goes unremedied; the provision of notice by the Company to Mr. Cote that his employment agreement will not be extended; or
	•	any other action that would be considered “Good Reason” under the Senior Severance Plan.
Termination for good	•	a material diminution in the Named Executive Officer’s authority, duties or responsibilities;
reason (for other	•	a material decrease in base compensation;
Named Executive Officers)	•	a material decrease in base compensation; a material reduction in the aggregate benefits available to the Named Executive Officer where such reduction does not apply to all similarly-situated employees;
	•	any geographic relocation of the Named Executive Officer’s position to a location that is more than 50 miles from his or her previous work location;
	•	any action that constitutes a constructive discharge; or
	•	the failure of a successor to assume these obligations under the Senior Severance Plan.

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EXECUTIVE COMPENSATION > Equity Compensation Plans

EQUITY COMPENSATION PLANS

As of December 31, 2015 information about our equity compensation plans is as follows:

Number of Securities
Remaining Available
	Number of Shares to		for Future Issuance
	be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	37,501,585(1)	$70.76(2)	16,089,224(3)
Equity compensation plans not approved by security holders	477,803(4)	N/A(5)	N/A(6)
Total	37,979,388	$70.76	16,089,224

(1)	Equity compensation plans approved by shareowners which are included in column (a) of the table are the 2011 Stock Incentive Plan and similar prior plans, the 2006 Stock Incentive Plan and the 2003 Stock Incentive Plan (including 30,201,020 shares of Common Stock to be issued for options; 16,000 shares to be issued for stock appreciation rights; 4,953,734 RSUs subject to continued employment; and 1,950,559 deferred RSUs); and the 2006 Stock Plan for Non-Employee Directors (the “2006 Non-Employee Director Plan”) (352,418 shares of Common Stock to be issued for options; and 27,854 RSUs subject to continued services). RSUs included in column (a) of the table represent the full number of RSUs awarded and outstanding whereas the number of shares of Common Stock to be issued upon vesting will be lower than what is reflected on the table because the value of shares required to meet employee tax withholding requirements are not issued.

1,509,725 growth plan units were issued and remain outstanding for the performance cycle commencing January 1, 2014 and ending December 31, 2015 pursuant to the 2011 Stock Incentive Plan. The value of this growth plan award will be paid in cash and, thus, growth plan units are not included in the table above.

Because the number of future shares that may be distributed to employees participating in the Honeywell Global Stock Plan is unknown, no shares attributable to that plan are included in column (a) of the table above.

(2)	Column (b) relates to stock options and does not include any exercise price for RSUs because an RSU’s value is dependent upon attainment of certain performance goals or continued employment or service and they are settled for shares of Common Stock on a one-for-one basis.

(3)	The number of shares that may be issued under the 2011 Stock Incentive Plan as of December 31, 2015 is 14,050,760 which includes the following additional shares that may again be available for issuance: shares that are settled for cash, expire, are canceled, or under similar prior plans, are tendered as option exercise price or tax withholding obligations, are reacquired with cash option exercise price or with monies attributable to any tax deduction enjoyed by Honeywell to the exercise of an option, or are under any outstanding awards assumed under any equity compensation plan of an entity acquired by Honeywell. No securities are available for future issuance under the 2006 Stock Incentive Plan or the 2003 Stock Incentive Plan.

The number of shares that may be issued under the Honeywell Global Stock Plan as of December 31, 2015 is 1,972,469. This plan is an umbrella plan for three plans described below maintained solely for eligible employees of participating non-U.S. countries.

	—	The UK Sharebuilder Plan allows an eligible UK employee to invest taxable earnings in Common Stock. The Company matches those shares and dividends paid are used to purchase additional shares of Common Stock. For the year ending December 31, 2015, 67,038 shares were credited to participants’ accounts under the UK Sharebuilder Plan.

	—	The Honeywell International Technologies Employees Share Ownership Plan (Ireland) and the Honeywell Measurex (Ireland) Limited Group Employee Profit Sharing Scheme, allow eligible employees in Ireland to contribute specified percentages of base pay, bonus or performance pay that are then invested in Common Stock. For the year ending December 31, 2015, 8,249 shares of Common Stock were credited to participants’ accounts under these two plans.

The remaining 65,995 shares included in column (c) are shares remaining under the 2006 Non-Employee Director Plan which will not be used as the plan expires on April 24, 2016, prior to the next Director grants.

(4)	Equity compensation plans not approved by shareowners included in the table refers to the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees.

The Supplemental Non-Qualified Savings Plan for Highly Compensated Employees is an unfunded, non-tax qualified plan that provides benefits equal to the employee deferrals and company matching allocations that would have been provided under Honeywell’s U.S. tax-qualified savings plan if the Internal Revenue Code limitations on compensation and contributions did not apply. The Company matching contribution is credited to participants’ accounts in the form of notional shares of Common Stock. The notional shares are distributed in the form of actual shares of Common Stock. The number of shares to be issued under this plan based on the value of the notional shares as of December 31, 2015 is 464,170.

The AlliedSignal Incentive Compensation Plan for Executive Employees was a cash incentive compensation plan maintained by AlliedSignal Inc. This plan has expired. Employees were permitted to defer receipt of a cash bonus payable under the plan and invest the deferred bonus in notional shares of Common Stock. The notional shares are distributed in the form of actual shares of Common Stock. The number of shares of Common Stock that remain to be issued as of December 31, 2015 is 13,633.

(5)	Column (b) does not include any exercise price for notional shares allocated to employees under Honeywell’s equity compensation plans not approved by shareowners because all of these shares are only settled for shares of Common Stock on a one-for-one basis.

(6)	The amount of securities available for future issuance under the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees is not determinable because the number of securities that may be issued under this plan depends upon the amount deferred to the plan by participants in future years.

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Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee consists of the six directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE listing standards. In addition, the Board of Directors has determined that Mr. Paz, Mr. Davis and Ms. Washington are “audit committee financial experts” as defined by applicable SEC rules and that Mr. Paz, Mr. Burke, Mr. Davis, Ms. Deily and Ms. Washington satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

Management is responsible for Honeywell’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, appointing the Company’s independent accountants. As stated above and in the Committee’s charter, the Committee’s responsibility is one of oversight. The Committee does not provide any expert or special assurance as to Honeywell’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

The Audit Committee reviewed and discussed Honeywell’s consolidated financial statements for the year ended December 31, 2015 with management and the independent accountants for 2015, Deloitte & Touche LLP (“Deloitte”). Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Deloitte matters required by the Public Accounting Oversight Board’s Auditing Standard No. 16, Communications with Audit Committees. The Committee also reviewed, and discussed with management and Deloitte, management’s report and Deloitte’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Honeywell’s independent accountants provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Committee discussed with the independent accountants their independence. The Audit Committee concluded that Deloitte’s provision of non-audit services, as detailed in the table below, to the Company and its affiliates is compatible with Deloitte’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-K for the year ended December 31, 2015 filed with the SEC.

THE AUDIT COMMITTEE

George Paz (Chair)

Kevin Burke

D. Scott Davis

Linnet Deily

Judd Gregg

Robin Washington

76 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Other Proposals > Proposal No. 2: Approval of Independent Accountants

OTHER PROPOSALS

Proposal No. 2: APPROVAL OF INDEPENDENT ACCOUNTANTS

The Board of Directors recommends a vote
FOR this proposal.

The Audit Committee and the Board of Directors believe that the appointment of Deloitte & Touche LLP for 2016 is in the best interests of Honeywell and our shareowners.

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending approval of its appointment of Deloitte & Touche LLP (“Deloitte”) as independent accountants for Honeywell to audit its consolidated financial statements for 2016 and to perform audit-related services. These services include reviewing our quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. If shareowners do not approve, the Audit Committee will reconsider the appointment.

The Audit Committee reviews non-audit services proposed to be provided by Deloitte to determine whether they would be compatible with maintaining Deloitte’s independence. The Audit Committee has established policies and procedures for the engagement of Deloitte to provide non-audit services. The Audit Committee reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which Deloitte is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by Deloitte on the firm’s independence in performing its audit and audit-related services.

The Audit Committee reviews the non-audit services performed by, and amount of fees paid to, Deloitte, by category in comparison to the pre-approved budget. The engagement of Deloitte to provide non-audit services that do not fall within a specific category of pre-approved services, or that would result in the total fees payable to Deloitte in any category exceeding the approved budgeted amount, requires the prior approval of the Audit Committee. Between regularly scheduled meetings of the Audit Committee, the Chair of the Committee may represent the entire Committee for purposes of the review and approval of any such engagement, and the Chair is required to report on all such interim reviews at the Committee’s next regularly scheduled meeting.

The Audit Committee and Honeywell’s Board of Directors believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareowners. Honeywell has been advised by Deloitte that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 77

Other Proposals > Proposal No. 2: Approval of Independent Accountants

Audit Fees and Non-Audit Fees for 2015 and 2014

Deloitte provided the following audit and other services during 2015:

(in millions of $)	2015
Audit Fees	$18.0	Annual integrated audit of the Company’s consolidated financial statements, and internal control over financial reporting, statutory audits of foreign subsidiaries, attest services, consents, issuance of comfort letters and review of documents filed with the SEC.
Audit-Related Fees	$0.1	Audit-related services primarily associated with agreed upon procedures.
Tax Fees	$6.1	Tax compliance services were $5.9 in 2015, relating primarily to global employment tax services and international income tax compliance. Tax consultation and planning services were $0.2 in 2015, relating primarily to transfer pricing services.
All Other Fees	$0.0
Total Fees	$24.2

The Company’s previous independent accountant, PricewaterhouseCoopers LLP, provided the following audit and other services during 2014:

(in millions of $)	2014
Audit Fees	$23.0	Annual integrated audit of the Company’s consolidated financial statements, and internal control over financial reporting, statutory audits of foreign subsidiaries, attest services, consents, issuance of comfort letters and review of documents filed with the SEC.
Audit-Related Fees	$2.8	Audit-related services primarily associated with the Company’s merger and acquisition activity, audits of stand-alone financial statements of subsidiaries and employee benefit plan audits.
Tax Fees	$3.5	Tax compliance services were $3.1 in 2014, relating primarily to federal and international income tax compliance, value-added taxes and sales and use tax compliance. Tax consultation and planning services were $0.4 in 2014, relating primarily to reorganizations.
All Other Fees	$—
Total Fees	$29.3

The Board of Directors recommends that the shareowners vote FOR the approval of the appointment of Deloitte & Touche LLP as independent accountants.

78 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Other Proposals > Proposal No. 3: Advisory Vote to Approve Executive Compensation

Proposal No. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Honeywell seeks a non-binding advisory vote from its shareowners to approve executive compensation. We encourage you to read the Compensation Discussion and Analysis section beginning on page 25 to learn more about our executive compensation programs and policies.

The Board believes that its 2015 compensation decisions and our executive compensation programs align the interests of shareowners and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of near-term and long-term objectives.

In deciding how to vote, you should consider the following factors:

Honeywell delivered strong performance again in 2015 despite a challenging slow-growth environment:

•	We improved performance on all of our key financial metrics:

EPS(1) grew 10% to $6.10 per share, marking the sixth consecutive year of double digit earnings growth.

Sales grew 1% on a core organic basis; down 4% reported.(2) The difference between core organic and reported is due to several factors, including the impact of foreign currency translation, acquisitions, divestitures and the absence in 2015 of $184 million of Aerospace OEM Incentive Payments made in 2014 (-4%) and lower raw materials pass-through pricing in the Resins & Chemicals business of PMT (-1%).

Segment margins increased by 220 basis points to a record 18.8% with segment profit up 8% to a new peak of $7.3 billion(2).

•	We continued executing on our investor-friendly capital deployment strategy:

Our dividend rate increased 15%, fulfilling our commitment to grow the dividend faster than earnings.

We repurchased approximately 18.8 million of our shares returning approximately $1.9 billion of cash to our shareowners, more than offsetting any dilution to shareowners from employee share plans.

In 2015 alone, we deployed approximately $6 billion for acquisitions in each of our three SBGs and we are well on our way to fulfilling our commitment to deploy at least $10 billion in cash for acquisitions between 2014 and 2018.

Honeywell continued to perform well against its peers in 2015:

Note: In ensuring alignment between pay and performance, our compensation committee compares Honeywell's financial performance to the median performance of both our 14 company Compensation Peer Group and our Multi-Industry Peer Group comprised of GE, EMR, MMM and UTX. This comparison is done using certain non-GAAP financial information that both Honeywell and each peer company utilizes in its financial disclosure and investor presentations. For Honeywell, we exclude the pension mark-to-market adjustment from Net Income and EPS. With regard to the peer group medians, each peer company adjusts its GAAP financial results for net income and EPS in a different manner and their presentation of this non-GAAP information is subject to change from time to time.

(1)	EPS, V% exclude pension mark-to-market adjustment.
(2)	As reported. If 2014 Sales and Segment Margin were adjusted to exclude the impact of $184 million of incentives to commercial aerospace original equipment manufacturers (“OEM Incentives”) in 4Q 2014, 2015 reported Sales would be down 5% and 2015 Segment Margins would be up 180 bps.
(3)	Operating cash flow less capital expenditures.
(4)

ROIC = Adjusted Net Income Before Interest divided by Net Investment (2-Point Average)

Adjusted Net Income Before Interest = Net Income (HON excludes pension mark-to-market adjustment) + After-Tax Interest

Net Investment = Book Value of Equity + Total Debt

The Board of Directors recommends a vote
FOR this proposal.

New Company records were achieved for segment margin, segment profit and EPS(1).

Earnings Per Share(1) up 10% to $6.10

Total Sales down 4% reported(2); up 1% organic

Segment Margins increased 220 basis points to a record 18.8%.(2)

Segment Profit up 8% to a new peak of $7.3 billion

Free cash flow(3) up 11% to $4.4 billion

Honeywell’s Total Cumulative Shareowner Return (TSR)

1-year

3-year

5-year

10-year

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 79

Other Proposals > Proposal No. 3: Advisory Vote to Approve Executive Compensation

Executive compensation reflects consistent year-over-year performance delivering great results for our shareowners:

•	The CEO’s target compensation consisted of 92% variable incentive compensation (cash and equity-based).

•	The other four Named Executive Officers’ target compensation consisted of 84% variable incentive compensation (cash and equity-based).

•	Key components of the Named Executive Officer’s compensation are linked to measurable, objective targets.

For example, an important element in the determination of annual bonuses, which we call the Incentive Compensation Program (“ICP”), weighs performance against three financial metrics: EPS(1), free cash flow(3) and working capital turns and other key measures.

Likewise, our Growth Plan, which is one of our principal long-term incentive programs, is based entirely on performance against three objective targets: total revenue growth, return on investment expansion and segment margin expansion.

We provide an annual advisory vote and care about shareowner engagement and input:

•	Last year, shareowners approved NEO compensation by approximately 70% of the votes cast.

•	Following the 2015 shareowner meeting, we extended meeting invitations to our top 30 shareowners to discuss compensation matters, with direct meetings being held with investors holding over one-third of the shares outstanding.

•	In general, investors were supportive of our compensation program and they did not convey an urgent need for significant changes. Some investors questioned the use of one-off discretionary awards or expressed varied preferences for different types of equity incentives. Others suggested expanded disclosure regarding the determination of ICP awards.

•	The Committee reviewed the input from the shareowner meetings and, beginning in 2016, determined that performance-adjusted full value equity awards would be a component of the regular compensation program, rather than being offered as a one-off discretionary element. The Committee also directed expanded proxy disclosure regarding their use of discretion in determining ICP awards.

•	The Committee continues to weigh current and emerging trends with shareowner feedback on an ongoing basis.

See pages 22 and 27 for additional detail on shareowner outreach and feedback.

Our compensation programs and policies are designed to reflect best practices:

•	We have eliminated automatic single-trigger vesting of equity awards upon a change-in-control.

•	Our compensation programs contain clawback and non-competition restrictions.

•	We prohibit hedging and pledging of Honeywell shares by our executive officers and directors.

•	We require executive officers to maintain specific stock ownership levels and to hold the net shares obtained upon stock option exercises and RSU vestings for at least one year.

•	We prohibit repricing, reloading and backdating of stock options.

•	Executive compensation decisions are made by a committee of independent directors which is advised by an independent compensation consultant.

For the reasons discussed above, and in the context of another strong performance year delivered for our shareowners, the Board recommends that shareowners vote in favor of the following resolution:

“RESOLVED, that the Company’s shareowners approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Shareowners pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

Because the vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote FOR this proposal.

80 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

Proposal No. 4: 2016 STOCK INCENTIVE PLAN OF HONEYWELL INTERNATIONAL INC. AND ITS AFFILIATES

The Board of Directors is asking shareowners to approve the 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the “Plan”). The Plan provides for long-term incentive compensation awards up to a maximum of 46 million shares of Honeywell’s common stock (“Shares”). On and after the effective date of the Plan (April 26, 2016) and subject to the approval of the Plan by shareowners at the 2016 Annual Meeting of Shareowners, no additional grants will be made under the 2011 Stock Incentive Plan. Grants previously made under the 2011 Incentive Plan will remain in effect according to their respective terms.

A summary of the key provisions of the Plan is included here and qualified by reference to the complete text of the Plan, which is attached as Exhibit A to this proxy statement. Capitalized terms that are used but not defined in this proposal have the meanings given to them in the Plan.

PURPOSE OF PLAN

The purpose of the Plan is to better motivate our employees to achieve superior performance measured by both our key financial and operating metrics as well as relative stock price appreciation by:

•	providing incentives and rewards to those employees who are in a position to contribute materially to our success and long-term objectives,
•	recruiting and retaining employees of exceptional ability,
•	giving employees an opportunity to acquire or expand their ownership in our company, and
•	aligning the financial interests of employees and shareowners.

Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards, and Cash-Based Awards.

We strongly believe that equity granted under the Plan should be an essential component of our executives’ compensation package and that our stock compensation programs and emphasis on employee stock ownership have been integral to our success. We are confident that your approval of the Plan will help us continue to achieve superior performance in the future.

The Company has not requested shareowner authorization for the issuance of Shares pursuant to equity compensation plans since 2011.

As of December 31, 2015, the number of approved Shares remaining available for issuance under the 2011 Stock Incentive Plan is:

•	Total number of Shares to be issued under outstanding Awards: 23,988,533
•	Total number of Shares available for future issuance under future Awards: 14,050,760
The Board of Directors recommends a vote FOR this proposal.

WHY OUR BOARD BELIEVES
YOU SHOULD VOTE TO
APPROVE THE PLAN

•	Equity compensation awards are a critical incentive, recruitment and retention tool and are an important part of our employees’ total compensation

•	Equity compensation contributes to long-term, sustainable growth and aligns management’s interests with the interests of shareowners

•	Our overall compensation program, of which the Plan will be an important part, aligns pay with performance and reflects best governance practices in numerous respects

•	The Plan enables us to grant performance-based Awards under Section 162(m) of the Code

•	We have responsibly used the equity that shareowners have authorized for compensatory purposes

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Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

Key Terms of the 2016 Stock Incentive Plan
Administration	Management Development and Compensation Committee of the Board (“the Committee”), which is made up entirely of independent directors.
Plan Term	Effective April 26, 2016, subject to shareowner approval, and will remain in effect until the Board adopts a resolution terminating the Plan. No new Awards will be granted under the Plan after it is terminated.
Eligible Participants	Available to all employees of the Company and its affiliates (approximately 129,000) on a discretionary basis.
Total Shares	Not to exceed 46 million Shares, including up to:
Authorized/Available	• 10 million for Incentive Stock Options
• 2 million (less than 5% of total Shares requested) for Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards that vest in full in fewer than three years
• 10 million Shares for Awards other than Stock Options or Stock Appreciation Rights that will be deducted from the total Plan Shares on a one-for-one basis (and on a one-for-four basis above 10 million).
Individual Share Limits	• No Employee may be granted Awards (other than Growth Plan Units and Cash-Based Awards) relating to more than 3 million Shares during any 36-month period.
• In addition, no more than $12 million may be paid in cash or in Shares (based on the value of the Shares at the time of payment) to any Employee with respect to Growth Plan Units or Cash-Based Awards for any Performance Cycle of twelve months (adjusted proportionately for any longer Performance Cycle).
Award Types	Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Restricted Stock, and Other Stock- or Cash-Based Awards.
Stock Option Exercise Period	Determined by the Committee, but no more than ten years from the date of grant.
Stock Option Exercise Price	Equal to or greater than the Fair Market Value on the date of grant, defined as the average of the highest and lowest sales prices of a Share, as reported on the NYSE on the date of grant.
Vesting	In general, Stock Option, Stock Appreciation Right, Restricted Stock and Restricted Stock Unit Awards may not fully vest in less than three years.

Summary of Equity Compensation Plans’ Positions

As of December 31, 2015, the number of Shares to be issued upon exercise or vesting of outstanding options, units, warrants and rights from the 2011 Stock Incentive Plan, the 2006 Stock Incentive Plan, the 2003 Stock Incentive Plan, and the 2006 Non-Employee Director Plan (collectively, the “Share Plans”), and the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries and the AlliedSignal Incentive Compensation Plan for Executive Employees of AlliedSignal Inc. and its Subsidiaries (collectively, the “Deferred Compensation Plans”) (that is, all equity incentive plans of the Company under which Shares are to be issued) were as follows:

SHARE PLANS

Total Number of Options & SARs Outstanding	30,569,438	(1)
Total Number of Unvested Restricted Stock Units Outstanding	4,981,588	(2)
Total Number of Deferred Restricted Stock Units	1,950,559	(2)
Awards Outstanding under the Share Plans	37,501,585

DEFERRED COMPENSATION PLANS
Total Number of Shares to be issued under the Deferred Compensation Plans	477,803
Total Number of Shares to be issued	37,979,388

(1)	Weighted Average Life is 6.34 years; weighted average exercise price is $70.76.

(2)	The number of Restricted Stock Units on the table above (Unvested and Deferred) represents the full number of units awarded and outstanding whereas the number of Shares issued upon vesting will be lower due to the net share settlement process used by the Company (i.e. upon vesting, Shares withheld to cover an employee’s tax withholding obligations are not issued, but are still counted against the Shares available for grant under the Plan).

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Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

Excluding the 2011 Stock Incentive Plan for which no additional grants will be permitted after April 25, 2016 if shareowner approval is obtained, and the 2006 Non-Employee Director Plan for which no additional grants will be made prior to the expiration of that plan on April 24, 2016, Shares available for future grant under the Honeywell Global Stock Plan were as follows:

OTHER PLANS

Honeywell Global Stock Plan	1,972,469
Total Shares available for future issuance	1,972,469

Reasonable Share Request — Dilution Impact

Our Board recognizes the impact of dilution on our shareowners and has therefore formulated the Plan in a manner most likely to contribute to the creation of long-term shareowner value. The Board also recognizes that to be successful the Committee must judiciously administer the Plan and that Awards must be granted intelligently. After a thorough review and analysis, the Board has determined that any potential dilution under the Plan is warranted by benefits which include the ability to offer employees incentives that will directly benefit shareowners.

Over the past several years, the Company’s annual “run rate” (that is, Shares subject to Awards made under the Company’s equity compensation plans as a percentage of total Shares outstanding) has ranged between approximately .91% and 1.1% (.95% average). The Committee expects that our annual run rate under the Plan will remain at a similar level over the next few years. The fair market value of a Share of Common Stock as of February 26, 2016 was $103.62.

Corporate Governance Highlights of the 2016 Stock Incentive Plan
The Plan has been designed with the following features to support Honeywell’s pay-for-performance philosophy and to protect shareowner interests:
Best Practice Provisions.
• No repricing of Stock Options and Stock Appreciation Rights.
• No discounted Stock Options or Stock Appreciation Rights (no grants made with exercise prices lower than the market value of the underlying Shares on the grant date).
• No dividend equivalents paid for Stock Options or Stock Appreciation Rights.
• No reload options (no automatic entitlement to new Stock Options or Stock Appreciation Rights).
• No additional deferral features (no grants that would be subject to Section 409A requirements) for Stock Options or Stock Appreciation Rights.
• Double trigger change-in-control provisions.
Section 162(m) Provisions. Strong business criteria and financial metrics for Performance Awards. Balanced use of Performance Measures to align pay with performance and drive top and bottom-line growth over multiple time frames to achieve sustained long-term performance.
No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Committee.
No Automatic Grants. The Plan does not provide for automatic grants to any Participant.
No Evergreen Provision. The Plan does not contain an “evergreen” feature under which the Shares authorized for issuance under the Plan can be automatically replenished.
Forfeiture/Clawback Provisions. All Participants must comply with any Company request or demand for recoupment of all or part of the award compensation paid.
Robust Stock Ownership Guidelines. Honeywell’s stock ownership guidelines are designed to emphasize that executives should manage the Company from an owner’s perspective. These guidelines call for officers to hold for at least one year the net Shares from Restricted Stock Unit vesting (with respect to Restricted Stock Units granted after the adoption of the guidelines in May 2003) or the net gain Shares of Honeywell stock that they receive by exercising Stock Options. See “Stock Ownership Guidelines” on page 53 for additional detail regarding our stock ownership guidelines.

DESCRIPTION OF THE PLAN

The following is a summary of the material terms and provisions of the Plan and certain tax effects of participation in the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached as Exhibit A and incorporated here. To the extent there is a conflict between this summary and the Plan, the terms of the Plan will govern.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 83

Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

Plan Administration

The Management Development and Compensation Committee (“Committee”) will administer the Plan. The Committee will have discretion and authority to interpret the Plan, prescribe, amend and rescind rules and regulations regarding the Plan, select Employees to receive Awards, determine the form, terms and conditions of Awards, and take other actions it deems necessary or advisable for the proper operation or administration of the Plan. The Committee may delegate its duties and authority under the Plan, except for the authority to grant and administer Awards to certain senior executives and its duty to establish and certify the attainment of certain performance conditions attached to certain Awards.

Summary of 2016 Plan Awards

Award Type/Form		Terms and Conditions
Stock Options and Stock Appreciation Rights		The Exercise Price for each Share subject to a Stock Option or Stock Appreciation Right will be equal to or greater than the Fair Market Value of a Share on the date of grant.

•	The Plan permits Nonqualified Stock Options or Incentive Stock Options or a combination of the two.	The Plan prohibits repricing of Stock Options or Stock Appreciation Rights unless approved by shareowners. Stock Options and Stock Appreciation Rights will not be granted with Dividend Equivalents or reload features or any additional deferral features that would be subject to the requirements of Section 409A of the Code.

•	10 Year Maximum Term	Generally, outstanding vested Stock Options and Stock Appreciation Rights will remain exercisable for a period of:

	Incentive Stock Option Limits:	• three years after termination of employment because of Retirement, death or Disability, but in no case beyond the full remaining term;

•	$100,000 aggregate Fair Market Value awarded to any Participant during any calendar year	• •

one year after involuntary termination not for Cause; and 30 days after voluntary termination for any other reason, but in no case beyond the full remaining term; and

in the event of involuntary termination for Cause, all vested Stock Options and Stock Appreciation Rights will immediately be cancelled.

•	If limit is exceeded, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option.	The Plan permits various methods for cashless exercise of Stock Options and withholding for the payment of taxes associated with the exercise of Stock Options, if applicable.
• •

Performance Awards

Growth Plan Units or Cash-Based Awards

Performance Awards in the form of Growth Plan Units represent the right to receive a specified dollar amount based on achievement of Performance Measures.

Maximum Target Award:

The amount payable for any Performance Award will not exceed 200% of the amount that would be payable upon achievement of target-level performance.

Performance Awards will be granted in connection with a Performance Cycle determined by the Committee, which may be no shorter than twelve months.

The amount payable with respect to Performance Awards will be determined by reference to the degree of attainment of one or more of the business criteria following this chart on page 86 (“Performance Measures”), as selected by the Committee:

Performance Measures may include any one or combination of the business criteria that may apply to the performance of Honeywell or any business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle and may apply separately or in relation to each other, or relative to a selected comparator group.

Within 90 days after the start of a Performance Cycle, the Committee will establish, in writing, the Performance Measures that will apply to the Performance Cycle.

The Performance Measures may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, and/or any pension mark-to-market adjustment, the determination of which shall be at the discretion of the Committee, and may exclude unusual or infrequently occurring items, changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), extraordinary items and the cumulative effect of changes in accounting treatment and other items, and will be determined in accordance with U.S. GAAP (to the extent applicable).

Performance Awards will generally be designed as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee has the discretion, which it may apply on a case-by-case basis, to reduce, but not to increase, the amount payable to any Reporting Person (a term which includes “covered employees” within the meaning of Section 162(m)) with respect to any Performance Award.

84 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

Award Type/Form	Terms and Conditions

Restricted Stock Units and Restricted Stock

•   Full value awards the vesting of which may be subject to performance or service-based conditions.

•  When the right to receive dividends is provided in a Restricted Stock Unit Award Agreement, the Company’s current practice is to convert Dividend Equivalents into additional Restricted Stock Units that vest according to the same schedule as the underlying Restricted Stock Units.

•   While permitted by the Plan, in practice the Company generally does not issue Restricted Stock.

Employees to whom Restricted Stock Units have been granted will not have the rights of a shareowner with respect to the Shares related thereto, except that such Employees may be entitled to Dividend Equivalent rights to the extent stated in the Award Agreement. Employees granted Restricted Stock will have all the rights of a shareowner with respect to the Shares, including the right to vote and receive dividends (except that Shares may be subject to a vesting schedule and forfeiture).

Except as described in the Award Agreement or determined by the Committee, Dividend Equivalents may be withheld and deferred in the Employee’s account and subjected to a vesting schedule.

Generally, when the Company grants Restricted Stock Units as part of the annual equity award to non-officer executives, such units vest 100% in three years, except in the event of

•   death or Disability of the Employee or

•   a Change in Control in which the successor company does not convert the Award into a replacement award or other circumstances specified in the Plan.

Restricted Stock Units issued to officers or, on a discretionary basis to other executives, typically vest over longer timeframes, most commonly 33% on the 3rd anniversary of grant, 33% on the 5th anniversary of grant, and 34% on the 7th anniversary of grant.

Up to 2 million Shares (less than 5% of the requested shares) may be subject to stock-based Awards (including Restricted Stock Units or Restricted Stock) that fully vest in less than three years. This limitation includes Shares that may be issued as Other Stock-Based Awards described below.

The Committee may permit certain Employees to defer payment of vested Restricted Stock Units.

Other Stock-Based Awards

•   Awards other than those referred to above that consist of, are denominated in, or are otherwise related to, Shares.

•   These Awards may include, among other things, phantom or hypothetical Shares.

The Committee has broad discretion to determine any terms and conditions that will apply to Other Stock-Based Awards under the Plan.

Restrictions will generally lapse over a period of not fewer than three years from the date of grant, except in the event of death or Disability of the Employee.

Awards may be settled either in cash or in Shares with an equal value.

•

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Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

Section 162(m) Performance Criteria and Award Limits

To the extent that Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be based on stock price appreciation (for Stock Options or SARs) or on one or more of the following factors (for Performance Awards, Restricted Stock Units and Restricted Stock), each of which may be adjusted as provided in the Plan.

Business Criteria for Performance Awards

The business criteria for Performance Awards may include any one or combination of these performance metrics to be used as Performance Measures:

•	Sales (or any component of sales)	•	Return on investments (or ROI expansion)
•	Operating income	•	Return on assets
•	Net income	•	Economic value added (or equivalent metric)
•	Earnings per Share (or Proforma EPS)	•	Share price
•	Return on Equity (ROE)	•	Total shareowner return
•	Cash flow (operating cash flow, free cash flow,	•	Cost and expense reduction
	cash flow yield and/or cash flow conversion)	•	Working capital (or working capital turns or days)
•	Cash flow per Share	•	Segment operating margin (or margin expansion)
•	Return on invested capital (ROIC)	•	Segment operating income

These factors may be applied individually, alternatively, or in any combination, either to the Company as a whole or to a business unit or subsidiary of the Company or an Affiliate, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee in the Award Agreement.

Individual Award Limits

The maximum individual participant award limits are as follows:

•	For all stock awards, excluding Growth Plan Units or Cash-Based Awards, no more that 3 million Shares may be awarded to any one Participant over a 36-month period, and

•	For Growth Plan Units or Cash-Based Awards, the maximum amount that may be paid in cash or Shares to any one Participant related to any 12-month period is $12 million. If an Award has a multi-year performance period, these limitations will be adjusted proportionately.

Additional Plan Provisions

Nontransferability of Awards. In general, Awards may not be transferred by an Employee other than by will or the laws of descent and distribution, except for the following:

•	With written consent, the Committee may permit Employees to transfer Awards (other than Incentive Stock Options) to family members, a trust for the benefit of family members, certain family partnerships, or any other legal entity set up for the benefit of family members.

•	Any Nonqualified Stock Option or Stock Appreciation Rights Awards transferred shall be subject to the same terms and conditions as the original grant. It may be exercised or redeemed by the transferee only to the extent the Award would have been exercisable or payable in the hands of the Employee had no transfer occurred.

•	Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered.

•	In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

Forfeiture Provisions. The Committee has discretion to provide in the Award Agreement terms and conditions that may result in forfeiture of all or part of an Award, including terms relating to non-competition, non-solicitation, confidentiality, and/or non-disparagement. In addition, the Company may be entitled to or required by law, Company policy, a relevant securities exchange or the terms of an Award Agreement to recoup all or part of the compensation paid to an Employee pursuant to the Plan and each Employee who receives a grant under the Plan agrees to comply with any request or demand for recoupment.

Grants to Non-U.S. Employees. The Plan permits the Committee to grant Awards to Employees working outside the U.S. on different terms and conditions or pursuant to a supplement or alternate version (subject to certain limitations described in the Plan) that are determined to be necessary or desirable to accommodate differences in foreign law, tax policy, or custom. The Committee has delegated the authority to vary Award terms and conditions or adopt supplements or alternate versions to the Senior Vice President, HR, Procurement & Communications of the Company.

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Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

Provisions Concerning Authorized Shares. Shares issuable under the Plan may consist of authorized but unissued Shares or Shares held in Honeywell’s treasury. In determining the number of Shares that remain available under the Plan at any time:

•	Only Awards payable in Shares will be counted. If an Award terminates, expires or is forfeited or cancelled for any other reason without the issuance of Shares, the Shares underlying such Award will be available for future Awards under the Plan.

•	If Shares are tendered or withheld in payment of all or part of the Exercise Price of a Stock Option, or in satisfaction of tax withholding obligations, such Shares will not be available for future Awards under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, the gross number of Shares used to determine the settlement value will count against the number of Shares available for issuance under the Plan.

•	Shares subject to Awards granted in connection with the assumption, conversion or substitution of incentive compensation as a result of the acquisition of another company by Honeywell or an Affiliate or a combination of Honeywell or an Affiliate with another company will not count against the number of Shares authorized to be issued pursuant to the Plan.

Changes in the Company’s Capitalization. The maximum number of Shares available for issuance under the Plan, the individual and aggregate limits described above, the number of Shares underlying outstanding Awards and the Exercise Price applicable to outstanding Awards will be equitably adjusted upon certain events effecting the capitalization of Honeywell such as a recapitalization or stock split. The purpose of such adjustments will be to avoid the enlargement or dilution of rights as a result of a change in corporate capital.

•	Company’s Right to Substitute or Cancel Awards and Modify Performance Conditions. The Company retains the right to substitute or cancel Awards in the event of certain extraordinary corporate transactions, such as a dissolution, sale, or merger of Honeywell. The purpose of these provisions is to ensure that if, in connection with a corporate transaction, the Company determines that it is appropriate to eliminate outstanding Awards before they were scheduled to expire, the Company has the contractual right to do so. Honeywell is under no obligation to substitute or cancel Awards in these circumstances, which may or may not involve a change in control of Honeywell. If the Committee determines to act, the Committee has discretion either to cancel each Award or to provide for the exchange of each Award for an Award with respect to other securities of entities involved in the corporate transaction. Similarly, in the event of any such transaction, the Committee has the contractual right to modify performance conditions applicable to outstanding Awards, subject to legal and tax requirements and, following a Change in Control, the consent of the Participant.

•	Double Trigger Change in Control Vesting. If a Participant’s employment is terminated by Honeywell without Cause or by the Participant for Good Reason during the two-year period following a Change in Control, all outstanding Awards shall become vested and/or exercisable as of the effective date of such termination, and all conditions shall be waived with respect to such Awards. In addition, each Employee with an outstanding Performance Award will be deemed to have achieved a level of performance that would cause all of the Employee’s Performance Awards to vest, become exercisable, or become payable at target levels, prorated for Performance Awards for which the performance period has not expired at the time of such termination, and all restrictions on Performance Awards will immediately lapse. All vested Performance Awards shall be made in a lump sum not later than 90 days following the effective date of such termination.

Payment of any outstanding Award that has been deferred by a Participant prior to the Change in Control generally will be made in accordance with the terms of the deferral election.

The Plan defines the term “Change in Control” by incorporating the definition required under Section 409A of the Code, which requires a “change in control event” to be objectively determinable with no discretionary authority reserved to the Committee.

Plan Amendment and Termination. No material revision to the Plan may become effective without shareowner approval. For this purpose, a revision will be deemed to be material based on the rules adopted by the NYSE from time to time or if it materially increases the number of Shares that may be issued under the Plan (other than as a result of an adjustment described above). NYSE rules currently provide that material revisions which require shareowner approval include:

•	a material increase in the number of Shares available under the Plan,

•	an expansion of the types of awards available under the Plan,

•	a material expansion of the class of employees, directors, or other service providers eligible to participate under the Plan,

•	a material extension of the term of the Plan,

•	a material change in the method of determining the strike price of options under the Plan, and

•	an amendment to permit option repricing.

Subject to NYSE rules, the Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 87

Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

The following is a brief summary of the principal United States federal income tax consequences of Awards and transactions under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

AWARD	TAXABLE EVENTS
Stock Options and	An Employee will not recognize any income at the time a Nonqualified Stock Option or Stock
Stock Appreciation	Appreciation Right is granted, nor will Honeywell be entitled to a deduction at that time.
Rights	•	When a Nonqualified Stock Option is exercised, the Employee will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares received as of the date of exercise over the Exercise Price.
	•	When an Incentive Stock Option (ISO) is exercised, an Employee will not recognize any income at the time of grant or exercise. However, the excess of the Fair Market Value of the Shares on the date of exercise over the Exercise Price paid could create a liability under the alternative minimum tax.
		o	If an Employee disposes of the Shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the Exercise Price paid), if any, will be long-term capital gain eligible for favorable tax rates.
		o	If the Employee disposes of the Shares prior to the end of the holding period, the disposition is a “disqualifying disposition”. The Employee will then recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of (i) the Fair Market Value of the Shares on the date of exercise or (ii) the amount received for the Shares, over the Exercise Price paid. The balance of the gain or the loss, if any, will be long-term or short-term capital gain or loss, depending on how long the Shares were held by the Employee prior to disposition. If an Employee recognizes ordinary income as a result of a disqualifying disposition, Honeywell will be entitled to a deduction in the same amount as the Employee recognizes ordinary income.
	•	When a Stock Appreciation Right is exercised, an Employee will recognize ordinary income in an amount equal to the cash received or, if the Stock Appreciation Right is paid in Shares, the Fair Market Value of the Shares received as of the date of exercise.
	•	When a Growth Plan Unit is granted, an Employee will not recognize any income, nor will Honeywell be entitled to a deduction at that time. To the extent a Growth Plan Unit is paid in cash, an Employee will recognize ordinary income in the year the Growth Plan Unit is redeemed in the amount of cash payable. Payroll taxes are required to be withheld on the amount paid. Honeywell will be entitled to a deduction in the same amount as the Employee recognizes income.
Tax Withholding/Deduction
Upon exercise of Stock Options or Stock Appreciation Rights, the Committee may require that the Employee pay the Company an amount sufficient to satisfy any applicable tax withholding obligations (as calculated at the applicable minimum statutory rate). The Committee may also accept payment of tax withholding obligations through any of the Exercise Price payment methods described in the Plan.

Honeywell will be entitled to a tax deduction with respect to a Nonqualified Stock Option in the same amount as the Employee recognizes income. Honeywell is not entitled to a deduction as a result of the grant or exercise of an Incentive Stock Option.

88 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Other Proposals > Proposal No. 4: 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates

AWARD	TAXABLE EVENTS
Restricted Stock Units and Restricted Stock

An Employee will not recognize any income at the time a Restricted Stock Unit or Share of Restricted Stock is granted, nor will Honeywell be entitled to a deduction at that time.

Upon redemption of a Restricted Stock Unit: The Employee will recognize ordinary income in an amount equal to the Fair Market Value of the Shares received or, if the Restricted Stock Unit is paid in cash, the amount payable.

Upon vesting of Shares of Restricted Stock: In the year in which Shares of Restricted Stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the Shares vest), the Employee will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares on the date of vesting over the amount, if any, the Employee paid for the Shares.

An Employee may, however, elect within 30 days after being granted Restricted Stock to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the Employee will be equal to the excess of the Fair Market Value of the Shares on the date of receipt over the amount, if any, the Employee paid for the Shares.

Tax Withholding/Deduction

Payroll taxes are required to be withheld from the Employee on the amount of ordinary income recognized by the Employee.

Honeywell will be entitled to a tax deduction in the same amount as the Employee recognizes income.

Growth Plan Units

An Employee will not recognize any income at the time a Growth Plan Unit is granted, nor will Honeywell be entitled to a deduction at that time.

To the extent a Growth Plan Unit is paid in cash, an Employee will recognize compensation income in the year the Growth Plan Unit is redeemed in the amount of cash payable.

Tax Withholding/Deduction

Payroll taxes are required to be withheld on the amount paid. Honeywell will be entitled to a deduction in the same amount as the Employee recognizes income.

Cash Awards

An Employee will not recognize any income at the time a Cash-Based Award is granted. The Employee will recognize income at the time that cash is paid to the Employee pursuant to a Cash-Based Award, in the amount paid.

Tax Withholding/Deduction

Company will satisfy the Employee’s tax withholding obligations by withholding cash from payment.

Honeywell will be entitled to a tax deduction in the same amount as the Employee recognizes income.

Withholding of Taxes. The Committee, in consideration of applicable accounting standards, has full discretion with respect to all Participants to elect or direct the Company to withhold Shares for taxes at an amount greater than the applicable minimum statutory amount.

Tax Deduction under Section 162(m) of the Code. With certain exceptions, Section 162(m) of the Code limits Honeywell’s deduction for compensation in excess of $1 million paid to “covered employees” (such employees are included in the definition of “Reporting Person” in the Plan). Compensation paid to covered employees is not subject to the deduction limitation however, if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Honeywell will generally design any Performance Awards granted to Reporting Persons under the Plan to meet the requirements of “qualified performance-based compensation” in order to be deductible by Honeywell for federal income tax purposes.

New Plan Benefits

As of the date of this proxy statement, no Awards have been made under the Plan. The amount of Awards to be made under the Plan is not presently determinable.

The Board of Directors unanimously recommends a vote FOR the approval of the 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 89

Other Proposals > Proposal No. 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

The Board of Directors recommends a vote
FOR this proposal.

WHY WE BELIEVE YOU SHOULD VOTE TO APPROVE THE DIRECTOR STOCK PLAN

•	The Director Stock Plan supports our stock ownership requirements and ensures each of our Non-employee Directors has a significant ownership interest in Honeywell.
•	The size and design of our Non-employee Director equity awards are appropriately benchmarked against industry standards.
•	On average, Honeywell non-employee directors hold Common Stock with a market value of 23X the annual cash retainer, reflecting their personal financial commitment to shareowner value creation.

Proposal No. 5: 2016 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF HONEYWELL INTERNATIONAL INC.

The Board of Directors is asking shareowners to approve the 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc. (the “Director Stock Plan”). The Director Stock Plan is intended to replace the current Stock Plan for Non-Employee Directors of Honeywell International Inc., last approved by shareowners in 2006 (the “2006 Director Stock Plan”).

The Director Stock Plan will be effective April 25, 2016, subject to approval of our shareowners. Once the Director Stock Plan is approved, we will no longer grant equity such as Stock Options or Restricted Stock Units to our Non-employee Directors (as defined below) under the 2006 Director Stock Plan.

A summary of the key provisions of the Director Stock Plan is included here and qualified by reference to the complete text of the Director Stock Plan, which is attached as Exhibit B to this proxy statement. Capitalized terms that are used but not defined in this proposal have the meanings given to them in the Director Stock Plan.

PURPOSE OF THE DIRECTOR STOCK PLAN

The purpose of the Director Stock Plan is to provide equity-based compensation to directors who are not officers or employees of Honeywell (a “Non-employee Director”). It is designed to directly align our Non-employee Directors’ and shareowners’ interests, encouraging Board decision-making and behaviors that are in the best interests of shareowners.

The goal of the Director Stock Plan is to:

•	Grant stock-based awards to promote the long-term growth and success of our Company,
•	Provide Non-employee Directors with an opportunity to acquire or expand their equity interests in Honeywell,
•	Attract and retain the most highly qualified Non-employee Directors, and
•	Enable Honeywell to maintain director compensation best practices and the flexibility to provide an appropriate mix of equity awards.

The Director Stock Plan enables the Corporate Governance and Responsibility Committee of our Board (the “Committee”), which is responsible for making recommendations to the Board about Non-employee Director compensation, to remain flexible as these practices evolve. Specifically, subject to certain restrictions and limitations described below in the Director Stock Plan summary, the Committee is able to recommend varying the types, mix, and amount of compensation to ensure that we are able to adopt to evolving best practices and to attract and retain highly qualified Non-employee Directors.

Honeywell strongly believes that our equity-based compensation programs and high levels of Non-employee Director stock ownership have been integral to our success and their continuance is necessary for us to achieve superior performance in the future.

Therefore your approval of the 2016 Director Stock Plan is vitally important.

90 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Other Proposals > Proposal No. 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

Key Terms and Governance Highlights of the Director Stock Plan
Administration	Corporate Governance and Responsibility Committee of the Board (the “Committee”), which is made up entirely of independent directors.
Plan Term	Effective April 25, 2016, subject to shareowner approval, and will remain in effect until the Board adopts a resolution terminating the Director Stock Plan. No new Awards will be granted under the Director Stock Plan after it is terminated.
Eligible Participants	All directors who are not officers or employees of Honeywell (a “Non-employee Director”). Immediately following the 2016 Annual Meeting, eleven Non-employee Directors will be eligible to participate in the Director Stock Plan.
Total Shares Authorized/Available	Not to exceed 1,000,000 shares, except for adjustments for certain changes as detailed in the Director Stock Plan.
Individual Share Limits	Not to exceed 10,000 shares in a calendar year to any one Participant.
Award Types	Stock Options, Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock.
Stock Option/Stock Appreciation Rights Exercise Period	Determined by the Committee, but no more than ten years from the date of grant.
Stock Option/Stock Appreciation Rights Exercise Price	Equal to or greater than the Fair Market Value on the date of grant, defined as the average of the highest and lowest sales prices of a Share, as reported on the NYSE on the date of grant.
Vesting	Determined by the Committee and described in the Award Agreement. Beginning in 2016, Stock Options granted annually will vest in cumulative 25% installments on the first, second, third, and fourth anniversaries of the date of grant (with earlier vesting for death, disability, or retirement at or after age 72, or occurrence of a Change in Control). Currently, Restricted Stock Units granted annually vest 100% on the third anniversary of the date of grant (with earlier vesting for death or disability, or occurrence of a Change in Control). Awards vest only if the Participant is a director of the Company on the vesting date.
Best Practice Provisions	For Stock Options or Stock Appreciation Rights:
• No repricing
• No dividend equivalents
• No reload options
• No additional deferral features as described in Section 409A of the Code
For all Awards:
Nontransferability. In general, Participants may not transfer awards except by will or the laws of descent.

Recoupment. Participants must comply with any Company request or demand for recoupment of all or part of the compensation paid to a Participant.
Director Stock Ownership Requirements	Honeywell’s stock ownership guidelines are designed to emphasize that directors should manage the Company from an owner’s perspective. Our guidelines state that Non-employee Directors must:
• hold Common Stock (including Restricted Shares and Restricted Stock Units and/or Common Stock equivalents) with a market value of at least five times the annual cash retainer and
• hold net gain shares from option exercises for one year.
See “Stock Ownership Guidelines” on page 16 for additional detail regarding our Director stock ownership guidelines.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 91

Other Proposals > Proposal No. 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

DESCRIPTION OF THE DIRECTOR STOCK PLAN

The following is a summary of the material terms and provisions of the Director Stock Plan and certain tax effects of participation in the Director Stock Plan. This summary is qualified in its entirety by reference to the complete text of the Director Stock Plan, which is attached as Exhibit B and incorporated here. To the extent that there is a conflict between this summary and the Director Stock Plan, the terms of the Director Stock Plan will govern.

Plan Administration

The Corporate Governance and Responsibility Committee of the Board (the “Committee”) will administer the Director Stock Plan. The Committee’s authority to administer the Director Stock Plan is subject to the Board’s authority to approve the value of annual equity grants and the specific composition of those grants. The Committee will have discretion and authority to interpret the Director Stock Plan, prescribe, amend and rescind rules and regulations regarding the Director Stock Plan, select Non-employee Directors to receive Awards, determine the terms and conditions of Awards to the extent permitted by Board Policy, waive or amend any terms, conditions, restrictions or limitations on Awards to the extent permissible under applicable law, and take other actions it deems necessary or advisable for the proper operation or administration of the Director Stock Plan. The Committee may delegate its authority and duties under the Director Stock Plan consistent with applicable law.

Share Authorization and Limits

Total Shares Available: The maximum aggregate number of Shares with respect to which Awards may be granted under the Director Stock Plan is 1,000,000.

Individual Share Limit: The maximum aggregate number of Shares with respect to which Awards may be granted during any one calendar year to any Participant is 10,000.

Authorized Shares: Shares issuable under the Director Stock Plan may consist of authorized but unissued Shares or Shares held in Honeywell’s treasury. In determining the number of Shares that remain available under the Director Stock Plan at any time:

•	Each Share issued under the Director Stock Plan will count as one Share against the Share limits.
•	If an Award terminates, expires or is forfeited or cancelled for any reason without the issuance of Shares, or is settled in cash, then the underlying Shares will be available for future Awards under the Director Stock Plan.
•	If Shares are tendered or withheld in payment of all or part of the exercise price of a Stock Option or to satisfy applicable tax withholding obligations, or if Shares are reacquired with cash tendered in payment of the Exercise Price, then these Shares shall not be included in or added to the number of Shares available for issuance under the Director Stock Plan.
•	Upon the settlement of any issued Stock Appreciation Right, the gross number of Shares used to determine the settlement value shall count against the number of Shares available for issuance under the Director Stock Plan.

Summary of 2016 Director Stock Plan Awards

Under the Director Stock Plan’s Board Policy, each Eligible Director first elected or appointed to the Board shall receive a grant of 3,000 Restricted Stock Units effective as of the first date the Eligible Director is elected or appointed to the Board. Each Eligible Director who continues in office following the Annual Meeting of Shareowners shall receive annual equity grants with a total target value of $100,000—50% of the value to be granted in Stock Options and the remaining 50% of the value to be granted in Restricted Stock Units. The number of Shares subject to each grant shall be determined by dividing the $100,000 value by the Fair Market Value as of the date of the Annual Meeting of Shareowners and rounded up to the nearest whole Share. In no event shall the Board amend the Director Stock Plan’s Board Policy to increase the total target value of the annual grants to Eligible Directors above $300,000 without the approval of the Company’s shareowners.

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Other Proposals > Proposal No. 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

Award Type/Form	Terms and Conditions
Stock Options and Stock Appreciation Rights All Stock Options are Nonqualified Stock Options; Stock Appreciation Rights may be granted alone or in combination with Stock Options. 10 Year Maximum Term	Subject to the Board Policy, the Committee may grant Non-qualified Stock Options or Stock Appreciation Rights subject to such terms and conditions with respect to Exercise Price, vesting, exercisability, transfer, and forfeiture, and the impact of a Change in Control or termination of service, as it may determine in its discretion.

The Exercise Price for each Share subject to a Stock Option or Stock Appreciation Right shall be equal to or greater than the Fair Market Value of a Share on the date of grant.

The Director Stock Plan prohibits repricing of Stock Options or Stock Appreciation Rights unless approved by shareowners. Stock Options and Stock Appreciation Rights shall not be granted with Dividend Equivalents or reload features or any additional deferral features that would be subject to the requirements of Section 409A of the Code.

Beginning in 2016, Stock Options granted annually will vest in cumulative 25% installments on the first, second, third, and fourth anniversaries of the date of grant (with earlier vesting if the Non-employee Director dies, becomes disabled, or retires at or after age 72, or a Change in Control occurs). No Award shall vest unless the Participant is a director of the Company on the vesting date.

The Director Stock Plan permits various methods for cashless exercise of Stock Options and withholding for the payment of taxes associated with the exercise of Stock Options, if applicable.
Restricted Stock Units and Restricted Stock	Subject to the Board Policy, the Committee may grant Shares of Restricted Stock or Restricted Stock Units to Non-employee Directors subject to such terms and conditions with respect to the periods of restriction, the grant date, transfer, delivery or forfeiture of the Shares, and the impact of a Change in Control or termination of service, as it may determine in its discretion.

The Committee may pay dividends or Dividend Equivalents issued on Shares of Restricted Stock or Restricted Stock Units immediately or withhold them in the Participant’s account. Directors granted Restricted Stock Units shall have no voting rights or dividend rights, except that Participants may be entitled to Dividend Equivalents to the extent stated in the Award Agreement. Currently, any Dividend Equivalents on Restricted Stock Units are subjected to a vesting schedule, generally the same vesting schedule that applies to the underlying Restricted Stock Units.

Currently, Restricted Stock Units granted annually vest 100% on the third anniversary of the date of grant (with earlier vesting if the Non-employee Director dies or becomes disabled, or a Change in Control occurs). Restricted Stock Units granted to new Non-employee Directors vest 100% on the fifth anniversary of the date of grant (with earlier vesting if the Non-employee Director dies or becomes disabled, or a Change in Control occurs). Awards vest only if the Participant is a director of the Company on the vesting date.

The Committee may permit Non-employee Directors to defer payment of vested Restricted Stock Units (and related Dividend Equivalents) subject to compliance with Section 409A of the Code.

No fractional Shares are issued. The Award Agreement specifies whether fractional Shares are paid in cash or the number of Shares are increased to the next whole Share.

2016 | Proxy and Notice of Annual Meeting of Shareowners	| 93

Other Proposals > Proposal No. 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

Additional Director Stock Plan Provisions

Nontransferability of Awards. In general, a Participant may not transfer an Award, other than by will or the laws of descent and distribution, except for the following:

•	With written consent, the Committee may permit Participants to transfer Awards to family members, a trust for the benefit of family members, certain family partnerships, or any other legal entity set up for the benefit of family members.

•	Any transferred Stock Options or Stock Appreciation Rights shall be subject to the same terms and conditions as the original grant. The Award may be exercised or redeemed by the transferee only if the Award would have been exercisable or payable in the hands of the Participant had no transfer occurred.

•	Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, subject to compliance with applicable Federal securities laws.

Forfeiture Provisions. The Committee has discretion to provide in the Award Agreement terms and conditions that may result in forfeiture of all or part of an Award, including terms relating to non-competition, non-solicitation, confidentiality, and/or non-disparagement. In addition, Honeywell may be entitled to or required by law, Company policy, a relevant securities exchange or the terms of an Award Agreement to recoup all or part of the compensation paid to a Participant pursuant to the Director Stock Plan and each Participant who receives a grant under the Director Stock Plan agrees to comply with any request or demand for recoupment.

Plan Adjustments Upon Certain Changes. The maximum number of Shares available for issuance under the Director Stock Plan, the individual and aggregate limits described above, the number of Shares underlying outstanding Awards and the Exercise Price applicable to outstanding Awards shall be equitably adjusted upon certain events effecting the capitalization of Honeywell such as a stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares or similar corporate change.

Upon the occurrence of certain extraordinary corporate transactions, such as a dissolution, sale, or merger of Honeywell, the Committee has discretion to cancel each Award in exchange for an amount in cash or to provide for the exchange of each Award for an Award with respect to some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in the transaction.

Plan Amendment and Termination. No material revisions to the Director Stock Plan may become effective without shareowner approval. For this purpose, a revision shall be deemed to be material based on the rules adopted by the New York Stock Exchange or if a proposed revision would materially increase the number of Shares that may be issued under the Director Stock Plan (other than as a result of an adjustment described above), or would increase the total target value of the annual grant of Awards above $300,000. The Director Stock Plan shall terminate upon the adoption of a resolution of the Board to terminate the Director Stock Plan. No Awards shall be granted under the Director Stock Plan after it has been terminated. However, any previously granted Awards shall remain in effect and continue to be governed by the terms of the Director Stock Plan and the applicable Award Agreement.

94 |	Proxy and Notice of Annual Meeting of Shareowners | 2016

Other Proposals > Proposal No. 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

The following is a brief summary of the principal United States federal income tax consequences of Awards and transactions under the Director Stock Plan. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

AWARD	TAXABLE EVENTS
Stock Options and Stock Appreciation Rights	A Participant will not recognize any income at the time a Stock Option or Stock Appreciation Right is granted, nor will Honeywell be entitled to a deduction at that time.
• When a Stock Option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares received as of the date of exercise over the Exercise Price.
• When a Stock Appreciation Right is exercised, the Participant will recognize ordinary income in an amount equal to the cash received or, if the Stock Appreciation Right is paid in Shares, the Fair Market Value of the Shares received as of the date of exercise.
Honeywell will be entitled to a tax deduction in the same time period and amount as the Participant recognizes income.
Restricted Stock Units and Restricted Stock	A Participant will not recognize any income at the time a Restricted Stock Unit or Share of Restricted Stock is granted, nor will Honeywell be entitled to a deduction at that time.

Upon redemption of a Restricted Stock Unit: The Participant will recognize ordinary income in an amount equal to the Fair Market Value of the Shares received or, if the Restricted Stock Unit is paid in cash, the amount payable.

Upon vesting of Shares of Restricted Stock: In the year in which Shares of Restricted Stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the Shares vest), the Participant will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the Shares on the date of vesting over the amount, if any, the Participant paid for the Shares.

A Participant may, however, elect (within 30 days after being granted Restricted Stock) to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the Participant will be equal to the excess of the Fair Market Value of the Shares on the date of receipt over the amount, if any, the Participant paid for the Shares.

Honeywell will be entitled to a tax deduction in the same amount as the Participant recognizes income.

Withholding of Taxes. Honeywell has the right to require, prior to the issuance or delivery of Shares in settlement of any Award, the Participant to pay any taxes required by law. The tax amount may be paid in cash, in Shares previously owned by the Participant, by withholding a portion of the Shares that otherwise would be distributed to the Participant upon settlement of the Award, or a combination of cash and Shares.

New Plan Benefits

As of the date of this proxy statement, no Awards have been made under the Director Stock Plan. The amount of Awards to be made under the Director Stock Plan is not presently determinable.

The Board of Directors unanimously recommends a vote FOR the approval of the 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

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Other Proposals > Proposal No. 5: 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.

SCHEDULE A

BOARD POLICY FOR NON-EMPLOYEE DIRECTOR EQUITY AWARDS

Initial Grant of Restricted Stock Units Each Eligible Director first elected or appointed to the Board shall receive a grant of 3,000 Restricted Stock Units effective as of the first date the Eligible Director is elected or appointed to the Board. The Restricted Stock Units shall vest on the earliest of the Participant’s fifth anniversary of continuous service as a director of the Company, the Participant’s death or disability, or the occurrence of a Change in Control. The Participant may defer receipt of payment of such Restricted Stock Units (and related Dividend Equivalents) on substantially the same terms and conditions as officers of the Company with respect to grants of Restricted Stock Units they receive.

Annual Grants of Stock Options and Restricted Stock Units. Subject to any limitations set forth in the Director Stock Plan, each Eligible Director who continues in office following the Annual Meeting of Shareowners shall receive equity grants with a total target value of $100,000. 50% of the value ($50,000) shall be granted in Stock Options and the remaining 50% of the value ($50,000) shall be granted in Restricted Stock Units, with the number of Shares subject to each grant determined by dividing the value by the Fair Market Value as of the date of the Annual Meeting of Shareowners and rounded up to the nearest whole Share.

The grant of Stock Options shall have an Exercise Price equal to the Fair Market Value as of the date of grant and shall vest in cumulative installments of 25% on the first anniversary of the date of grant, an additional 25% on the second and third anniversaries of the date of grant, and the remaining 25% on the fourth anniversary of the date of grant.

The grant of Restricted Stock Units shall vest 100% on the earliest of the Participant’s third anniversary of the date of grant, the Participant’s death or disability, or the occurrence of a Change in Control. Except as otherwise provided in an Award Agreement, no Award shall vest unless the Participant is a director of the Company on the vesting date.

Notwithstanding any provision of the Director Stock Plan to the contrary or the foregoing provisions of this Board Policy, in no event shall the Board amend this Board Policy to increase the total target value of the annual grants to Eligible Directors above $300,000, without the approval of the Company’s shareowners.

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Shareowner Proposals > Proposal No. 6: Independent Board Chairman

SHAREOWNER PROPOSALS

Shareowners have given Honeywell notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The proponents have provided the proposed resolutions and accompanying statements and Honeywell is not responsible for any inaccuracies contained in them.

For the reasons stated below each proposal, the Board of Directors unanimously recommends a vote AGAINST each of these proposals.

Proposal No. 6: INDEPENDENT BOARD CHAIRMAN

This proposal has been submitted by John Chevedden (co-sponsored with the Teamsters General Fund), 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278 (the beneficial owner of at least 100 shares of Common Stock).

RESOLVED: The shareholders of Honeywell International Inc. (the “Company”) urge the Board of Directors to adopt a policy that the Board’s chairman be an independent director. The policy should be implemented so as not to violate any contractual obligation and should specify: (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT: It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our Company. CEO David M. Cote has served as both Chairman and CEO since 2002.

Having a board chairman who is independent of the Company and its management is a governance practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009.)

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended several years ago that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board echoed that sentiment a few years later.

A number of institutional investors believe that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should generally be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. We urge you to vote FOR this resolution.

Board of Directors’ Recommendation—The Board of Directors unanimously recommends that the shareowners vote AGAINST this proposal for the following reasons:

Based on feedback from shareowners, in 2014 we created a Lead Director role on Honeywell’s Board of Directors.

When the Board decided to institute a Lead Director structure, it carefully balanced the input and opinions of our largest shareowners with the desire to avoid disrupting a proven, successful governance structure and Board dynamic that has helped Honeywell to become one of the world’s premier industrial companies.

The Board of Directors recommends a vote
AGAINST this proposal.

Since the first full year Dave Cote became Honeywell’s Chairman and CEO, Honeywell’s shareowners have enjoyed a cumulative TSR of 490%. That is well in excess of the median TSR for the same period for our Compensation Peer Group (258%), multi-industry peers (203%) and the S&P 500 (203%).

Our strong independent Board, Lead Director, and robust corporate governance practices provide strong counter-balances to the combined Chairman/CEO role.

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Shareowner Proposals > Proposal No. 6: Independent Board Chairman

The Lead Director serves a minimum one-year term and is appointed based on seniority. Each year, the next most senior director becomes the Lead Director. Our current Lead Director is Mr. Jaime Chico Pardo, after a successful term by our first Lead Director, Mr. Gordon Bethune. The Lead Director has the following duties and responsibilities:

•	Board Agendas: Review, and have the opportunity to make changes to, Board meeting agendas;

•	Board Materials: Review, and have the opportunity to make changes to, presentation material and other written information provided to directors for Board meetings;

•	Executive Sessions: Preside at all executive sessions of the Board where the Chairman is not present (executive sessions at which the Chairman and management is not present occur at least quarterly);

•	Liaison: Serve as liaison between the Chairman and the independent directors to provide feedback from executive sessions;

•	Shareowner Contact: Be available for consultation and direct communications with our shareowners;

•	Call Meetings: Call meetings of the non-employee directors when necessary and appropriate; and

•	Board Schedules: Review, and have the opportunity to make changes to, Board meeting schedules.

Of our 12 directors, all are independent other than the CEO.

In addition to the creation of the Lead Director role, we believe that the following other attributes of our corporate governance structure should reassure shareowners that there is independent oversight of management and when appropriate “another voice in the room” to ensure that alternative opinions and views are aired and discussed:

•	All but one of our directors are independent under NYSE Listing Standards.

•	Since 2012, we have bolstered our Board with the addition of three new independent directors, two of whom are women, and all of whom have brought a fresh perspective to our Board. See “Identification and Evaluation of Director Candidates,” in this proxy statement for a discussion of the composition of our Board in terms of diversity.

•	Each member of our four principal standing committees is an independent director, and each such committee meets regularly in executive session without members of management present.

•	Independent directors review the CEO’s performance and establish the CEO’s compensation, through processes overseen by our Management Development and Compensation Committee.

•	Our pay practices are well regarded by our shareowners.

•	The Board and its Committees may retain outside legal, financial or other advisors, as appropriate.

•	Shareowners may communicate with the Lead Director, the nonemployee directors as a group, or the Audit Committee.

These attributes, together with the Lead Director role, ensure that the Board provides effective and independent oversight of management. As a result, the proposal is unnecessary.

Our Board of Directors has served shareowners extremely well and deserves the right to exercise its independent judgment in determining whether and when to separate the roles of Chairman and CEO.

Our consistent level of performance and exemplary record of good corporate governance demonstrate the effectiveness of our current structure with Mr. Cote serving as both Chief Executive Officer and Chairman of the Board. Honeywell’s shareowners have enjoyed a cumulative TSR of 490% since Mr. Cote’s arrival in 2002. That is well in excess of the median TSR for the same period for our Compensation Peer Group (258%), multi-industry peers (203%) and the S&P 500 (203%). And, during this period there have been no material oversight or governance lapses. Using a sampling of 1,053 companies between 2002-2006, Ryan Krause and Matthew Semadeni concluded that separation of the chair and CEO roles has a positive effect following weak performance and a negative effect following strong performance.(1) Given our consistently high performance during Mr. Cote’s tenure and the fact that we have outperformed our peers in 2015, separating the chair and CEO roles for our company conflicts with the best interests of our shareowners and therefore would not be considered a ‘best practice’.

Given the length of Mr. Cote’s tenure and our performance during that period, the Board believes that separating the roles of Chairman and CEO undermines the clarity of Honeywell’s strategic focus. However, the Board retains the flexibility to separate the two roles if and when the Board believes that a separation will improve our performance or better serve shareowners. The proposal removes the Board’s discretion and independent judgment. Instead, the Board would be required to combine the two roles, replacing its judgment and insight into how Honeywell functions best with a “one size fits all” mandate that may, or may not, be best for Honeywell. Studies have shown that forced separation is harmful to shareowners. For example, a review of 41 companies between 2001-2009 found that companies whose chair and CEO roles were involuntarily separated exhibited lower future operating performance over 1- and 2-year periods.(2)

(1)	Krause, R. & Semadeni, M. 2013. Apprentice, Departure and Demotion: An Examination of the Three Types of CEO-Board Chair Separation. Academy of Management Journal.

(2)	Dey, A., Engel, E., & Liu, X. 2011. CEO and Board Chair Roles: To Split or Not to Split? Journal of Corporate Finance.

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Shareowner Proposals > Proposal No. 7: Right to Act By Written Consent

Mr. Cote’s combined role as Chairman and CEO enables clear leadership and a coherent strategic purpose.

The Board currently believes that combining the roles of CEO and Chairman in Mr. Cote enables strong, decisive leadership and drives strong performance and long-term value creation for shareowners. Throughout his tenure at Honeywell, Mr. Cote has driven the implementation of uniform management and operating methodologies across our diverse portfolio of businesses and delivered a consistent “One Honeywell” message. Nevertheless, the Board retains discretion to separate the roles upon the end of Mr. Cote’s tenure as Chairman and CEO. Honeywell’s Corporate Governance Guidelines do not establish a fixed rule as to whether the offices of Chairman and CEO should be vested in the same person or two different people, but rather specifies that it is a matter that is best considered as part of the CEO succession planning process.

The implementation of the Lead Director role demonstrates our Board’s willingness to listen to our large shareowners and implement their suggestions in a way that makes sense for Honeywell.

We maintain an active dialogue with our largest shareowners about a range of governance matters including the important attributes of the Lead Director role. See “Shareowner Outreach and Engagement” in this proxy statement for a description of our shareowner engagement activities. Most of our large shareowners have told us that implementing a lead director structure is sufficient to address their concerns.

For the reasons stated above, your Board of Directors unanimously recommends a vote AGAINST this proposal.

Proposal No. 7: RIGHT TO ACT BY WRITTEN CONSENT

This proposal has been submitted by June Kreutzer and Cathy Snyder, 54 Argyle Place, Orchard Park, New York 14127 (the owner of 347 shares of Common Stock).

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. For instance, it takes 20% of Honeywell shareholders, with at least one-year of continuously stock ownership, to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting without mandating a holding period.

The average holding period for stock is less than one-year according to “Stock Market Investors Have Become Absurdly Impatient.” Thus potentially 50% of Honeywell shareholders could be disenfranchised from having any voice whatsoever in calling a special meeting according to our current rules. This could also mean that a challenging threshold of 40% of the remaining shareholders would be needed to call a special meeting.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholders to act by written consent.

Please vote to protect shareholder value:

Right To Act By Written Consent—Proposal No. 7

Board of Directors’ Recommendation—The Board of Directors unanimously recommends that the shareowners vote AGAINST this proposal for the following reasons:

The Board of Directors recommends a vote
AGAINST this proposal.

Adoption of this proposal is unnecessary since shareowners already have the ability to call special meetings based on the vote of 20% of outstanding shares. This guards against the exertion of undue influence by individual shareowners in pursuit of special interests that may be inconsistent with the long-term best interests of Honeywell and our shareowners in general.

The prohibition against shareowner action by written consent serves a critically important function, since it is designed to encourage a party making an unsolicited bid for Honeywell to negotiate with the Board to reach terms that are fair and in the best interests of all shareowners.

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Shareowner Proposals > Proposal No. 7: Right to Act By Written Consent

Our shareowners already have the right to call a special meeting at any time.

The Board believes that adoption of this proposal about shareowner action by written consent is unnecessary in light of the ability of shareowners to call special meetings based on the vote of 20% of outstanding shares.

Allowing any shareowner, regardless of ownership interest, to initiate a potentially unlimited number of consent solicitations on any topic at any time could enable a single shareowner to advance its own narrow, parochial interests to the detriment of the majority of shareowners. The 20% threshold required to call a special meeting of shareowners guards against the exertion of undue influence by individual shareowners in pursuit of special interests that may be inconsistent with our shareowners’ long-term best interests. The Board believes this approach strikes the right balance between the rights of shareowners to have a voice in how Honeywell is governed, on the one hand, and protecting against abusive actions that may disrupt the effective management of our company and be detrimental to shareowner interests, on the other. Conversely, the written consent procedure may not provide all shareowners with the same rights or adequate procedural protections, particularly with respect to having sufficient time to review or vote upon a proposed action.

As part of our regular shareowner outreach program, we have discussed this shareowner proposal on multiple occasions with our largest shareowners, most of whom believe that so long as 20% of shareowners have the right to call a special meeting at any time, the right of shareowners to act by written consent is not warranted.

We have received this shareowner proposal five times in the past six years and on each occasion, the proposal has received less than majority support from our shareowners. In 2015, support for this proposal continued to diminish, falling 1% to 36%. Each time we received this proposal, we have discussed it with our largest shareowners during our regular engagement and outreach activities concerning governance and compensation matters. The overwhelming majority of shareowners with whom we spoke believe that the right to act by written consent is not warranted where shareowners already have the right to call a special meeting.

Action by written consent is an undemocratic means for shareowners to express their views.

Shareowner meetings are the most democratic way for shareowners to express their views on important financial, governance or strategic questions related to Honeywell. In a shareowner meeting - whether a regular, annual meeting or a special meeting called by shareowners holding 20% or more of our shares - voting occurs on a specified date that is publicly announced well in advance of the meeting. All interested parties have an opportunity to express their views and solicit proxies from shareowners. By contrast, action by written consent does not require notice to all shareowners about a proposed action nor does it permit differing views on a particular action or issue to be fully aired and debated. The Board does not believe that it is appropriate for some shareowners to take action affecting all shareowners without first informing all shareowners of the proposed action and allowing all shareowners to voice their views and vote on the proposed action.

The lack of transparency of the voting process when shareowners are able to act by written consent is of particular importance in light of the potential abilities of activist investors who may have a special agenda that may not be in the best interests of all shareowners. The right to act by written consent would make it possible for a group of shareowners to accumulate a short-term voting position by borrowing shares from shareowners and then taking action without those shareowners knowing that their voting rights were being used to take such action. Temporary borrowings of shares by an investor could distort an investor’s true ownership interest, simply for the purpose of trying to cause an action to be effected by written consent outside of a shareowner meeting.

In a Change in Control situation, action by written consent can undermine the Board’s ability to obtain the highest value for shareowners.

The prohibition against shareowner action by written consent also serves a critically important function, since it is designed to encourage a party making an unsolicited bid for Honeywell to negotiate with the Board to reach terms that are fair and in the best interests of all shareowners. The Board weighs diligently and thoroughly the merits of takeover offers and is best positioned to evaluate those offers, to negotiate on behalf of all shareowners and to protect shareowners from abusive takeover tactics. The ability of shareowners to approve the sale of the Company via written consent could result in shareowners receiving less value than they might otherwise receive as the Board may not have an opportunity to assess proposed actions or seek higher-value alternatives. Shareowners could also use a consent solicitation to remove and replace directors and effectively assume control without having to pay a control premium to shareowners. The significant ownership of Honeywell stock required of both the Board and management ensures alignment between shareowners, Board members and management in the event of a Change in Control opportunity.

Related Honeywell Corporate Governance Best Practices.

In addition to providing for shareowners’ right to call special meetings, Honeywell has enhanced its governance practices over the past several years to facilitate broad shareowner representation.

The Board believes the need for adoption of this proposal should be evaluated in the context of the Company’s other governance best practices, including:

•	The adoption of a proxy access by-law (instituted in 2015 in response to shareowner sentiment);

•	The ability of shareowners to submit proposals for presentation at an annual meeting;

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Shareowner Proposals > Proposal No. 8: Political Lobbying and Contributions

•	The establishment of a Lead Director role and designation of the Lead Director as a point of contact for shareowner communications (instituted in 2014 in response to shareowner feedback) (see “Process for Communicating with Board Members” in this proxy statement);

•	The annual election of directors and majority voting in uncontested director elections;

•	The authority of the Lead Director and Chair of the Corporate Governance and Responsibility Committee to call special meetings of the Board at any time for any reason;

•	The elimination of supermajority voting provisions in its organizational documents;

•	Shareowner approval of poison pills;

•	The recoupment of incentive compensation in the event of a significant restatement; and

•	The engagement by management with major institutional investors to solicit feedback on governance matters, executive compensation and shareowner proposals. See “Shareowner Outreach and Engagement” in this proxy statement for a description of our shareowner engagement activities.

Given the actions that Honeywell has taken to protect shareowner value, increase shareowner rights and ensure director accountability, the Board believes that adoption of this proposal would not add significant value to the Company’s growth or performance or to shareowners’ interests and instead would have the detrimental effect of providing the means for short-term or individual shareowners to act in their own self-interest by advocating proposals that neither enhance shareowner value nor advance the interests of shareowners as a whole.

For the reasons stated above, your Board of Directors unanimously recommends a vote AGAINST this proposal.

Proposal No. 8: POLITICAL LOBBYING AND CONTRIBUTIONS

This proposal has been submitted by The City of Philadelphia Public Employees Retirement System (co-sponsored with Mercy Investment Services, Inc.), Sixteenth Floor, Two Penn Center Plaza, Philadelphia, PA 19102-1712 (the beneficial owner of 29,801 shares of Common Stock).

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether Honeywell’s lobbying is consistent with Honeywell’s expressed goals and in the best interest of shareholders.

Resolved, the shareholders of Honeywell International Inc. (“Honeywell”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Honeywell used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Honeywell’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Honeywell is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Honeywell’s website.

SUPPORTING STATEMENT

As shareholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Honeywell is a member of the American Chemistry Council Business Roundtable, which together spent over $50 million lobbying in 2013

The Board of Directors recommends a vote

AGAINST this proposal.

We discussed this proposal with our largest shareowners who told us that our lobbying activities and membership in trade associations was not a source of concern or investment risk.

In response to shareowner feedback, Honeywell has updated its public disclosures on political lobbying and contributions.

The revised disclosure provides more details on management and Board oversight of our lobbying activities.

We have not made any political contributions using corporate funds since at least 2009.

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Shareowner Proposals > Proposal No. 8: Political Lobbying and Contributions

and 2014. Honeywell does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Honeywell’s long-term interests.

Honeywell spent $10.75 million in 2013 and 2014 on direct federal lobbying activities (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states, where Honeywell also lobbies but disclosure is uneven or absent. For example, Honeywell was reportedly the largest lobbying spender in New Jersey for 2014, spending $780,000 (“Top businesses, trade groups spent $5.5M on lobbying in NJ in 2014,” NorthJersey.com, Mar. 5, 2015). Honeywell’s lobbying over military spending has attracted media scrutiny (“Top Defense Contractors Spend Millions to Get Billions,” Center for Public Integrity, Aug. 5, 2015), as has its lobbying on asbestos (“Honeywell’s Business Is Security – But It’s Working to Make Asbestos Victims Less Secure,” Huffington Post, Jul. 21, 2015).

And Honeywell does not disclose its membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as Honeywell’s membership in the American Legislative Exchange Council (ALEC). At least 100 companies have publicly left ALEC, including 3M, Emerson Electric, Express Scripts, General Electric, Northrop Grumman and Merck.

Proposal No. 8: Political Lobbying and Contributions

Board of Directors’ Recommendation—The Board of Directors unanimously recommends that the shareowners vote AGAINST this proposal for the following reasons:

As part of our regular shareowner outreach program, we have discussed this shareowner proposal on multiple occasions with our largest shareowners who told us that our lobbying activities and membership in trade associations was not a source of concern or investment risk.

We have received this shareowner proposal three times in the past four years and on each occasion, the proposal has received support from less than 33% of our shareowners. Indeed, in 2015 support for this proposal fell 3% and only 29% of our shareowners voted in favor of the proposal. Each time we received this proposal, we have discussed it with our largest shareowners during our regular engagement and outreach activities concerning governance and compensation matters. These shareowners have consistently told us that our lobbying activities and membership in trade associations is not a source of concern or investment risk. Moreover, our largest shareowners have consistently told us that they are satisfied with our disclosure on lobbying, membership in trade associations and political contributions.

Our disclosure on political lobbying and contributions is robust and was ranked in the top tier by the 2015 CPA-Zicklin Index of Corporate Political Disclosure and Accountability.

In 2013, we significantly updated our disclosure on political lobbying and contributions. The updated disclosure is available on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”). In updating our disclosure, we made every effort to be both comprehensive and detailed including coverage of the following aspects of our political lobbying and contributions:

•	A list of our top legislative and regulatory priorities, most of which relate to key elements of our brand promise of making society safer and more energy efficient and improving public infrastructure;

•	Increased disclosure on our lobbying organization;

•	Greater details on management and board oversight of our lobbying activities; and

•	More disclosure on the use of corporate funds for political contributions.

Our disclosure was assessed in 2015 by the Center for Political Accountability (CPA) which publishes annually the CPA-Zicklin Index of Corporate Political Disclosure and Accountability (CPA-Zicklin Index). CPA is a non-profit, non-partisan organization working to bring transparency and accountability to corporate political spending. The CPA-Zicklin Index measures the transparency, policies and practices of the S&P 500. According to the 2015 CPA-Zicklin Index, our enhanced disclosure on political lobbying and contributions is in the “First Tier” for the second consecutive year with a score of 80%. Our score in 2015 puts us ahead of 432 of the 500 companies assessed by CPA.

Honeywell submits public quarterly lobbying disclosures in accordance with federal law which provide timely and detailed information on lobbying expenditures.

Each quarter we file a publicly available federal Lobbying Disclosure Act report. The report provides specific information on all Honeywell activities associated with influencing legislation through communications with any member or employee of a legislative body or with any covered executive branch office. The report also quantifies our expenditures for the quarter, describes the specific pieces of legislation that were the subject of our lobbying efforts and identifies the individuals who lobbied on behalf of our Company. Outside consultants who lobby on our behalf also file reports detailing their efforts on

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Shareowner Proposals > Proposal No. 8: Political Lobbying and Contributions

Honeywell’s behalf. All of these reports are available from the websites of the Secretary of the United States Senate and the Clerk of the United States House of Representatives.

We have not made any political contributions using corporate funds since at least 2009 and have no intention of making such political contributions in the future.

We have not made any political contributions using corporate funds since at least 2009 and have no intention of making such political contributions.

Even before 2009, any such contributions were extremely rare and for minimal amounts of less than $5,000. Similarly, we have not used corporate funds to directly or indirectly influence the outcome of any ballot measures and have no intention of doing so. Any use of corporate funds for political expenditures or ballot measures would require the prior approval of the Company’s General Counsel. These policies on political contributions are imbedded in our Corporate Governance Guidelines and Code of Business Conduct.

Honeywell maintains a rigorous compliance process to ensure that the Company’s political activities are lawful, properly disclosed and aligned with our Code of Business Conduct.

We strive to always engage responsibly in the political process and to ensure that our participation is fully consistent with all applicable laws and regulations, our principles of good governance, and our high standards of ethical conduct. Honeywell’s law department oversees our lobbying activities. The Senior Vice President, Global Government Relations reports to the General Counsel and also works closely with the Vice President, Global Compliance whose organization ensures compliance with our political spending policy. The General Counsel, Senior Vice President, Global Government Relations and Vice President, Global Compliance meet regularly with the Chairman and Chief Executive Officer and his leadership team about legislative, regulatory and political developments.

Each year the Senior Vice President, Global Government Relations reports to the full Board of Directors on our global lobbying and government relations program. In addition, each year the Corporate Governance and Responsibility Committee (“CGRC”) receives a report on Honeywell’s policies and practices regarding political contributions. The CGRC’s oversight of our political activities ensures compliance with applicable law and alignment with our policies and our Code of Business Conduct. As stated above, we do not make political contributions using corporate funds. A description of our policy and procedures governing lobbying can be found on our website at www.honeywell.com (see “Investors/Corporate Governance/Political Contributions”).

For the reasons stated above, your Board of Directors unanimously recommends a vote AGAINST this proposal.

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Voting Procedures

VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

NOTICE AND ACCESS

The SEC’s “Notice and Access” rule allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareowners in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareowners (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareowners can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Proxy Materials are available at www.proxyvote.com. You will need to enter the 12-digit control number located on the Notice of Internet Availability or proxy card.

METHODS OF VOTING

Shareowners of Record

If your shares are registered directly in your name with Honeywell’s transfer agent, Wells Fargo Shareowner Services, you are considered the shareowner of record of those shares. Shareowners of record can vote via the Internet at www.proxyvote.com, by scanning the QR code with a mobile device, by calling +1 (800) 690-6903 or by signing and returning a proxy card. Votes submitted by Internet, mobile device or telephone must be received by 11:59 p.m. Eastern Daylight Time on April 24, 2016.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or nominee who is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote via the Internet or by telephone or mobile device if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. NYSE rules prohibit brokers from voting on Proposal Nos. 1 and 3 through 8 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote. Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares. Votes directed by Internet, mobile device or telephone through such a bank, broker, trustee or nominee must be received by 11:59 p.m. Eastern Daylight Time on April 24, 2016.

Participants in Honeywell Savings Plans

Participants in the Honeywell stock funds within Honeywell savings plans are considered the beneficial owners of the shares held by the savings plans. The trustee of each savings plan is the shareowner of record for shares held by Honeywell stock funds within that plan. Participants in Honeywell stock funds within Honeywell savings plans can direct the trustee of the relevant plan to vote their shares via the Internet at www.proxyvote.com, by scanning the QR Code with a mobile device, by calling (800) 690-6903 or by signing and returning a proxy card. The trustee will vote shares as to which no directions are received in the same ratio as shares with respect to which directions have been received from other participants in the relevant plan, unless contrary to the Employee Retirement Income Security Act of 1974 (ERISA). So we encourage you to provide instructions to the trustee regarding the voting of your shares. Directions provided by Internet, mobile device or telephone must be received by 5:00 p.m. Eastern Daylight Time on April 21, 2016.

REVOKING YOUR PROXY

Whether you vote or direct your vote by mail, telephone, mobile device or via the Internet, if you are a shareowner of record or a participant in Honeywell stock funds within Honeywell savings plans, unless otherwise noted, you may later revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Honeywell;

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Voting Procedures

•	Submitting a properly signed proxy with a later date;

•	Voting by telephone, mobile device or via the Internet at a later time (if initially able to vote in that manner) so long as such vote or voting direction is received by the applicable date and time set forth above for shareowners of record and participants in Honeywell savings plans; or

•	Voting in person at the Annual Meeting (except for shares held in the savings plans).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

QUORUM; VOTE REQUIRED; ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the meeting, either present in person or represented by proxy.

Regarding Proposal No. 1, Honeywell’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors. The By-laws also provide that any incumbent nominee who does not receive a majority of votes cast in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board following the certification of the shareowner vote. This resignation will be promptly considered through a process managed by the Corporate Governance and Responsibility Committee, excluding any director nominees who did not receive a majority of votes cast to elect him or her to the Board.

The affirmative vote of a majority of shares present or represented and entitled to vote on each of Proposal Nos. 2 through 8 is required for approval of these proposals. NYSE rules require that the total votes cast on each of Proposal Nos. 4 and 5 represent over 50% of all outstanding shares (which includes shares subject to broker non-votes). Abstentions will be counted toward the tabulation of votes present or represented on these proposals and will have the same effect as votes against these proposals. Shares not represented in person or by proxy at the Annual Meeting and broker non-votes will have no effect on the vote outcome of these proposals. While the vote on Proposal No. 3 is advisory and not binding on the Board or the Company, the Board will take into consideration the outcome of the vote when making future executive compensation decisions.

OTHER BUSINESS

The Board knows of no other matters to be presented for shareowner action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CONFIDENTIAL VOTING POLICY

It is our policy that any proxy, ballot or other voting material that identifies the particular vote of a shareowner and contains the shareowner’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any shareowner meeting will be independent parties unaffiliated with Honeywell.

RESULTS OF THE VOTE

We will announce preliminary voting results at the Annual Meeting and publish them on our website www.honeywell.com. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

SHARES OUTSTANDING

At the close of business on February 26, 2016, there were 761,335,271 shares of Common Stock outstanding. Each share outstanding as of the February 26, 2016 record date is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting.

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Attendance At The Annual Meeting

HOUSEHOLDING

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial shareowner(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

ELECTRONIC ACCESS TO THE PROXY MATERIALS

You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to you. Shareowners may enroll to receive proxy materials electronically as follows:

Shareowners of Record: If you are a registered shareowner, you may request electronic delivery when voting for this meeting on the Internet at www.proxyvote.com.

Beneficial Holders: If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting is limited to our shareowners or their legal proxy holders. If you are a shareowner of record and plan to attend the meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote via the Internet, mobile device or telephone. If your shares are held by a bank, broker, trustee or nominee and you plan to attend, please send written notification to Investor Relations, Honeywell, 115 Tabor Road, Morris Plains, NJ 07950, and enclose evidence of your ownership of shares of Common Stock as of February 26, 2016 (such as a letter from the bank, broker, trustee or nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. All shareowners attending the meeting will be asked to provide proof of identification. If your shares are held by a bank, broker, trustee or nominee and you have not provided advance written notification that you will attend the meeting, you will be admitted to the meeting only if you present evidence of ownership of shares of Common Stock as of February 26, 2016.

If you are not a shareowner, you will be admitted only if you have a valid legal proxy and form of photo identification. If you are receiving a legal proxy from a shareowner of record, you must bring a form of photo identification and a legal proxy from the record holder to you. If you are receiving a legal proxy from a street name shareowner, you must bring a form of photo identification, a legal proxy from the record holder (i.e., the bank, broker or other holder of record) to the street name holder that is assignable, and a legal proxy from the street name holder to you. We reserve the right to limit the number of representatives for any shareowner who may attend the meeting.

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Other Information

OTHER INFORMATION

SHAREOWNER PROPOSALS FOR 2017 ANNUAL MEETING

•	In order for a shareowner proposal to be considered for inclusion in Honeywell’s proxy statement for the 2017 Annual Meeting pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company’s offices no later than the close of business on November 10, 2016. Proposals submitted thereafter will be opposed as not timely filed.

•	If a shareowner intends to present a proposal for consideration at the 2017 Annual Meeting pursuant to the procedures contemplated in Honeywell’s By-laws, outside the processes of SEC Rule 14a-8 or the proxy access provisions in Honeywell’s By-laws, Honeywell must receive notice of such proposal not earlier than December 26, 2016 and not later than January 25, 2017. Otherwise the proposal will be considered untimely under Honeywell’s By-laws. The notice must contain a brief description of the proposal, the reasons for conducting such business, the name and address of the shareowner and the number of shares of Honeywell’s Common Stock the shareowner beneficially owns, and any material interest of the shareowner in such business, all as provided in Honeywell’s By-laws. If this information is not supplied as provided in Honeywell’s By-laws, the proposal will not be considered at the 2017 Annual Meeting. In addition, Honeywell’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Any shareowner that wishes to submit a shareowner proposal should send it to the Vice President and Corporate Secretary, Honeywell, 115 Tabor Road, Morris Plains, New Jersey 07950.

DIRECTOR NOMINATIONS

Proxy Access Nominations

Honeywell recently amended its By-laws to allow a single shareowner or a group of up to 20 shareowners who have held at least 3% of Honeywell stock for at least three years to submit director nominees (the greater of 20% of the Board or two directors) for inclusion in Honeywell’s proxy statement if the shareowner(s) and the nominee(s) satisfy the requirements specified in Honeywell’s By-laws. Notice must be received by the Corporate Secretary of Honeywell at the address above not earlier than the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date the definitive proxy statement was first released to shareowners in connection with the preceding year’s Annual Meeting.

Non-Proxy Access Nominations

Honeywell’s By-laws state that any shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for director, must notify the Corporate Secretary of Honeywell in writing not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. The notice must meet other requirements contained in the By-laws, a copy of which can be obtained from the Corporate Secretary of Honeywell at the address above.

EXPENSES OF SOLICITATION

Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by Honeywell officers and employees by telephone or other means of communication. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson Inc. has been retained to assist in the solicitation of proxies for the 2016 Annual Meeting of Shareowners at a fee of approximately $12,500 plus associated costs and expenses.

By Order of the Board of Directors,

Jeffrey N. Neuman Vice President and Corporate Secretary

March 10, 2016

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EXHIBIT A

2016 STOCK INCENTIVE PLAN
OF

HONEYWELL INTERNATIONAL INC.
AND ITS AFFILIATES

ARTICLE I
ESTABLISHMENT AND PURPOSE

1.1  Purpose. The purpose of this 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the “Plan”) is to enable the Company to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (a) providing incentives and rewards to certain Employees who are in a position to contribute materially to the success and long-term objectives of the Company, (b) aiding in the recruitment and retention of Employees of exceptional ability, (c) providing Employees an opportunity to acquire or expand equity interests in the Company, and (d) promoting the growth and success of the Company’s business by aligning the financial interests of Employees with that of the other shareowners of the Company. Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards, and Cash-Based Awards.

1.2  Effective Date; Shareowner Approval. The Plan is effective as of April 26, 2016, subject to the approval of the Plan by the Company’s shareowners at the Company’s 2016 Annual Meeting of Shareowners in a manner that satisfies the requirements of the General Corporation Law of the State of Delaware and the rules of the New York Stock Exchange.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms have the following meanings:

2.1  “1933 Act” means the Securities Act of 1933, as amended.

2.2  “Affiliate” means (a) any subsidiary of the Company of which at least 50 percent of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company, (b) any other parent of a subsidiary described in clause (a), or (c) any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate by the Committee in its sole discretion.

2.3  “Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) “Stock Options” awarded pursuant to Section 4.3; (b) “Stock Appreciation Rights” awarded pursuant to Section 4.3; (c) “Performance Awards” awarded pursuant to Section 4.4; (d) “Restricted Stock Units” awarded pursuant to Section 4.5; (e) “Restricted Stock” awarded pursuant to Section 4.5; and (f) “Other Stock-Based Awards” awarded pursuant to Section 4.6.

2.4  “Award Agreement” means the document issued, either in writing or an electronic medium, to a Participant evidencing the grant of an Award.

2.5  “Board” means the Board of Directors of the Company.

2.6  “Cash-Based Award” means a Performance Award other than a Stock Option, Stock Appreciation Right, Restricted Stock Units, Restricted Stock, Other Stock-Based Award, or Growth Plan Unit.

2.7  “Cause” has the meaning set forth in the severance plan of the Company or an Affiliate applicable to the Participant at the relevant Termination of Employment or, if the Participant is not covered under such a plan, means any of the following: (i) clear evidence of a significant violation of the Company’s Code of Business Conduct; (ii) a fraud committed against Honeywell; (iii) the misappropriation, embezzlement or reckless or willful destruction of Company property; (iv) the willful failure to perform, or gross negligence in the performance of, duties; (v) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); (vi) the knowing falsification of any records or documents of the Company; (vii) a significant breach of any statutory or common law duty of loyalty to the Company; (viii) intentional and improper conduct significantly prejudicial to the business of the Company; (ix) the failure to cooperate fully in a Company investigation or the failure to be fully truthful when providing evidence or testimony in such investigation; or (x) the violation of Company rules and policies that, based on a single occurrence, might not meet the significance thresholds of (i), (vii) or (viii) above, but that shall, for purposes of such significance thresholds, be deemed to constitute a violation thereof in the event any

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such violation occurs more than once. Cause shall be determined by the Committee for Reporting Persons or by the Company for all other Participants, in its sole and absolute discretion.

2.8  “Change in Control” means (a) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company and its subsidiaries on a consolidated basis that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company and its subsidiaries on a consolidated basis immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Company and its subsidiaries on a consolidated basis, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.

2.9  “Code” means the Internal Revenue Code of 1986, as amended.

2.10 “Committee” means the Management Development and Compensation Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board, which committee or subcommittee is comprised solely of two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations and Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

2.11 “Common Stock” means the common stock of the Company.

2.12 “Company” means Honeywell International Inc.

2.13 “Disabled” and “Disability”, with respect to a Participant, have the meanings assigned to such terms under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, mean the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided, that, to the extent an award subject to Section 409A of the Code shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A of the Code.

2.14 “Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

2.15 “Employee” means any individual who performs services as an employee of the Company or an Affiliate. “Employee” does not include any leased employees.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Exercise Price” means the price of a Share, as fixed by the Committee, that may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

2.18 “Fair Market Value” means the average (mean) of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on this date, on the most recent preceding day on which there were sales of Shares reported.

2.19 “GAAP” means U.S. generally accepted accounting principles.

2.20 “Growth Plan Unit” means a Performance Award denominated in Units.

2.21 “Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and any related regulations and is designated in the Award Agreement to be an Incentive Stock Option.

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2.22 “Non-Employee Director” means any member of the Board, elected or appointed, who is not an Employee of the Company or an Affiliate. An individual who is elected to the Board at an annual meeting of the shareowners of the Company shall be deemed to be a member of the Board as of the date of the meeting.

2.23 “Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

2.24 “Participant” means an Employee who has been granted an Award under the Plan.

2.25 “Performance Award” means an Award granted under Section 4.4 of the Plan, the payment of which is conditioned on the attainment of one or more Performance Measures.

2.26 “Performance Cycle” means, with respect to any Award that vests or is earned based on Performance Measures, a period (or periods) of at least one year, unless otherwise specified by the Committee, over which the level of attainment of performance of a Performance Measure shall be determined.

2.27 “Performance Measure” means, with respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle. The Committee may select as the Performance Measure for a Performance Cycle any one or combination of the following measures, separately or in relation to each other, or relative to a selected comparator group, as interpreted by the Committee, which (to the extent applicable) shall be determined in accordance with GAAP: (a) Sales (or any component of sales); (b) Operating income; (c) Net income; (d) Earnings per Share (or Proforma EPS); (e) Return on equity; (f) Cash flow (including operating cash flow, free cash flow, cash flow yield and/or cash flow conversion); (g) Cash flow per Share; (h) Return on invested capital; (i) Return on investments (or ROI expansion); (j) Return on assets; (k) Economic value added (or an equivalent metric, as determined by the Committee); (l) Share price; (m) Total shareowner return; (n) Cost and expense reduction; (o) Working capital (or working capital turns or days); (p) Segment operating margin (or segment margin expansion); or (q) Segment operating income.

Performance Measures may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, and/or any pension mark to market adjustment, the determination of which shall be at the discretion of the Committee.

In determining attainment of Performance Measures, the Committee may exclude unusual or infrequently occurring items, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, such as changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

2.28 “Potential Change in Control Period” is deemed to commence at the time of the earliest of the following events to occur: (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control or otherwise result in an acceleration of the vesting of the Awards (except by virtue of the Participant’s death or Disability); (b) the Company or any person or group publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control or otherwise result in an acceleration of the vesting of the Awards (except by virtue of the Participant’s death or Disability); (c) any person or group (other than the Company, any subsidiary of the Company, or any savings, pension or other benefit plan for the benefit of employees of the Company or its subsidiaries) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15 percent or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person or group any securities acquired directly from the Company or its Affiliates); or (d) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control Period has commenced. The Potential Change in Control Period is deemed to continue until the adoption by the Board of a resolution stating that, for purposes of the Plan, the Potential Change in Control Period has expired.

2.29 “Retirement” means the Termination of Employment on or after attainment of age 55 with 10 years of service, other than on account of an involuntary Termination of Employment for Cause. For purposes of this Section, “years of service” is determined using the Participant’s most-recent adjusted service date, as reflected at the Participant’s Termination of Employment in the Company’s records.

2.30 “Reporting Person” means an Employee who is subject to the reporting requirements of Section 16(a) the Exchange Act.

2.31 “Restricted Stock” means Shares issued pursuant to Section 4.5 that are subject to any restrictions that the Committee, in its discretion, may impose.

2.32 “Restricted Stock Unit” means a Unit granted under Section 4.5 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

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2.33 “Share” means a share of Common Stock.

2.34 “Stock Appreciation Right” means a right granted under Section 4.3 to an amount in cash or Shares equal to any increase in the Fair Market Value of the Shares between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

2.35 “Other Stock-Based Award” means an Award granted under Section 4.6 and denominated in Shares.

2.36 “Stock Option” means a right granted under Section 4.3 to purchase from the Company a stated number of Shares at a specified price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

2.37 “Target Amount” means the amount of Growth Plan Units or the amount of cash in respect of a Cash-Based Award that shall be paid if the Performance Measure is met at the 100% level, as determined by the Committee.

2.38 “Target Vesting Percentage” means the percentage of Performance Awards that shall vest or become exercisable if the Performance Measure is met at the 100% level, as determined by the Committee.

2.39 “Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company and its Affiliates for any reason, with or without Cause, as determined by the Company. Except as otherwise provided in an Award Agreement, (a) termination of employment shall be determined without regard to statutory or contractual notice periods for termination of employment, dismissal, redundancy, and similar events, and (b) if an Employee’s employment is terminated under circumstances that entitle the Employee to severance benefits pursuant to any applicable severance plan of the Company or an Affiliate in which the Employee participates, the Employee’s employment relationship with the Company and its Affiliates shall cease on the day prior to the date that severance benefits become payable under the terms of the applicable severance plan without regard to any delay in payment required by Section 409A of the Code. Notwithstanding the foregoing, (x) if an Affiliate ceases to be an Affiliate while an Award granted to an Employee of that Affiliate is outstanding, the Committee may, in its discretion, deem such Employee to have a Termination of Employment on the date the Affiliate ceases to be an Affiliate or on a later date specified by the Committee; (y) the Committee shall make any determination described in clause (x) before or not more than a reasonable period after the date the Affiliate ceases to be an Affiliate; and (z) each such Employee’s Termination of Employment shall be treated as an involuntary termination not for Cause. For purposes of clarification, any non-qualified deferred compensation (within the meaning of Section 409A of the Code) payable to the Employee upon a Termination of Employment pursuant to the terms and conditions of this Plan shall be paid to the Employee upon a “separation from service”, as determined in accordance with Section 409A of the Code.

2.40 “Unit” means, for purposes of Growth Plan Units, the potential right to an Award equal to US$100 (or such amount of other monetary currency as the Committee shall determine) and, for purposes of Restricted Stock Units, the potential right to acquire one Share.

ARTICLE III

ADMINISTRATION

3.1  The Committee. The Plan shall be administered by the Committee.

3.2  Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (a) interpret the Plan; (b) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (c) select Employees to receive Awards under the Plan; (d) determine the form of Awards, the number of Shares subject to each Award, all the terms and conditions of an Award including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options and the terms of Award Agreements; (e) determine whether Awards shall be granted singly, in combination or in tandem; (f) establish and administer Performance Measures in connection with Performance Awards, and certify the level of performance attained with respect to Performance Measures; (g) waive or amend any terms, conditions, restrictions or limitations on an Award, except that (i) the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in subsection 4.3(g), may not be waived, (ii) the terms and conditions of Awards to Reporting Persons cannot be modified, amended or waived other than in connection with or related to death, Disability, actual or potential retirement, Change in Control, Termination of Employment in connection with a business transfer, or involuntary Termination of Employment not for Cause, and (iii) Awards to Employees who are not Reporting Persons, the terms and conditions of which are modified, amended, or waived, relate to no more than 5 percent of the number of Shares available under the Plan as of April 26, 2016, subject to adjustment in accordance with Section 5.3; (h) in accordance with Article V, make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate; (i) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (j) determine whether Awards may be transferable

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to family members, a family trust, a family partnership or otherwise; (k) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (l) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3  Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

3.4  Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to the Chief Executive Officer of the Company or any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish. Only the Committee, however, shall have authority to grant and administer Awards to Reporting Persons and any delegate of the Committee, and to establish and certify Performance Measures.

3.5  Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company, and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

3.6  No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, shall be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV

AWARDS

4.1  Eligibility. All Employees are eligible to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2  Form of Awards. Awards shall be in the form determined by the Committee, in its discretion, and shall be evidenced by an Award Agreement. Awards may be granted singly or in combination or in tandem with other Awards.

4.3  Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Form. Stock Options granted under the Plan shall, at the discretion of the Committee and as set forth in the Award Agreement, be in the form of Incentive Stock Options, Nonqualified Stock Options, or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each shall be clearly identified, and they shall be deemed to have been granted in separate grants. In no event shall the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Nonqualified Stock Options.

(b)	Exercise Price. The Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Exercise Price of Incentive Stock Options, however, shall be equal to or greater than 110 percent of the Fair Market Value of a Share on the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Exercise Price of a Stock Option or Stock Appreciation Right shall be set forth in the Award Agreement.

(c)	Term and Timing of Exercise. Stock Options and Stock Appreciation Rights shall lapse not later than 10 years after the date of grant, as determined by the Committee at the time of grant. Except as otherwise provided in an Award Agreement, each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable in whole or in part, subject to the following conditions:

(i)	The date on which any Award of Stock Options or Stock Appreciation Rights to a Participant may first be exercised shall be set forth in the Award Agreement; provided, however, that, except for Stock Options and Stock Appreciation Rights granted as Performance Awards and except as provided in Section 5.1, such Award shall not become fully vested for at least three years following the date of grant.

(ii)	A Stock Appreciation Right granted in tandem with a Stock Option shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only to the extent that the related Stock Option is exercisable.
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(iii)	Stock Options and Stock Appreciation Rights shall vest and remain exercisable as follows, subject to Section 5.4:

Event	Vesting	Exercise Period for Vested Awards
Death	Immediate vesting as of death	Expires earlier of (i) original expiration date, or (ii) 3 years after death.
Disability	Immediate vesting as of incurrence of Disability	Expires earlier of (i) original expiration date, or (ii) 3 years after Disability.
Retirement	Unvested Awards forfeited as of Retirement	Expires earlier of (i) original expiration date, or (ii) 3 years after Retirement.
Voluntary Termination of Employment	Unvested Awards forfeited as of Termination of Employment	Expires earlier of (i) original expiration date, or (ii) 30 days after Termination of Employment.
Involuntary Termination of Employment not for Cause	Unvested Awards forfeited as of Termination of Employment	Expires earlier of (i) original expiration date, or (ii) 1 year after Termination of Employment.
Involuntary Termination of Employment for Cause	Unvested Awards forfeited as of Termination of Employment	Vested Awards immediately cancelled.

(iv)	Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(d)	Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. No portion of the Exercise Price of a Stock Option may be paid from the proceeds of a loan of cash from the Company to the Participant. In addition, unless the Committee determines otherwise, payment of all or a portion of the Exercise Price may be made by:

(i)	Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or

(ii)	Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (d)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii)	Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or

(iv)	Any combination of the methods described in paragraphs (i), (ii), and (iii).

(v)	The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph (d)(ii) or prohibit withholding pursuant to paragraph (d)(iii).

(e)	Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations, and restrictions:

(i)	Eligibility. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

(ii)	Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s shareowners.

(iii)	Amount of Award. The aggregate Fair Market Value as of the date of grant of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this
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Plan and all other plans maintained by the Company and its Affiliates shall be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

(iv)	Timing of Exercise. If the Committee exercises its discretion in the Award Agreement to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this paragraph (e)(iv), an Employee’s employment relationship shall be treated as continuing intact while the Employee is on military leave, sick leave, or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or an Affiliate is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have ceased on the 91st day of the leave.

(v)	Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan shall be exercisable only by the Participant during the Participant’s lifetime.

(f)	Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price for each Share for which a Stock Appreciation Rights was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(g)	Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

(i)	No Repricing. Except as otherwise provided in Section 5.3, in no event shall the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant, or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards, or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company’s shareowners in a manner that complies with the rules of the New York Stock Exchange.

(ii)	No Dividend Equivalents. The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

(iii)	No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

(iv)	No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Section 409A of the Code, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Section 409A.

4.4  Performance Awards. The Committee may grant Performance Awards to the Employees that the Committee may from time to time select, in the amounts and, subject to Section 7.14, pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Performance Cycles. Performance Awards shall be awarded in connection with a Performance Cycle determined by the Committee; provided, however, that a Performance Cycle may be no shorter than 12 months.

(b)	Eligible Participants. Within 90 days after the commencement of a Performance Cycle, the Committee shall determine the Employees who shall be eligible to receive a Performance Award for the Performance Cycle; provided, however, that the Committee may determine the eligibility of any Employee other than a Reporting Person after the expiration of this 90-day period.

(c)	Performance Measures; Targets; Award Criteria.

(i)	Within 90 days after the commencement of a Performance Cycle, the Committee shall fix and establish, in writing (A) the Performance Measures that apply to that Performance Cycle; (B) with respect to Growth Plan Units and Cash-Based Awards, the Target Amount payable to each Participant; (C) with respect to other Performance Awards, the Target Vesting Percentage for each Participant; and (D) subject to subsection 4.4(d), the criteria for
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computing the amount that shall be paid or shall vest with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Performance Award shall be paid or vest, and the percentage (not exceeding 200%) of the target Performance Award that shall vest upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii)	The Committee may, in its discretion, select Performance Measures that measure the level of performance of the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate during the Performance Cycle. The Committee may select Performance Measures for a Performance Cycle any one or combination of the Performance Measures, separately or in relation to each other, or relative to a selected comparator group, as interpreted by the Committee, which (to the extent applicable) shall be determined in accordance with GAAP.

(iii)	The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Performance Awards payable to any Reporting Person with respect to any given Performance Cycle; provided, however, that no reduction shall result in an increase in the dollar amount or number of Shares payable under any Performance Award of another Reporting Person.

(d)	Payment; Certification. No Performance Award shall vest with respect to any Reporting Person until the Committee certifies in writing the level of attainment of the applicable Performance Measures for the applicable Performance Cycle. Performance Awards awarded to Participants who are not Reporting Persons shall be based on the Performance Measures and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures and formulas may be the same as or different than the Performance Measures and formulas that apply to Reporting Persons.

(e)	Form of Payment. Performance Awards may be paid in cash or whole Shares, or a combination of cash and Shares, in the discretion of the Committee, subject to the terms and conditions set forth in the Award Agreement. Payment with respect to any fractional Share shall be determined in accordance with Section 5.5.

(f)	Section 162(m) of the Code. It is the intent of the Company that unless otherwise expressly stated in an Award Agreement, Performance Awards be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 4.4 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Performance Awards. If any provision of this Plan or any Performance Award would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid this conflict.

4.5  Restricted Stock Units and Restricted Stock. The Committee may grant Restricted Stock Units and Restricted Stock under the Plan to those Employees whom the Committee may from time to time select, in the amounts and, with respect to Restricted Stock Units subject to Section 7.14, pursuant to the terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)	Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Employee, which Units are denominated in, payable in, valued, in whole or in part by reference to, or otherwise related to, Shares. The Committee shall determine, in its discretion, the terms and conditions that apply to Restricted Stock Units granted pursuant to this Section 4.5, including whether and how Dividend Equivalents shall be credited with respect to any Award. The terms and conditions of the Restricted Stock Units shall be set forth in the applicable Award Agreement.

(b)	Grant of Restricted Stock. As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company. The Participant shall have all rights of a shareowner with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and, except as otherwise provided in Section 7.1, may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the restrictions are satisfied or lapse.

(c)	Dividends and Dividend Equivalents. At the discretion of the Committee and as described in the Award Agreement, dividends issued on Shares of Restricted Stock may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Common Stock, to the extent permissible under Section 409A of the Code, the Committee may credit Restricted Stock Units with Dividend Equivalents. Except as otherwise described in the Award Agreement or determined by the Committee, Dividend Equivalents may be withheld and deferred in the Participant’s account subject to a vesting schedule, or used to credit additional Restricted Stock Units that vest on the same schedule as the underlying Restricted Stock Units. The Committee shall determine any terms and conditions on deferral of Dividend Equivalents.
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(d)	Vesting and Forfeiture. The Committee may, in its discretion and as set forth in the Award Agreement, impose any restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock that it deems to be appropriate. Except as otherwise provided in an Award Agreement, the Restricted Stock Units, related Dividend Equivalents and Restricted Stock shall be subject to the following restrictions:

(i)	Vesting and Forfeiture. Except for Restricted Stock Units and Restricted Stock granted as Performance Awards and except as provided in subsection 5.1(b), restrictions on Restricted Stock Units and Restricted Stock shall vest in full, at the discretion of the Committee, over a period of not less than three years from the date of grant. Subject to Section 5.4, if the restrictions have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Restricted Stock Units or Restricted Stock shall be forfeited by the Participant if the termination is for any reason other than death or Disability.

(ii)	Death or Disability. Except for Restricted Stock Units and Restricted Stock granted as Performance Awards all restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock granted pursuant to this Section 4.5 shall lapse upon the death or Disability.

(iii)	Legend. To enforce any restrictions that the Committee may impose on Restricted Stock, the Committee shall cause a legend referring to the restrictions to be placed on all certificates for Shares of Restricted Stock. When restrictions lapse or are satisfied, a new certificate, without the legend, for the number of Shares with respect to which restrictions have lapsed or been satisfied shall be issued and delivered to the Participant.

(e)	Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares, or a combination of cash and Shares, in the discretion of the Committee, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests.

(f)	Deferred Units. Subject to Section 7.14 and to the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (including the value of related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement, provided that any such election be made in accordance with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral.

4.6  Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock) to any Employee that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other things, phantom or hypothetical Shares. The Committee shall determine, in its discretion and subject to Section 7.14, the terms and conditions that will apply to Other Stock-Based Awards granted pursuant to this Section 4.6, including whether Dividend Equivalents will be credited with respect to any such Award in the event of a payment of dividends on Common Stock. The terms and conditions of Other Stock-Based Awards shall be set forth in the applicable Award Agreement and except as otherwise provided in an Award Agreement, the Other Stock-Based Awards shall be subject to the following restrictions:

(a)	Vesting. Except for Other Stock-Based Awards granted as Performance Awards and except as provided in subsection 5.1(b) or Section 5.3, restrictions on Other Stock-Based Awards shall lapse, in the discretion of the Committee, over a period of three years from the date of grant or any longer period that is specified in the Award Agreement. Subject to Section 5.4, if the restrictions on Other Stock-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Shares shall be forfeited by the Participant if the termination is for any reason other than death or Disability.

(b)	Death or Disability. Except for Other Stock-Based Awards granted as Performance Awards all restrictions on Other Stock-Based Awards granted pursuant to this Section 4.6 shall lapse upon the death or Disability.

4.7  Limit on Individual Grants. Subject to Sections 5.1 and 5.3, no Participant may be granted Awards under this Plan (excluding Growth Plan Units or Cash-Based Awards) relating to more than 3 million Shares over any period of 36 months. The maximum amount that may be paid in cash or Shares under this Plan pursuant to Growth Plan Units or Cash-Based Awards to any one Participant is $12 million (including the Fair Market Value of Shares) for any Performance Cycle of 12 months. For any longer Performance Cycle, this maximum shall be adjusted proportionally.

4.8  Termination for Cause. If a Participant incurs a Termination of Employment for Cause, then all outstanding Awards shall immediately be cancelled, except as otherwise provided in an Award Agreement.

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ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1  Shares Available. The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company’s treasury. The total number of Shares with respect to which Awards may be issued under the Plan may equal but may not exceed 46,000,000, subject to adjustment in accordance with Section 5.3; provided, however, that from the aggregate limit:

(a)	no more than 10 million Shares may be available for grant in the form of Incentive Stock Options; and

(b)	up to, but not more than, 2 million Shares (i.e. less than 5%) may be available for grant for Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards that vest in full in fewer than three years; and

(c)	up to 10 million Shares related to Awards other than Stock Options or Stock Appreciation Rights may be granted under the Plan on a one-for-one basis; after the Shares related to Awards other than Stock Options and Stock Appreciation Rights exceed 10 million under the Plan, each Share subject to future Awards other than Stock Options or Stock Appreciation Rights shall be counted as four Shares for purposes of this Article V.

5.2  Counting Rules. (a) The following Shares related to Awards to be issued under this Plan or awards under the 2011 Stock Incentive Plan of Honeywell International Inc. and Its Affiliates, the 2006 Stock Incentive Plan of Honeywell International Inc. and Its Affiliates and the 2003 Stock Incentive Plan of Honeywell International and its Affiliates that are outstanding as of April 26, 2016 may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

(i)	Shares related to Awards paid in cash; and

(ii)	Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares; and

(iii)	Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company.

(b)	Shares described in paragraphs 5.2(a)(i), (ii), and (iii) shall not count against the limits set forth in subsections 5.1(a) and (b).

(c)	Shares related to Awards other than Stock Options or Stock Appreciation Rights that were originally granted on a one-for-one basis and that are again available for issuance under the Plan under paragraph 5.2(a)(i), (ii), or (iii) may again be granted under the Plan on a one-for-one basis.

(d)	For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations, and Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award, shall not be included in or added to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, the gross number of Shares used to determine the settlement value will count against the number of Shares available for issuance under the Plan.

5.3  Adjustment Upon Certain Changes.

(a)	Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards, the maximum number of shares under each of subsections 5.1(a), (b), and (c) and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Employee in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b)	Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareowners of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

(c)	Certain Transactions. Subject to any required action by the shareowners of the Company, in the event any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive
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consideration consisting of securities or other property (including cash), the Committee shall have the power to equitably adjust or cancel each Award outstanding on the date of such transaction.

(d)	Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to above, the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.

(e)	Performance Awards. In the event of any transaction or event described in this Section 5.3, including without limitation any corporate change referred to in subsection 5.3(d), the Committee shall have the power to make equitable adjustments in any Performance Measure and in other terms of any Performance Award, provided that such adjustment is consistent with the requirements of Section 409A of the Code and the regulations thereunder; and provided further that no such adjustment shall be made following the occurrence of a Change in Control to a Performance Award granted to a Participant without the consent of the Participant.

(f)	No Other Rights or Changes. Except as expressly provided in the Plan, no Employee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 5.3, and without limiting the generality of Section 6.1, no change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 5.3 without the consent of the Participant.

5.4  Change in Control.

(a)	Treatment of Awards Generally. Without limiting the generality of Section 5.3, the provisions of subsections 5.3(c) through (f) shall apply to Awards that remain unvested or unpaid upon a Change in Control, as if such Change in Control constituted an event described therein. For the avoidance of doubt, Awards shall not vest upon or following a Change in Control unless and until this Section 5.4 applies to a Participant.

(b)	Accelerated Vesting Upon Certain Termination Events. If the employment of a Participant with the Company and its Affiliates is terminated involuntarily without Cause or voluntarily by the Participant for Good Reason (as defined below) during the two-year period following a Change in Control, then:

(i)	all outstanding Awards held by such Participant shall become vested and/or exercisable as of the effective date of such termination, whether or not the Awards were otherwise vested and/or exercisable, and all conditions shall be waived with respect to outstanding Awards; and

(ii)	for all outstanding Awards that are Performance Awards, (A) if the Performance Cycle has been completed, payment of amounts determined in accordance with the terms of the Performance Award shall be made in a lump sum not later than 90 days following the effective date of such termination, and (B) otherwise, the target level of performance shall be deemed to have been achieved with respect to such Performance Award and payment of amounts determined in accordance with the terms of the Performance Award, pro rated to reflect the portion of the full Performance Cycle for such Performance Award that elapsed prior to such effective date shall be made in a lump sum not later than 90 days following such effective date.

(c)	Deferred Awards. Notwithstanding subsection 5.4(b), but subject to Section 7.14, the Committee may permit a Participant to elect not to have payment of an Award, including the value of any related Dividend Equivalents, accelerated as provided by such subsection 5.4(b). The terms and conditions of a deferral may not be changed at any time after the Change in Control.

(d)	Definition of Good Reason. For purposes of this Section 5.4, with respect to the Termination of Employment of any Participant, “Good Reason” has the meaning assigned to such term in any written individual agreement between the Company and the Participant in which such term is defined and in effect at the Participant’s Termination of Employment, and in the absence of any such written agreement, has the meaning assigned to such term in the Honeywell International Inc. Severance Plan for Corporate Staff Employees (Involuntary Termination Following a Change in Control).

5.5  Fractional Shares. No fractional Shares shall be issued under the Plan. If a Participant acquires or accumulates the right to receive a fractional Share under the Plan, the Participant will receive either cash in lieu of the fractional Share in an amount equal to the Fair Market Value of the fractional Share as of the date of settlement or the next highest whole number of Shares, as set forth in the applicable Award Agreement.

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ARTICLE VI

AMENDMENT AND TERMINATION

6.1  Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of shareowners of the Company, except that no revision to the terms of the Plan shall be effective until the amendment is approved by the shareowners of the Company if such approval is required by the rules of the New York Stock Exchange or such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan). No amendment of the Plan made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award unless such amendment is necessary to comply with applicable law. The Plan may not be amended in any manner adverse to the interests of Participants during a Potential Change in Control Period or any other period of two years following a Change in Control, unless such amendment is necessary to comply with applicable law.

6.2  Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan.

No Awards shall be granted under this Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

ARTICLE VII

GENERAL PROVISIONS

7.1 Nontransferability of Awards. No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below.

(a)	Any Award may be transferred by will or by the laws of descent or distribution.

(b)	The Committee may provide in the applicable Award Agreement that all or any part of an Award (other than an Incentive Stock Option) may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members. For purposes of this subsection 7.1(b), a family member means a Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members.

(c)	Except as otherwise provided in the applicable Award Agreement, any Nonqualified Stock Option or Stock Appreciation Right transferred by a Participant pursuant to subsection 7.1(b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to subsection 7.1(b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to subsection 7.1(b). No transfer shall be effective until the Committee consents to the transfer in writing.

(d)	Unless otherwise restricted by Company policy for Reporting Persons, Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the 1933 Act, or pursuant to an effective registration for resale under the 1933 Act. For purposes of this subsection 7.1(d), “affiliate” shall have the meaning assigned to that term under Rule 144.

(e)	In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

7.2  Withholding of Taxes.

(a)	Stock Options and Stock Appreciation Rights. Subject to Section 7.2(d), as a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations, as calculated at
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the applicable minimum statutory rate. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in subsection 4.3(d).

(b)	Other Awards Payable in Shares. Subject to Section 7.2(d), the Company shall satisfy a Participant’s tax withholding obligations, calculated at the applicable minimum statutory rate, arising in connection with the release of restrictions on Restricted Stock Units, Restricted Stock, and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. The Company may also allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, or postal or express money order.

(c)	Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

(d)	Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes at an amount greater than the applicable minimum statutory amount.

7.3  Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement terms and conditions that could result in the forfeiture of all or part of an Award, including but not limited to, terms and conditions that relate to non-competition, non-solicitation of customers and/or employees, confidentiality of Company information, and/or non-disparagement.

Notwithstanding anything in this Plan to the contrary, each Participant acknowledges that the Company may be entitled or required by law, Company policy, the requirements of an exchange on which the Shares are listed for trading, or the terms of an Award Agreement, to recoup all or part of the compensation paid to the Participant pursuant to this Plan, and each Participant agrees to comply with any Company request or demand for recoupment.

7.4  Code Section 83(b) Elections. The Company, its Affiliates, and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.

7.5  No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, shall not be construed as conferring any legal or other right upon any Employee for the continuation of employment through the end of any vesting period, Performance Cycle, or other period. The Company and its Affiliates expressly reserve the right, which may be exercised at any time and in the Company’s or an Affiliate’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

7.6  No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates, and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

7.7  No Rights as Shareowners. A Participant granted an Award under the Plan shall have no rights as a shareowner of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

7.8  Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

7.9  No Required Segregation of Assets. Neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.10 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or any Affiliate, except as the employee benefit plan otherwise provides. The adoption of the Plan shall have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.

7.11 Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Committee may also approve any supplements to the Plan or alternative versions of

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the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any supplemental or alternative version that (a) increases limitations contained in subsection 4.3(e) and Section 4.7, (b) increases the number of shares available under the Plan, as set forth in Section 5.1; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or, with respect to Reporting Persons, causes the grant of any performance-based Award to fail to qualify for an income tax deduction pursuant to Section 162(m) of the Code.

7.12 Securities Matters

(a)	The Company shall be under no obligation to effect the registration pursuant to the 1933 Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)	The exercise of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7.13 Governing Law; Severability. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

7.14 Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or the Committee hereunder affecting the timing of payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code and any regulations thereunder.

7.15 Payments to Specified Employees. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code), any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her separation from service, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the separation from service, or, if earlier, the date of the Participant’s death.

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EXHIBIT B

2016 STOCK PLAN FOR

NON-EMPLOYEE DIRECTORS OF

HONEYWELL INTERNATIONAL INC.

1.	Purpose

(a)	Purpose. The purpose of the Plan is to provide certain compensation to eligible directors of the Company and to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company’s success and progress by granting them stock-based awards.

(b) Effective Date; Shareholder Approval. The Plan is effective as of April 25, 2016, subject to the approval of the Plan by the Company’s shareowners which is expected to be obtained at the Company’s 2016 Annual Meeting of Shareowners in a manner that satisfies the requirements of the General Corporation Law of the State of Delaware and the rules of the New York Stock Exchange.

2.	Definitions

(a)	“2006 Director Stock Plan” means the 2006 Stock Plan for Non-Employee Directors of Honeywell International Inc., as amended from time to time.

(b)	“Award” means any form of award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (i) Restricted Stock awarded pursuant to Section 6; (ii) Restricted Stock Units awarded pursuant to Section 6; (iii) Stock Options awarded pursuant to Section 7; and (iv) Stock Appreciation Rights awarded pursuant to Section 7.

(c)	“Award Agreement” means, with respect to an Award granted to a Participant, the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of such Award.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Board Policy” means the policy adopted by the Board and attached hereto as Schedule A, which shall provide for the making of grants of Awards (including annual and other periodic awards), as well as certain terms of such Awards (including, without limitation, the timing, amount and form of Award grants) and which may be amended from time to time by the Board in its sole discretion; provided, however, that the Board shall not amend the Board Policy to increase the total target value of annual grants to Eligible Directors above $300,000 without the approval of the Company’s shareowners.

(f)	“Change in Control” has the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the Corporate Governance and Responsibility Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board.

(i)	“Common Stock” means the common stock of the Company.

(j)	“Company” means Honeywell International Inc.

(k)	“Dividend Equivalents” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

(l)	“Effective Date” means April 25, 2016.

(m)	“Eligible Director” means a member of the Board, elected or appointed, who is not also an employee of the Company or any of its subsidiaries or affiliates. An individual who is elected to the Board at an annual meeting of the shareowners of the Company shall be deemed to be a member of the Board as of the date of such meeting.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.
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(p)	“Fair Market Value” means the average (mean) of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sales of Shares are reported on this date, on the most recent preceding day on which there were sales of Shares reported.

(q)	“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or that otherwise does not meet such requirements.

(r)	“Participant” means an Eligible Director who has been granted an Award under the Plan.

(s)	“Plan” means the 2016 Stock Plan for Non-Employee Directors of Honeywell International Inc., which shall be evidenced by this instrument, as may be amended from time to time.

(t)	“Restricted Stock” means Shares issued pursuant to Section 6 that are subject to any restrictions that the Committee, in its discretion, may impose.

(u)	“Restricted Stock Unit” means a Unit granted under Section 6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

(v)	“Securities Act” means the Securities Act of 1933, as amended.

(w)	“Share” means a share of Common Stock.

(x)	“Stock Appreciation Right” means a right granted under Section 7 to an amount in cash or Shares equal to any increase in the Fair Market Value of the Shares between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

(y)	“Stock Option” means a right granted under Section 7 to purchase from the Company a stated number of Shares at a specified price.

(z)	“Unit” means the potential right to acquire one Share.

3.	Administration

(a)	The Committee. The Plan shall be administered by the Committee.

(b)	Authority. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan (including the Board Policy), to (i) interpret the Plan; (ii) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (iii) determine eligibility for the grant of Awards; (iv) to the extent permitted by the Board Policy, determine the form of Awards, the number of Shares subject to each Award, all terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting and the terms of Award Agreements; (v) determine whether Awards shall be granted singly, in combination or in tandem; (vi) waive or amend any terms, conditions, restrictions or limitations on an Award, to the extent permissible under applicable law including without limitation Section 409A of the Code; (vii) in accordance with Section 9, make any adjustments to the Plan, any Award Agreement and any Award that it deems appropriate (including but not limited to adjustment of the number of Shares available under the Plan or any Award); (viii) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (ix) determine whether Awards may be transferable to family members, a family trust, a family partnership, or otherwise; and (x) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

(c)	Effects of Determination. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

(d)	Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish.

(e)	Employment of Advisors. The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

(f)	No Liability. No member of the Committee shall be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan, any Award Agreement, or any Award granted under the Plan.

4.	Eligibility and Grants

(a)	Eligibility. All Eligible Directors are eligible to receive Awards granted under the Plan.

(b)	Grants. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Awards to Eligible Directors upon such terms and conditions as the Committee may determine in its sole discretion. All Awards shall be evidenced by Award Agreements. Awards may be granted singly or in combination or in tandem with other Awards.
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5.	Share Limits

(a)	Aggregate Share Limit. Subject to adjustment as provided in Section 9, the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. Each Share issued pursuant to the Plan shall count as one Share against such share limit. If an Award terminates, expires or is forfeited or cancelled for any reason without the issuance of Shares, or is settled in cash, the Shares underlying such Award shall be available for future Awards under the Plan. Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations, and Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award, shall not be included in or added to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, the gross number of Shares used to determine the settlement value will count against the number of Shares available for issuance under the Plan. Shares utilized under the Plan may be either authorized but unissued Shares or issued Shares reacquired by the Company, as determined by the Board from time to time.

(b)	Individual Share Limit. The maximum aggregate number of Shares with respect to which Awards may be granted in any one calendar year to any one Participant shall be 10,000.

6.	Restricted Stock Units and Restricted Stock.

(a)	General. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Restricted Stock Units and Restricted Stock under the Plan pursuant to the terms and conditions that the Committee, in its sole discretion, may determine and set forth in the applicable Award Agreement (including, without limitation, the periods of restriction, the date of grant and the effect, if any, of a Change in Control, death, disability or retirement, or other termination of a Participant’s directorship on such Restricted Stock Units or Restricted Stock). As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company.

(b)	Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, such Participant shall have (i) no voting rights or dividend or dividend equivalent rights with respect to any Restricted Stock Units granted hereunder, and (ii) the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to any Shares of Restricted Stock granted hereunder.

(c)	Dividends and Dividend Equivalents. At the discretion of the Committee determined at the time of grant and as set forth in the applicable Award Agreement, dividends issued on Shares of Restricted Stock or Dividend Equivalents credited with respect to Restricted Stock Units, may be paid immediately or withheld and deferred in the Participant’s account; provided, however, that with respect to any Restricted Stock Units subject to Section 409A of the Code, the payment of such dividends or Dividend Equivalents shall comply with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral, including the rate of interest to be credited on deferrals and whether interest will be compounded.

(d)	Other Restrictions. The Committee may, in its sole discretion and as set forth in the applicable Award Agreement, impose any other conditions and/or restrictions on Restricted Stock Units or Restricted Stock granted pursuant to the Plan that it deems appropriate, including any vesting schedule or forfeiture conditions. The Committee has discretion to provide for an incremental lapse of restrictions or for a lapse of restrictions upon satisfaction of certain conditions.

(e)	Delivery of Restricted Stock. When restrictions lapse or are satisfied, a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

(f)	Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares or a combination of cash and Shares, in the sole discretion of the Committee, when the restrictions lapse and any other conditions set forth in the applicable Award Agreement have been satisfied; provided, however, that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests.

(g)	Deferred Units. Subject to Section 12(j) hereof and to the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (and related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement; provided, however, that any such election be made in accordance with Section 409A of the Code.

(h)	Fractional Shares. No fractional Shares shall be issued under the Plan. If a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive either cash in lieu of the fractional Share in an amount equal to the Fair Market Value of the fractional Share as of the date of settlement or the next highest whole number of Shares, as set forth in the applicable Award Agreement.
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7.	Stock Options and Stock Appreciation Rights.

(a)	General. Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Stock Options and/or Stock Appreciation Rights under the Plan pursuant to the other terms and conditions that the Committee, in its sole discretion, may determine and set forth in the Award Agreement (including, without limitation, the Exercise Price, the maximum duration of the Stock Option or Stock Appreciation Right, the conditions upon which a Stock Option or Stock Appreciation Right shall vest and become exercisable, the date of grant, and the effect, if any, of a Change in Control, death, disability or retirement, or other termination of a Participant’s directorship on such Stock Options or Stock Appreciation Rights).

(b)	Form. Each Stock Option granted under the Plan shall be a Nonqualified Stock Option. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Stock Options.

(c)	Exercise Price. The Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 9. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Committee shall set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Agreement.

(d)	Duration of Stock Options. Each Stock Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Stock Option or Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its date of grant.

(e)	Timing of Exercise. Each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions shall be set forth in the applicable Award Agreement and need not be the same for each grant or for each Participant.

(f)	Payment of Stock Option Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Share certificates shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, postal or express money order, or other instrument acceptable to the Company. In addition, unless the Committee determines otherwise, payment of all or a portion of the Exercise Price may be made by:

(i)	Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or

(ii)	Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six (6) months, subject to paragraph 7(f)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii)	Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or

(iv)	Any combination of the methods described in paragraphs 7(f)(i), (ii), and (iii).

(v)	Notwithstanding the foregoing, the Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph 7(f)(ii) or prohibit withholding pursuant to paragraph 7(f)(iii).

(g)	Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(h)	Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

(i)	No Repricing. Except as otherwise provided in Section 9, in no event shall the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards, or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company’s shareowners in a manner that complies with the rules of the New York Stock Exchange.
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(ii)	No Dividend Equivalents. The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

(iii)	No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

(iv)	No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Section 409A of the Code, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Section 409A of the Code.

(i)	Termination of Directorship. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a Stock Option or Stock Appreciation Right following termination of the Participant’s service as a director of the Company (whether by death, disability, retirement, or any other reason). Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement subject to paragraph 3(b)(v), need not be uniform among all Stock Options or Stock Appreciation Rights granted, and may reflect distinctions based on the reasons for termination.

8.	Regulatory Compliance and Listing

The issuance or delivery of any Shares in settlement of an Award may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

9.	Adjustment Upon Certain Changes

(a)	Shares Available for Grants. In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares or similar corporate change, the maximum aggregate number of Shares with respect to which the Committee may grant Awards and the maximum aggregate number of Shares with respect to which the Committee may grant Awards to any individual Eligible Director in any calendar year shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other similar event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of Shares with respect to which Awards may be granted.

(b)	Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareowners of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the number of Shares subject to each outstanding Award and the Exercise Price per Share of each such Award.

(c)	Certain Mergers. Subject to any required action by the shareowners of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall have the power to adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation.

(d)	Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, subject to Section 409A of the Code to the extent applicable and otherwise in its sole discretion, have the power to:

(A)	cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award; provided, however, that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (x) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (y) the Exercise Price of such Stock Option or Stock Appreciation Right; or
B-5

(B)	provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment in accordance with U.S. Department of Treasury Regulation §1.409A-1(b)(5)(v)(D) and as determined by the Committee in its reasonable discretion in the Exercise Price of the Award, or the number of Shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e)	Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in subsections 9(b), (c), or (d), the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.

(f)	No Other Rights or Changes. Except as expressly provided in the Plan, no Participant or Eligible Director shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 9, and without limiting the generality of Section 10, no change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 9 without the consent of the Participant.

10.	Termination or Amendment of the Plan

(a)	Amendment. The Board may at any time and from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8); provided, however, that, (i) unless otherwise necessary to comply with applicable law, the rights of a Participant with respect to Awards granted prior to such alteration or amendment may not be impaired without the consent of such Participant, and (ii) without the approval of the Company’s shareowners, no amendment shall be made if (A) shareowner approval is required by applicable law or in order to comply with the rules of the New York Stock Exchange, (B) such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 9), or (C) such amendment increases the total target value of the annual grant of Awards to Eligible Directors above $300,000.

(b)	Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan.

No Awards shall be granted under this Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

11.	Nontransferability of Awards

(a)	No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below:

(i)	Any Award may be transferred by will or by the laws of descent or distribution; or

(ii)	The Committee may provide in the applicable Award Agreement that all or any part of an Award may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of transferees: (i) a family member; (ii) a trust for the benefit of a family member; (iii) a limited partnership whose partners are solely family members; or (iv) any other legal entity set up for the benefit of family members. For purposes of this paragraph, with respect to a Participant, “family member” means the Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members; or

(iii)	With respect to Restricted Stock, Shares of Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this paragraph, “affiliate” shall have the meaning assigned to that term under Rule 144 of the Securities Act.

(b)	Except as otherwise provided in the applicable Award Agreement, any Stock Option or Stock Appreciation Right transferred by a Participant pursuant to paragraph 11(a)(ii) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The
B-6

Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state, or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its sole discretion, disallow all or a part of any transfer of an Award pursuant to paragraph 11(a)(ii) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to paragraph 11(a)(ii) and no such transfer shall be effective until the Committee consents to the transfer in writing.

12.	Miscellaneous

(a)	No Implied Rights. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company’s shareowners.

(b)	Withholding of Taxes. The Company shall have the right to require, prior to the issuance or delivery of Shares in settlement of any Award, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such Shares. Such amount may be paid in cash, in Shares previously owned by the Participant, by withholding a portion of the Shares that otherwise would be distributed to such Participant upon settlement of the Award or a combination of cash and Shares.

(c)	Code Section 83(b) Elections. The Company and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.

(d)	No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise the Award. The Company and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

(e)	No Rights as Shareowners. Except as expressly set forth in the Plan or the applicable Award Agreement, a Participant granted an Award under the Plan shall have no rights as a shareowner of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

(f)	Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

(g)	No Required Segregation of Assets. The Company shall not be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

(h)	Governing Law. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable Federal law.

(i)	Severability. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

(j)	Code Section 409A. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award Agreement or Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or Committee hereunder affecting the payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code and any regulations thereunder.

(k)	Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement terms and conditions that could result in the forfeiture of all or part of an Award, including but not limited to, terms and conditions that relate to non-competition, non-solicitation of customers and/or employees, confidentiality of Company information, and/or non-disparagement.

Notwithstanding anything in this Plan to the contrary, each Participant acknowledges that the Company may be entitled or required by law, Company policy, the requirements of an exchange on which the Shares are listed for trading, or the terms of an Award Agreement, to recoup all or part of the compensation paid to the Participant pursuant to this Plan, and each Participant agrees to comply with any Company request or demand for recoupment.

B-7

SCHEDULE A

BOARD POLICY FOR NON-EMPLOYEE DIRECTOR EQUITY AWARDS

Grant of Restricted Stock Units. Each Eligible Director first elected or appointed to the Board shall receive a grant of 3,000 Restricted Stock Units effective as of the first date the Eligible Director is elected or appointed to the Board. The Restricted Stock Units shall vest on the earliest of the Participant’s fifth anniversary of continuous service as a director of the Company, the Participant’s death or disability, or the occurrence of a Change in Control. The Participant may defer receipt of payment of such Restricted Stock Units (and related Dividend Equivalents) on substantially the same terms and conditions as officers of the Company with respect to grants of Restricted Stock Units they receive.

Annual Grants of Stock Options and Restricted Stock Units. Subject to any limitations set forth in the Plan, each Eligible Director who continues in office following the Annual Meeting of Shareowners shall receive equity grants with a total target value of $100,000. 50% of the value ($50,000) shall be granted in Stock Options and the remaining 50% of the value ($50,000) shall be granted in Restricted Stock Units, with the number of Shares subject to each grant determined by dividing the value by the Fair Market Value as of the date of the Annual Meeting of Shareowners and rounding up to the nearest whole Share.

The grant of Stock Options shall have an Exercise Price equal to the Fair Market Value as of the date of grant and shall vest in cumulative installments of 25% on the first anniversary of the date of grant, an additional 25% on the second and third anniversaries of the date of grant, and the remaining 25% on the fourth anniversary of the date of grant. The grant of Restricted Stock Units shall vest on the earliest of the Participant’s third anniversary of the date of grant, the Participant’s death or disability, or the occurrence of a Change in Control. Except as otherwise provided in an Award Agreement, no Award shall vest unless the Participant is a director of the Company on the vesting date.

Notwithstanding any provision of the Plan to the contrary or the foregoing provisions of this Board Policy, in no event shall the Board amend this Board Policy to increase the total target value of the annual grants to Eligible Directors above $300,000, without the approval of the Company’s shareowners.

B-8

Appendix > Reconciliation of Non-GAAP Financial Measures

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(1)	Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins

($B)	2003
Segment Profit	$2.4
Stock Based Compensation(1)	—
Repositioning and Other(2, 3)	(0.2)
Pension Ongoing Expense(2)	(0.1)
Pension Mark-to-Market Adjustment(2)	(0.2)
Other Postretirement Expense(2)	(0.2)
Operating Income	$1.7

Segment Profit	$2.4
÷ Sales	$22.1
Segment Profit Margin %	10.6%

Operating Income	$1.7
÷ Sales	$22.1
Operating Income Margin %	7.8%

(1)	Stock Based Compensation included in Segment Profit.
(2)	Included in cost of products and services sold and selling, general and administrative expenses.
(3)	Includes repositioning, asbestos and environmental expenses.

(1)	Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Continued)

($M)	2011	2012	2013	2014	2015
Segment Profit	$5,357	$5,879	$6,351	$6,696	$7,256
Stock Based Compensation(1)	(168)	(170)	(170)	(187)	(175)
Repositioning and Other(1, 2)	(794)	(488)	(699)	(634)	(576)
Pension Ongoing (Expense)/Income(1)	(105)	(36)	90	254	430
Pension Mark-to-Market Adjustment(1)	(1,802)	(957)	(51)	(249)	(67)
Other Postretirement Income/(Expense)(1)	86	(72)	(20)	(49)	(40)
Operating Income	$2,574	$4,156	$5,501	$5,831	$6,828

Segment Profit	$5,357	$5,879	$6,351	$6,696	$7,256
÷ Sales	$36,529	$37,665	$39,055	$40,306	$38,581
Segment Profit Margin %	14.7%	15.6%	16.3%	16.6%	18.8%

Operating Income	$2,574	$4,156	$5,501	$5,831	$6,828
÷ Sales	$36,529	$37,665	$39,055	$40,306	$38,581
Operating Income Margin %	7.0%	11.0%	14.1%	14.5%	17.7%

(1)	Included in cost of products and services sold and selling, general and administrative expenses.
(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
App-1

Appendix > Reconciliation of Non-GAAP Financial Measures

(2)	Reconciliation of EPS to EPS, Excluding Pension Mark-to-Market Adjustment

	2003(1)
EPS, Previously Reported	$1.50
Effect of Pension Accounting Change	(0.11)
EPS	$1.39
Pension Mark-to-Market adjustment	0.12
EPS, Excluding Pension Mark-to-Market Adjustment	$1.51

	2009(2)	2010(3)	2011(4)	2012(5)	2013(6)	2014(7)	2015(8)
EPS	$2.05	$2.59	$2.61	$3.69	$4.92	$5.33	$6.04
Pension Mark-to-Market Adjustment	0.64	0.41	1.44	0.79	0.05	0.23	0.06
EPS, Excluding Pension Mark-to-Market Adjustment	$2.69	$3.00	$4.05	$4.48	$4.97	$5.56	$6.10

(1)	Utilizes weighted average shares of 862.1 million. Mark-to-market uses a blended tax rate of 33.5% for 2003
(2)	Utilizes weighted average shares of 755.7 million. Mark-to-market uses a blended tax rate of 34.4% for 2009
(3)	Utilizes weighted average shares of 780.9 million. Mark-to-market uses a blended tax rate of 32.3% for 2010
(4)	Utilizes weighted average shares of 791.6 million. Mark-to-market uses a blended tax rate of 36.9% for 2011
(5)	Utilizes weighted average shares of 791.9 million. Mark-to-market uses a blended tax rate of 35.0% for 2012
(6)	Utilizes weighted average shares of 797.3 million. Mark-to-market uses a blended tax rate of 25.5% for 2013
(7)	Utilizes weighted average shares of 795.2 million. Mark-to-market uses a blended tax rate of 28.1% for 2014
(8)	Utilizes weighted average shares of 789.3 million. Mark-to-market uses a blended tax rate of 36.1% for 2015

(3)	Reconciliation of Cash Provided By Operating Activities to Free Cash Flow and Calculation of Free Cash Flow Conversion

($B)	2003
Cash Provided by Operating Activities	$2.2
Expenditures for Property, Plant and Equipment	(0.7)
Free Cash Flow	$1.5

Net Income Attributable to Honeywell	$1.2
Pension Mark-to-Market Adjustment, net of tax(1)	0.1
Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$1.3

Cash Provided by Operating Activities	$2.2
÷ Net Income Attributable to Honeywell	$1.2
Operating Cash Flow Conversion	183%

Free Cash Flow	$1.5
÷ Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$1.3
Free Cash Flow Conversion	118%

(1)	Mark-to-market uses a blended tax rate of 33.5%, in 2003.
App-2

Appendix > Reconciliation of Non-GAAP Financial Measures

(3)	Reconciliation of Cash Provided By Operating Activities to Free Cash Flow and Calculation Of Free Cash Flow Conversion (Continued)

($M)	2014	2015
Cash Provided by Operating Activities	$5,024	$5,454
Expenditures for Property, Plant and Equipment	(1,094)	(1,073)
Free Cash Flow	$3,930	$4,381

Net Income Attributable to Honeywell	$4,239	$4,768
Pension Mark-to-Market Adjustment, net of tax(1)	179	43
Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$4,418	$4,811

Cash Provided by Operating Activities	$5,024	$5,454
÷ Net Income Attributable to Honeywell	$4,239	$4,768
Operating Cash Flow Conversion	119%	114%

Free Cash Flow	$3,930	$4,381
÷ Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$4,418	$4,811
Free Cash Flow Conversion	89%	91%

(1)	Mark-to-market uses a blended tax rate of 28.1% and 36.1%, in 2014 and 2015.

(4)	Reconciliation of Net Income to Net Income, Excluding Pension Mark-to-Market Adjustment

($M)	2010	2011	2012	2013	2014	2015
Net Income Attributable to Honeywell	$2,022	$2,067	$2,926	$3,924	$4,239	$4,768
Pension Mark-to-Market Adjustment, Net of Tax(1)	319	1,137	622	38	179	43
Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$2,341	$3,204	$3,548	$3,962	$4,418	$4,811

(1)	Mark-to-market uses a blended tax rate of 32.3%, 36.9%, 35.0%, 25.5%, 28.1% and 36.1% for 2010, 2011, 2012, 2013, 2014 and 2015.

(5)	Reconciliation of Core Organic Sales

Honeywell	2015
Reported Sales Growth	(4%	)
Foreign Currency Translation, Acquisitions, Divestitures and Other	4%
Raw Materials Pricing in R&C	1%
Core Organic Sales Growth	1%
App-3

RECENT AWARDS

Corporate Reputation Awards

World’s Most Admired Companies

FORTUNE magazine. 2006 - 2015

America’s Best Employers

Forbes. 2015

America’s Most Reputable Companies

Forbes. 2014

Corporate Social Responsibility Program of the Year

Stevie Awards. 2014, 2015

Happiest Companies in 2015

CareerBliss

World’s Most Ethical Companies

Ethisphere Institute. 2009, 2012, 2013

Best Companies for Veterans

Monster/Military.com. 2015

Top Military Friendly Employer

G.I. Jobs magazine. 2013, 2014, 2015

Best CSR Programs in China

China International Public Relations Association (CIPRA). 2014, 2015

Among the Top Companies for Candor in Communications

Rittenhouse Rankings CEO Candor and Culture Survey. 2014, 2015

Leadership Awards

CEO of the Year, Dave Cote

Chief Executive magazine. 2013

One of the World’s Best CEOs, Dave Cote

Barron’s. 2013, 2014, 2015

Executive of the Year in Conglomerates, Dave Cote

Stevies American Award. 2015

Community Hope of NJ’s Hero Award 2015, Dave Cote

Corporate Leadership Award, Dave Cote

The TechAmerica Foundation. 2013

Distinguished General Counsel Award, Katherine Adams

NYSE Governance Services, 2015

President’s Award, Katherine Adams

National Association of Women Lawyers (NAWL). 2014

Corporate Counsel 100, Katherine Adams

The Legal 500. 2013

HR Executive of the Year, Mark James

Human Resource Executive magazine. 2013

Women Worth Watching, Harriet Mountcastle-Walsh

Diversity Journal magazine. 2013

Diversity Awards

2020 Women on Boards. 2015

Top 50 Employers

Woman Engineer magazine. 2009, 2011, 2012, 2013

Top 50 Employers

Minority Engineer magazine. 2011 – 2015

Corporate Board Gender Diversity Award

Executive Women of New Jersey. 2014, 2015

Best Places to Work for LGBT Equality

Human Rights Campaign. 2009, 2010

Technology Awards

Industry Leadership Award

Biofuels - Honeywell UOP Platts Global Energy Awards, 2015

National Medal of Technology and Innovation - Edith Flanigen

United States Government. 2014

Top 100 Global Innovators

Thomson Reuters. 2011 - 2014

America’s Most Inventive Companies

Forbes magazine. 2010

Most Innovative Companies - Transportation

Fast Company magazine. 2010

Sustainable Energy Award

American Institute of Chemical Engineers. 2010

Star Performer Award, TS India

Engineering Export Promotion Council (EEPC) India. 2015

Industry Leadership Award, Biofuels, Honeywell UOP

Platts Global Energy Awards. 2015

Most Innovative Tech Company of the Year

America Business Awards. 2015

Financial Management Awards

Best Chief Executive Officer, David Cote

Institutional Investor magazine. 2013, 2014, 2015

Best Chief Financial Officer, Tom Szlosek

Institutional Investor magazine. 2015

#1 All American Executive Team - Investor Relations

Institutional Investor magazine. 2014

Best Investor Relations Program

Institutional Investor magazine. 2012 - 2015

Global Top 50 Gold

IR magazine. 2015

Alexander Hamilton awards

Treasury and Risk magazine

• Strategic Investing 2011

• Cash Management 2010

• Green Strategy 2009

Sustainability Awards

Campbell Safety Award - Honeywell Aerospace

National Safety Council. 2015

Thomas Keesee Award for Environmental Sustainability

Audobon New York. 2015

America’s Greatest Companies

Newsweek Green Rankings. 2015

Environmental Excellence Award, Mexico

Federal Attorney for Environmental Protection

(PROFEPA). 2015

Invented.	Reinvented.

Always on the forefront of technology and design, Honeywell introduced The Round® thermostat in 1953. This iconic product is now part of the Smithsonian collection and continues to inspire thermostat design around the world.	Lyric uses your smartphone’s location to know when you’re away, and saves energy. It senses your return and makes sure you’re comfortable. There’s no learning curve. No elaborate programming.

Simply savings.

©2015 Honeywell International Inc. All rights reserved.

HONEYWELL INTERNATIONAL INC.
115 TABOR ROAD
MORRIS PLAINS, NJ 07950

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1. Election of Directors:

The Board of Directors recommends a vote		“FOR”
Nominees (A) through (L).		”
		For	Against

A.	William S. Ayer	☐	☐

B.	Kevin Burke	☐	☐

C.	Jaime Chico Pardo	☐	☐

D.	David M. Cote	☐	☐

E.	D. Scott Davis	☐	☐

F.	Linnet F. Deily	☐	☐

G.	Judd Gregg	☐	☐

H.	Clive Hollick	☐	☐

I.	Grace D. Lieblein	☐	☐

J.	George Paz	☐	☐

K.	Bradley T. Sheares	☐	☐

L.	Robin L. Washington	☐	☐

	The Board of Directors recommends a vote	“FOR”
	Proposals (2), (3), (4) and (5).	”
		For	Against	Abstain

2.	Approval of Independent Accountants.	☐	☐	☐

3.	Advisory Vote To Approve Executive Compensation.	☐	☐	☐

4.	2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates.	☐	☐	☐

5.	2016 Stock Plan for Non-Employee Directors of Honeywell International Inc.	☐	☐	☐

	The Board of Directors recommends a vote		“AGAINST”
	Proposals (6), (7) and (8).		”
		For	Against	Abstain

6.	Independent Board Chairman.	☐	☐	☐

7.	Right To Act By Written Consent.	☐	☐	☐

8.	Political Lobbying and Contributions.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Availability of Proxy Materials: The 2016 Notice and Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

M98224-Z66845

PROXY

HONEYWELL

This Proxy is Solicited on Behalf of the Board of Directors of Honeywell International Inc.
Annual Meeting of Shareowners - April 25, 2016

The undersigned hereby appoints David M. Cote, Katherine L. Adams and Jeffrey N. Neuman as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 25, 2016, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: William S. Ayer, Kevin Burke, Jaime Chico Pardo, David M. Cote, D. Scott Davis, Linnet F. Deily, Judd Gregg, Clive Hollick, Grace D. Lieblein, George Paz, Bradley T. Sheares, and Robin L. Washington.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3, 4 AND 5 AND “AGAINST” PROPOSALS 6, 7 AND 8. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EDT ON APRIL 24, 2016.

This instruction and proxy card is also solicited by the Board of Directors of Honeywell International Inc. (the “Company”) for use at the Annual Meeting of Shareowners on April 25, 2016 by persons who participate in the Honeywell Savings and Ownership Plan or the Honeywell Puerto Rico Savings and Ownership Plan. PHONE AND INTERNET VOTING CUTOFF FOR SAVINGS PLAN PARTICIPANTS IS 5:00 PM EDT ON APRIL 21, 2016.

By signing this instruction and proxy card, or by voting by phone or Internet, the undersigned hereby directs The Northern Trust Company, as Trustee for the Honeywell Savings and Ownership Plan, and Banco Popular, as Trustee for the Honeywell Puerto Rico Savings and Ownership Plan, to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the plan at the Annual Meeting of Shareowners of Honeywell International Inc. to be held on April 25, 2016, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: William S. Ayer, Kevin Burke, Jaime Chico Pardo, David M. Cote, D. Scott Davis, Linnet F. Deily, Judd Gregg, Clive Hollick, Grace D. Lieblein, George Paz, Bradley T. Sheares, and Robin L. Washington.

IF PROPERLY SIGNED, DATED AND RETURNED, THE SHARES ATTRIBUTABLE TO THE ACCOUNT WILL BE VOTED BY THE TRUSTEE AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3, 4 AND 5 AND “AGAINST” PROPOSALS 6, 7 AND 8. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO DIRECTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN, UNLESS CONTRARY TO ERISA.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date and sign your Proxy on the reverse side and return it promptly.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

FORM OF EMAIL MESSAGE REGARDING PROXY MATERIALS AND VOTING

Subject: Vote now! HONEYWELL INTERNATIONAL INC. Annual Meeting

HONEYWELL INTERNATIONAL INC.

2016 Annual Meeting April 25, 2016

Important proxy voting material is ready for your action.

This email represents the following share(s):

HONEYWELL INTL - COMMON	123,456,789,012.00000

HONEYWELL SAVINGS & OWNERSHIP PLAN	123,456,789,012.00000

HONEYWELL PR SAVINGS & OWNERSHIP PLAN	123,456,789,012.00000

HONEYWELL INTL - BENDIX	123,456,789,012.00000

HONEYWELL INTL - SHAREBUILDER	123,456,789,012.00000

Three Ways to Vote

Now via ProxyVote	Vote By April 24, 2016 11:59 PM ET
At the Meeting
By Phone 1.800.690.6903	Control Number: 0123456789012345

Internet and telephone voting instructions for Honeywell savings plan accounts will be accepted until 5:00 PM (ET) on April 21, 2016.
The cutoff for all other Internet and telephone voting is 11:59 PM (ET)
on April 24, 2016.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3,
4, and 5 and “AGAINST” Proposals 6, 7, and 8.

Important Materials
Proxy Statement
Annual Report

For holders as of February 26, 2016

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